As filed with the Securities and Exchange Commission on June 17, 2008

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIOS MARITIME ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

85 Akti Miaouli Street
Piraeus, Greece 185 38
(011) +30-210-4595000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Angeliki Frangou
Chairman and Chief Executive Officer
85 Akti Miaouli Street
Piraeus, Greece 185 38
(011) +30-210-4595000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq. Jeffrey P. Schultz, Esq. Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. 666 Third Avenue New York, New York 10017 (212) 935-3000 (212) 983-3115 – Facsimile	Stuart H. Gelfond, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004-1980 (212) 859-8000 (212) 859-4000 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	25,300,000	$10.00	$253,000,000	$9,942.90
Shares of Common Stock included as part of the Units(2)	25,300,000	—	—	—	(3)
Warrants included as part of the Units(2)	25,300,000	—	—	—	(3)
Total	—		$253,000,000	$9,942.90
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 3,300,000 units, consisting of 3,300,000 shares of common stock and 3,300,000 warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 17, 2008
Preliminary Prospectus

$220,000,000

NAVIOS MARITIME ACQUISITION CORPORATION

22,000,000 units

Navios Maritime Acquisition Corporation is a newly organized blank check company formed under the laws of the Marshall Islands for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more assets or operating businesses in the marine transportation and logistics industries, with a primary focus on target businesses outside of the drybulk shipping sector. To date, our efforts have been limited to organizational activities as well as activities related to this offering. If we fail to sign a definitive agreement within 24 months of the completion of this offering (or up to 36 months following the completion of this offering if our shareholders approve such extension, which we refer to throughout this prospectus as the ‘‘extended period’’), we will liquidate and distribute the proceeds held in the trust account described below to our public shareholders. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. We are offering 22,000,000 units. Each unit has an offering price of $10.00 and consists of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00. Each warrant will become exercisable on the later of our consummation of a business combination or one year from the date of this prospectus, and will expire five years from the date of this prospectus, or earlier upon redemption.

Navios Maritime Holdings, Inc. (NYSE:NM), or Navios Holdings, has committed to purchase from us 7,600,000 warrants at $1.00 per warrant (for a total purchase price of $7,600,000). This purchase will take place in a private placement that will occur simultaneously with the completion of this offering. All of the proceeds we receive from the private placement will be placed in the trust account described below. These ‘‘sponsor warrants’’ to be purchased by Navios Holdings will be identical to the warrants underlying the units being offered by this prospectus except that the sponsor warrants (i) will be subject to certain transfer restrictions until after the consummation of our initial business combination, (ii) may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis, and (iii) will not be redeemable by us so long as they are held by Navios Maritime Holdings, Inc. or its permitted transferees. Navios Holdings has agreed that the sponsor warrants will not be transferable or salable, except to another entity controlled by Navios Holdings, until after we consummate a business combination.

We have also granted the underwriters a 30-day option to purchase up to 3,300,000 additional units to cover over-allotments, if any (over and above the 22,000,000 units referred to above). The over-allotment option will be used only to cover a syndicate short position resulting from the initial distribution.

In addition, prior to the completion of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, pursuant to which she or it will place limit orders for an aggregate of up to $30 million of our common stock during the time periods and subject to the conditions described elsewhere in this prospectus. Any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of common stock from us by Ms. Frangou or her affiliate, at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC, immediately prior to the consummation of our business combination.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the New York Stock Exchange under the symbol ‘‘NNA.U’’ on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our filing a Form 6-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the New York Stock Exchange under the symbols ‘‘NNA’’ and ‘‘NNA WS’’, respectively. We cannot assure you that our securities will be or continue to be listed on the New York Stock Exchange.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page 32 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$220,000,000
Underwriting discounts and commission(1)	$0.70	15,400,000
Total	$9.30	204,600,000

(1)	Includes deferred underwriting discounts and commissions of 3.5% of the gross proceeds, or $0.35 per unit ($7,700,000 in aggregate), payable to the underwriters only upon consummation of our initial business combination.

Of the proceeds we receive from this offering and the private placement as described in this prospectus, approximately $9.95 per unit, or $218,925,000 in the aggregate (approximately $9.91 per unit, or $250,770,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a dollar-denominated trust account at Marfin Popular Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The trust agreement will be governed by New York law. This amount includes (i) $7,700,000 in deferred underwriting discounts and commissions and fees (or $8,855,000, if the underwriters’ over-allotment option is exercised in full) and (ii) the $7,600,000 of proceeds from the private placement in which Navios Maritime Holdings, Inc. will purchase warrants to purchase 7,600,000 shares of our common stock. These funds will not be released from the trust account until the earlier of the consummation of our initial business combination or our liquidation as described in this prospectus.

We are offering the units for sale on a firm-commitment basis. J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., acting as joint bookrunning managers of this offering, expect to deliver our securities to investors in the offering on or about             , 2008.

JPMorgan	Deutsche Bank Securities

S. Goldman Advisors LLC

The date of this prospectus is                         , 2008

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

ENFORCEABILITY OF CIVIL LIABILITIES

Navios Maritime Acquisition Corporation is a Marshall Islands company and our executive offices are located outside of the United States in Piraeus, Greece. A majority of our directors and officers reside outside the United States. In addition, substantially all of our assets and the assets of our directors and officers are located outside of the United States. The proceeds of the trust account will be deposited at Marfin Popular Bank, which proceeds will be held in U.S. dollar denominated assets in an account in Cyprus. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under ‘‘Risk Factors’’ and our financial statements and the related notes included in this prospectus, before investing. Unless otherwise stated in this prospectus:

•	references to ‘‘we,’’ ‘‘us,’’ ‘‘our company,’’ or ‘‘Navios Acquisition’’ refer to Navios Maritime Acquisition Corporation;

•	references to ‘‘our sponsor’’ or ‘‘Navios Holdings’’ refer to Navios Maritime Holdings, Inc.;

•	references to the ‘‘management team’’ refer to Angeliki Frangou and Ted C. Petrone;

•	references to ‘‘Navios Partners’’ refer to Navios Maritime Partners L.P., an affiliate of our sponsor;

•	references to ‘‘initial shareholders’’ refer to Navios Holdings and our officers and directors, who are all the holders of our sponsor units before completion of this offering;

•	references to ‘‘private placement’’ means the purchase by Navios Maritime Holdings, Inc., in a private placement that will occur simultaneously with the completion of this offering, of 7,600,000 warrants, at a price of $1.00 per warrant;

•	references to ‘‘public shareholders’’ means the holders of common stock, whether sold as part of the units in this offering or in the aftermarket, including our initial shareholders and their affiliates, to the extent that they purchase such common stock in this offering or in the aftermarket; and

•	references to ‘‘sponsor units’’ refer to the 6,325,000 units previously acquired by our initial shareholders before the offering and the private placement for a purchase price of $25,000 (up to 825,000 of such units held by Navios Holdings are subject to mandatory forfeiture to the extent the underwriters do not fully exercise their over-allotment option);

•	references to ‘‘sponsor warrants’’ refer to 7,600,000 warrants to purchase 7,600,000 shares of our common stock being purchased by Navios Maritime Holdings, Inc. in the private placement;

•	references to our ‘‘co-investment shares’’ refer to up to $30,000,000 of shares of common stock that Angeliki Frangou or her affiliate may purchase from us at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC, immediately prior to the consummation of our business combination, to the extent such funds are not used to purchase shares of our common stock by Ms. Frangou or her affiliate pursuant to the limit orders described in this prospectus; and

•	references to ‘‘target business’’ shall include one or more assets or operating businesses in the marine transportation and logistics industries.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Proposed Business

General

We are a blank check company organized under the laws of the Republic of the Marshall Islands on March 14, 2008 by Navios Holdings. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more assets or operating businesses in the marine transportation and logistics industries, with a primary focus on target businesses outside of the drybulk shipping sector.

Business Strategy

We will seek to capitalize on the substantial investing and operating expertise of our management team. Our executive officers and directors have extensive experience in the international marine transportation and logistics industries. We intend to leverage this experience in connection with our efforts to identify a prospective target business.

We intend to focus primarily on a target business in the marine transportation and logistics industries outside of the drybulk shipping sector including without limitation, tankers, liquefied natural gas, liquefied petroleum gas, containers and logistics sectors. We may acquire assets directly or indirectly through the purchase of businesses. We may also acquire service businesses, including companies that provide technical or commercial management or other services to one or more segments of the marine transportation and logistics industries.

We have identified the following general criteria that we believe are important in evaluating a prospective target business. We will use these criteria in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria.

•	Fundamentally strong business. We will seek to acquire a business that operates within a sector that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will seek to acquire a fundamentally strong business that may have been mismanaged or undermanaged. For example, we will focus on businesses that have demonstrable advantages when compared to their competitors, which may help to protect profitability or deliver strong free cash flow under multiple market conditions.

•	Potential for increased profitability or strong free cash flow generation. We will seek to acquire a business that has the potential to improve profitability significantly either through improvement to the balance sheet, improvement to operations, or via adding new management. We may also seek to acquire a business that has the potential to generate strong and stable free cash flow. We will focus on businesses that have known working capital and capital expenditure requirements. We may also seek to leverage this cash flow prudently to enhance shareholder value.

•	Reduced expenses. We will search for a business with the potential to reduce operating expenses through, among other things, improved technical or commercial management, increased efficiencies from improved operations or asset mix, or via adoption of next generation technology.

•	Expansion opportunities. We will search for a business with opportunities to expand its businesses into related areas by, among other things, making strategic acquisitions in new businesses or adopting innovative marketing practices, repositioning itself to attract new customers, and optimizing global expansion opportunities.

Competitive Strengths

We believe that we have the following competitive strengths:

Operating expertise

Our management team has over 50 years of experience owning, operating and growing successful businesses within the marine transportation and logistics industries. This experience includes all aspects of the business, including commercial and technical management, operations, engineering and finance. The management team’s experience also includes identifying acquisition targets and realizing value from assets and businesses in different business cycles and sectors within the marine transportation and logistics industries.

We expect to leverage the significant operating expertise of our management team to identify, acquire and operate a business whose operations or balance sheet can be fundamentally improved and where there are opportunities for increased profitability. In addition, we believe that the experience of our management team may provide us with opportunities to recruit highly qualified executives.

While Navios Holdings does not have any contractual obligation to assist us in identifying a target business and completing a business combination, we may have access to certain resources of Navios Holdings, such as financial and accounting personnel, that may assist us in the process of evaluating potential acquisition targets. Due to the substantial investment in us by Navios Holdings, we would anticipate that such resources would be made available to us even though Navios Holdings is not obligated to provide such resources.

Brand Name

Navios Holdings’ business was established by the United States Steel Corporation in 1954, and we believe that it has built strong brand equity through over 50 years of working with raw materials producers, exporters, and industrial end-users. Navios Holdings’ long-standing presence in Asia has resulted in our management holding privileged relationships with many of the largest trading houses in Japan. We believe that the Navios brand name will provide us with a competitive advantage both in developing access to a target business and in operating any business ultimately acquired.

Track record

Another distinguishing feature that we believe provides a competitive advantage is the proven ability of our management to acquire and grow businesses. Angeliki Frangou, our Chairman and Chief Executive Officer, was also the Chairman and Chief Executive Officer of International Shipping Enterprises, Inc., or ISE, a blank check company that raised $196.65 million in December of 2004. In August of 2005, ISE acquired Navios Holdings for $607.5 million. Today, Navios Holdings is a global and vertically integrated seaborne shipping company focused on the transport and transshipment of drybulk commodities and is listed on the New York Stock Exchange under the symbol ‘‘NM’’, with a market capitalization of $1.03 billion as of June 16, 2008. We believe many target businesses will view the consummation of that business combination (and the fact that the securities of ISE have appreciated markedly since then) as a positive factor in considering whether to enter into a business combination with us.

Unique platform for deal generation

Navios Holdings is one of the world’s largest independent drybulk operators that uses industry specific expertise to generate and administer investment opportunities. We believe our relationship with Navios Holdings and its affiliates provides us with numerous benefits that are key to our long-term growth and success, including Navios Holdings’ expertise in commercial management, reputation within the shipping industry and network of strong relationships with many of the world’s drybulk raw material producers, agricultural traders and exporters, industrial end-users, shipyards, and shipping companies. This expertise and these relationships provide a unique platform for deal generation and allow access to a number of proprietary opportunities that would otherwise be unavailable to us. Our executive officers and directors have extensive experience in the shipping industry as leading managers, principals or directors of several prominent worldwide shipping companies. In addition, they collectively comprise a strong pool of expertise covering the key areas of shipping, with more than 100 years of total experience in sourcing, negotiating and structuring transactions in the shipping industry. We intend to leverage the industry experience of our executive officers, including their extensive contacts and relationships, by focusing our efforts on identifying a prospective target business in the shipping and related industries. We believe that Navios Holdings’ experience and extensive contacts in the marine transportation and logistics industries increases our ability to identify investment opportunities, conduct effective due diligence on potential target companies and to ultimately operate a business in our targeted marine transportation and logistics sectors.

Intense focus on operational due diligence

Our management team will employ an extensive technical and operations focused due diligence process that it believes will provide insight on key issues such as quality of assets and operations, business valuations, capital structures, strategic vision and capabilities of the acquisition target’s management team. As a result, we believe we have certain analytical advantages and insights in the marine transportation and logistics industries when we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as the quality of assets, contingent liabilities and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations and finance, together with our access to extensive mergers and acquisitions, legal, financing, restructuring, tax and accounting experience will enable us to avoid potential risks that other investors may not identify.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that are not expected to be present to the same extent in connection with a business combination with us.

Financial position

With funds available initially in the amount of approximately $211,225,000 in net offering proceeds held in trust, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its specific needs. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting a Business Combination

Our initial business combination must be with a target business that has a fair market value equal to at least 80% of our net assets, excluding deferred underwriting discounts and commissions of approximately $7,700,000 ($8,855,000 if the over-allotment option is fully exercised) at the time of the business combination. If we acquire less than a 100% ownership interest of any target business, we will measure the fair market value of the share of the acquired business or businesses in determining the satisfaction of the 80% net assets test. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. The target business that we may seek to acquire may have a fair market value substantially in excess of 80% of our net assets. As a result, we may seek to finance such an acquisition through a bank loan or the issuance of debt or equity securities to the sellers or third parties.

If we are unable to consummate a business combination within the allotted time period set forth in this prospectus, we will implement a plan of dissolution and liquidation that will include the distribution of the proceeds held in the trust account to our public shareholders in an amount equal to approximately $9.95 (or approximately $9.91 if the underwriters’ over-allotment option is exercised in full) per share of common stock held by them, subject to any reduction resulting from claims against the trust account by our creditors that are not indemnified by Navios Holdings.

We have not, nor has anyone on our behalf, including Navios Holdings, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with respect to effecting any potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we, our management team, nor Navios Holdings will identify, negotiate with or enter into any agreement with respect to, a prospective target business for us prior to the completion of this offering.

As to individual vessels or fleets of vessels, there is an active sale and purchase market for vessels (as opposed to businesses) and, at any given time, there are a number of such vessels of various types available for sale. Our management may become aware of some of the vessels that are for sale from time to time prior to the completion of this offering as a result of their activities within the marine transportation and logistics industries and their receipt of unsolicited offers from brokers and others. None of such vessels are currently being considered by us or our management team for a business combination after our offering.

Navios Maritime Holdings, Inc.

Navios Holdings is a global and vertically integrated seaborne shipping company focused on the transport and transshipment of drybulk commodities, including iron ore, coal and grain. For over 50 years, Navios Holdings has worked with raw materials producers, agricultural traders and exporters, industrial end-users, shipowners and charterers, and has its own in-house technical ship management expertise.

Angeliki Frangou, our Chairman and Chief Executive Officer, was also the Chairman and Chief Executive Officer of International Shipping Enterprises, Inc., or ISE, a blank check company that raised $196.65 million in December of 2004. In August of 2005, ISE acquired Navios Holdings for $607.5 million. Ms. Frangou initially invested $23,529 for 4,000,000 shares of common stock. Based on the closing price of the common stock on the New York Stock Exchange at June 16, 2008, Ms. Frangou’s initial investment is now worth an aggregate of $38.7 million. In addition, Ms. Frangou purchased units in ISE’s initial public offering, as well as other securities in the open market, and now holds a 21.9% beneficial interest of the common stock of Navios Holdings.

We were established by Navios Holdings to explore a large number of opportunities in the marine transportation and logistics industries that would otherwise be unavailable to it without (i) entailing substantial changes to Navios Holdings’ capital structure, and (ii) changing Navios Holdings’ strategy as a company operating primarily in the drybulk shipping sector of the maritime transportation industry. Navios Holdings has decided to establish, invest in and dedicate resources (such as office space, utilities, administrative services and a loan in the principal amount of $500,000 in payment of initial formation and offering expenses) to us to participate in the benefit of acquisitions in the marine transportation and logistics industries without affecting its capital structure or strategy.

Our Relationship with Navios Holdings and Navios Partners

While our efforts in identifying a prospective target business will not be limited to a particular sector within the marine transportation and logistics industries, we initially intend to focus our search for target businesses primarily in the marine transportation and logistics industries outside of the drybulk shipping sector. We believe that by so focusing our search for target businesses, we can capitalize on the management and advisory resources of Navios Holdings in the maritime industry while taking advantage of opportunities that are not within the existing business strategies of either Navios Holdings or Navios Partners. We believe our strategy of pursuing target businesses primarily outside of the drybulk shipping sector will distinguish us from the strategies of our affiliates, which are focused on the drybulk shipping sector as follows:

•	Navios Holdings. Navios Holdings is a global and vertically integrated seaborne shipping company that specializes in a wide range of drybulk commodities, including iron ore, coal, and grain. Although Navios Holdings derives a small portion of its revenue from its logistics operations, most of Navios Holdings’ revenue and net income are from vessel operations, which are virtually exclusively in the drybulk shipping sector. Navios Holdings’ policy for vessel operations has led Navios Holdings to time charter-out many of its vessels for short- to medium-term charters.

•	Navios Partners. Navios Partners was formed in 2007 to specialize in operating Capesize (drybulk carrier vessels with cargo capacity typically over 100,000 deadweight tons, or dwt) or Panamax (drybulk carrier vessels with cargo capacity typically between 60,000 and 100,000 dwt) vessels that are chartered out for a minimum of three years. The Navios Partners fleet currently consists of seven active Panamax vessels and one modern Capesize vessel. All of Navios Partners’ current vessels operate under long-term charters-out with an average length of approximately 5.2 years. Navios Partners has also contracted for the delivery on July 1, 2008 of an additional owned Panamax vessel from Navios Holdings and one newbuild Capesize vessel that it has agreed to purchase from Navios Holdings upon delivery in 2009. All of Navios Partners’ vessels are currently managed by Navios ShipManagement.

In contrast to Navios Holdings and Navios Partners, which are both focused on the drybulk shipping sector, we intend to focus our search for target businesses primarily outside of the drybulk shipping sector, including but not limited to tankers, liquefied natural gas, liquefied petroleum gas, containers and logistics.

As a controlled affiliate of Navios Holdings, we are subject to the omnibus agreement between Navios Holdings and Navios Partners that governs business opportunities within the drybulk shipping sector. Under the omnibus agreement, Navios Holdings agreed (and agreed to cause its controlled affiliates, including us, to agree) to grant a right of first offer to Navios Partners for any Panamax or Capesize drybulk vessel subject to a charter for three or more years that it acquires or may own. Accordingly, we would not be able to own any Panamax or Capesize drybulk carriers with charters of three or more years without first obtaining the consent of Navios Partners. Navios Partners and its subsidiaries granted to Navios Holdings a similar right of first offer on any proposed sale, transfer or other disposition of any of its Panamax or Capesize drybulk carriers and related charters or any of its drybulk vessels that is not a Panamax or Capesize drybulk vessel and related charters owned or acquired by it. To resolve this conflict of interest, we have entered into a right of first refusal agreement that grants us the first opportunity to consider any business opportunity outside of the drybulk shipping sector. See ‘‘Management — Conflicts of Interest.’’

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among their various business activities, including those related to Navios Holdings.

•	Angeliki Frangou, our Chairman and Chief Executive Officer, is the Chairman and Chief Executive Officer of Navios Holdings, our sponsor, and Navios Partners, an affiliate of Navios Holdings. In addition, Ms. Frangou is the Chairman of the board of directors of IRF

European Finance Investments, Ltd. and Chairman of the board of directors of Proton Bank. Ted C. Petrone, our President and a member of our board of directors, is the President of Navios Corporation, and a director of Navios Holdings. In the course of their business activities for Navios Holdings, our common officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as to Navios Holdings and Navios Partners. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first refusal agreement with Navios Holdings and Navios Partners, the terms of which are discussed below.

•	Nikolaos Veraros, John Koilalous and Julian David Brynteson, each a member of our board of directors, are not affiliated with Navios Holdings. However, each of them is affiliated with an organization that provides services to shipping companies. Mr. Veraros is a senior analyst at Investments & Finance, Ltd., an investment banking firm specializing in the shipping industry. Mr. Koilalous is the founder and managing director of Pegasus Adjusting Services, Ltd., an adjusting firm in the shipping industry. Mr. Brynteson is a managing director for sales and purchases at H. Clarkson & Company, Ltd., a subsidiary of leading worldwide shipbroker Clarkson PLC. Accordingly, as in the case of Ms. Frangou and Mr. Petrone, such persons may have conflicts of interest in determining to which entity a particular business opportunity of which they become aware should be presented.

•	Our board, certain of whose members are also members of the board of Navios Holdings, may have a conflict of interest in determining whether a particular target acquisition is appropriate to effect a business combination. The financial interests of Navios Holdings and our officers and directors may influence the motivation of our officers and directors in identifying and selecting a target acquisition, and consummating a business combination because:

•	Navios Holdings and our officers and directors own sponsor units that will be released from escrow (or from transfer restrictions in the case of the sponsor warrants) only if a business combination is successfully consummated;

•	Navios Holdings owns sponsor warrants that will expire worthless if a business combination is not consummated; and

•	upon the successful consummation of a business combination, Navios Holdings may earn substantial fees for providing technical and/or commercial ship management services.

•	Upon completion of the offering, Navios Holdings and our officers and directors will own 20.0% of our common stock, which significant ownership interest may dissuade potential acquirers from seeking control of us after we consummate our initial business combination and buying our common stock at a price that our shareholders may deem beneficial.

To minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our initial business combination, 24 months (or up to 36 months if our shareholders approve the extended period) after the date of this prospectus and such time as they cease to be an officer or director, to present to us for our consideration, before presenting to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest in a marine transportation or logistics business outside of the drybulk shipping sector, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Navios Holdings or Navios Partners and any businesses in which either such company invests and (ii) any other pre-existing fiduciary duties or contractual obligations they may have.

Because of the overlap between Navios Holdings, Navios Partners and us with respect to possible acquisitions under the terms of the omnibus agreement, we have entered into a business opportunity right of first refusal agreement, which provides that, commencing on the date of this prospectus and extending until the earlier of the consummation of our initial business combination or our liquidation, we, Navios Holdings and Navios Partners will share business opportunities in the marine transportation and logistics industries as follows:

•	We will have the first opportunity to consider any business opportunities outside of the drybulk shipping sector.

•	Navios Holdings will have the first opportunity to consider any business opportunities within the drybulk shipping sector, with the exception of any Panamax or Capesize drybulk carrier under charter for three or more years it might own.

•	Navios Partners has the first opportunity to consider an acquisition opportunity relating to any Panamax or Capesize drybulk carrier under charter for three or more years.

Decisions by us to release Navios Holdings and Navios Partners to pursue any corporate opportunity outside of the dry bulk sector will be made by a majority of our independent directors. Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Navios Holdings, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval, in each instance, by a unanimous vote of our disinterested ‘‘independent’’ directors or the members of our board who do not have an interest in the transaction. If we were to pursue an acquisition of an entity affiliated with us, Navios Holdings or our officers and directors, the common officers or directors of us and the affiliated entity may be influenced by the financial benefits that may be derived from his or her role with, or ownership stake in, the affiliated entity. Accordingly, potential conflicts of interest may still exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent a conflict of interest. As a result, we will not pursue a business combination with an entity affiliated with us, Navios Holdings, or our officers and directors unless we obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (FINRA) that the business combination is fair to our unaffiliated shareholders from a financial point of view, and all of our disinterested, independent directors approve the transaction.

Private Placement of Sponsor Units

Our initial shareholders own 6,325,000 sponsor units which were issued by us as part of a private placement consummated prior to this offering. Of such 6,325,000 sponsor units, up to 825,000 sponsor units held by Navios Holdings are subject to mandatory forfeiture if and to the extent the underwriters’ over-allotment option is not exercised, so that our initial shareholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants) after this offering (excluding any units that they may purchase in or after this offering). Each sponsor unit consists of one share of common stock and one warrant. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our initial shareholders and their permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock;

•	our initial shareholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public shareholders at the special or annual shareholders meeting called for the purpose of (i) approving our initial business combination or (ii) the extended period;

•	our initial shareholders have waived, and their permitted transferees will waive, their right to participate in any liquidating distribution with respect to the common stock if we fail to consummate a business combination;

•	the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination;

•	the warrants will not be redeemable by us as long as they are held by our initial shareholders or their permitted transferees (other than as part of a mandatory forfeiture of sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full);

•	the warrants may be exercised by the holders by paying cash or on a cashless basis; and

•	the sponsor units, and the underlying common stock and the warrants (including the common stock issuable upon exercise of the warrants) will not be transferable or salable, except to another entity controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes, until 180 days after the consummation of our initial business combination.

Private Placement of Sponsor Warrants

Navios Holdings has agreed to purchase 7,600,000 warrants from us at a price of $1.00 per warrant ($7,600,000 in the aggregate) in a private placement that will occur simultaneously with the completion of this offering. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by Continental Stock Transfer and Trust Company, as trustee. If we do not consummate a business combination within 24 months (or up to 36 months if our shareholders approve the extended period) after the date of this prospectus, the $7,600,000 proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public shareholders and the sponsor warrants will expire worthless. The sponsor warrants are identical to the warrants included in the units sold in this offering, except that:

•	the sponsor warrants will be subject to certain transfer restrictions until after the consummation of our initial business combination;

•	the sponsor warrants may be exercised on a cashless basis;

•	the sponsor warrants will not be redeemable by us so long as they are held by Navios Holdings or its permitted transferees; and

•	none of the sponsor warrants to be purchased by Navios Holdings will be transferable or salable, except to another entity controlled by Navios Holdings, which will be subject to the same transfer restrictions until after we consummate a business combination.

Purchase Commitment by Affiliate

In addition, prior to the completion of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Ms. Frangou or her affiliate will place limit orders for an aggregate of up to $30 million of our common stock commencing on the later of (1) two business days after we file our initial preliminary proxy statement relating to our initial business combination, and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the shareholder meeting at which such initial business combination is to be approved, or the ‘‘buyback period,’’ or earlier in certain circumstances as described in the limit order agreement between Ms. Frangou or her affiliate and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. These limit orders will require Ms. Frangou or her affiliate to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $30 million in total. The purchase of such shares will be made by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and

Ms. Frangou or her affiliate. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances.

Ms. Frangou has agreed that she or her affiliate will vote all such shares (1) in favor of our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination. As a result, Ms. Frangou may be able to influence the outcome of the vote on our business combination or a proposed extension. Our sponsor, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of co-investment shares from us by Ms. Frangou or her affiliate, at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC immediately prior to the consummation of our initial business combination. These shares of common stock to be purchased by Ms. Frangou or her affiliate, which we refer to in this prospectus as the co-investment shares, will be identical to the shares included in the units being sold in this offering. The proceeds of the sale of the co-investment shares will not be deposited into the trust account and will not be available for distribution to our public shareholders in the event of a liquidation of the trust account, or upon conversion of shares held by public shareholders.

Ms. Frangou or her affiliate will agree that she or it will not sell or transfer any co-investment shares or any shares of common stock purchased pursuant to the limit orders, subject to certain limited exceptions, until 180 days after the date of the consummation of our initial business combination.

The business purpose of the limit order program is to provide liquidity in the market for our shares in the period prior to the shareholders meeting to approve our business combination and to provide an opportunity for shareholders who might otherwise elect to convert their shares at the meeting to sell their shares to Ms. Frangou or her affiliate in advance of the meeting. This may make it easier for us to consummate our business combination because Ms. Frangou or her affiliate will agree to vote any shares she or it acquires in favor of the business combination, but it will not limit the ability of public shareholders to exercise their conversion rights at the shareholders meeting nor will it affect the requirement that we only consummate a business combination if holders of less than 40% of the shares sold in this offering exercise their conversion rights (calculated on a cumulative basis as described in this prospectus). The business purpose of the co-investment is to provide additional capital to us at a time when some shareholders may elect to withdraw their capital by exercising conversion rights. Together, we believe these purchase obligations demonstrate Ms. Frangou’s commitment to our completion of an advantageous business combination and to the success of our company following our business combination.

Potential Purchases by Affiliates

In addition to any purchases of shares pursuant to the limit orders described above, our officers, directors or Navios Holdings, or their respective affiliates, may make purchases of our securities in this offering or in the aftermarket, subject to all applicable laws. We believe that some of the factors they would consider in making such a purchase include: (i) the trading price, (ii) their aggregate investment and (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination. Any such shares will be voted in favor of the business combination. Accordingly, any purchase of our shares by our officers, directors or Navios Holdings, in this offering or in the aftermarket would influence the manner of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved.

Our offices are located at 85 Akti Miaouli Street, Piraeus, Greece 185 38 and our telephone number is +30-210-459-5000.

The Offering

Securities offered	22,000,000 units, at $10.00 per unit, each unit consisting of:

•	one share of common stock; and

•	one warrant.

Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed a Report of Foreign Private Issuer on Form 6-K described below and having issued a press release announcing when such separate trading of the common stock and warrants will begin.

In no event will separate trading of the common stock and warrants occur until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet, upon the completion of this offering, which is anticipated to take place three trading days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, an additional Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:

Number outstanding before this offering and the private placement	5,500,000 shares(1)

Number to be outstanding after this offering and the private placement	27,500,000 shares(1)

Warrants:

Number outstanding before this offering and the private placement	5,500,000 warrants(2)

Number to be outstanding after this offering and the private placement	35,100,000 warrants(2)

(1)	This number excludes 825,000 shares of common stock included in the sponsor units held by Navios Holdings that are subject to mandatory forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.
(2)	This number excludes 825,000 warrants included in the sponsor units held by Navios Holdings that are subject to mandatory forfeiture to the extent the underwriters’ over-allotment option is not exercised in full.

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$7.00

Exercise period	The warrants will become exercisable on the later of:

•	the consummation of an initial business combination with a target business; or

•	one year from the date of this prospectus.

However, the warrants will only be exercisable if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to those shares until the warrants expire or are redeemed. In no event shall a warrant holder be entitled to elect to receive a net cash settlement upon the exercise of warrants.

All warrants will expire on the fifth anniversary of the date of this prospectus at 5:00 p.m., New York City time, or earlier upon redemption.

Redemption	Once the warrants become exercisable, we may redeem the outstanding warrants (except for the warrants included in the sponsor units and sponsor warrants, which are not redeemable so long as they are held by Navios Holdings or its permitted transferees) at any time:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption;

•	if, and only if, a business combination has been consummated; and

•	if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three trading days before we send the notice of redemption provided that a current registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to the shares of common stock issuable upon exercise of the warrants is effective during the redemption notice period.

We have established the above conditions to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If we call the warrants for redemption as described above, we will have the option to require all holders that exercise warrants thereafter to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. Otherwise, a public warrant may only be exercised for cash. In the event we choose to require a ‘‘cashless exercise,’’ each exercising holder must pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Sponsor units	Our initial shareholders own 6,325,000 sponsor units which were issued by us as part of a private placement consummated prior to this offering. Of such 6,325,000 sponsor units, up to 825,000 sponsor units held by Navios Holdings are subject to mandatory forfeiture if and to the extent the underwriters’ over-allotment option is not exercised, so that our initial shareholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants) after this offering (excluding any units that they may purchase in or after this offering). Each sponsor unit consists of one share of common stock and one warrant. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our initial shareholders and their permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock;

•	our initial shareholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public shareholders at the special or annual shareholders meeting called for the purpose of (i) approving our initial business combination or (ii) the extended period;

•	our initial shareholders have waived, and their permitted transferees will waive, their right to participate in any liquidating distribution with respect to the common stock if we fail to consummate a business combination;

•	the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination;

•	the warrants will not be redeemable by us as long as they are held by our initial shareholders or their permitted transferees (other than as part of a mandatory forfeiture of sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full);

•	the warrants may be exercised by the holders by paying cash or on a cashless basis; and

•	the sponsor units, and the underlying common stock and the warrants (including the common stock issuable upon exercise of the warrants) will not be transferable or salable, except to another entity controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes until 180 days after the consummation of our initial business combination.

Purchase Commitment by Affiliate	Prior to the completion of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Ms. Frangou or her affiliate will place limit orders for an aggregate of up to $30 million of our common stock commencing on the later of (1) two business days after we file our initial preliminary proxy statement relating to our initial business combination and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the shareholder meeting at which such initial business combination is to be approved, or the ‘‘buyback period,’’ or earlier in certain circumstances as described in the limit order agreement between Ms. Frangou or her affiliate and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. These limit orders will require Ms. Frangou or her affiliate to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $30 million in total. The purchase of such shares will be made by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and Ms. Frangou or her affiliate. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances.

Ms. Frangou has agreed that she or her affiliate will vote all such shares (1) in favor of our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination. Our sponsor, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of co-investment shares from us by Ms. Frangou or her affiliate, at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC immediately prior to the consummation of our initial business combination. These shares of common stock to be purchased by Ms. Frangou or her affiliate, which we refer to in this prospectus as the co-investment shares, will be identical to the shares included in the units being sold in this offering. The proceeds of the sale of the co-investment shares will not be deposited into the trust account and will not be available for distribution to our public shareholders in the event of a liquidation of the trust account, or upon conversion of shares held by public shareholders.

Ms. Frangou or her affiliate will agree that she or it will not sell or transfer any co-investment shares or any shares of common stock purchased pursuant to the limit orders, subject to certain limited exceptions, until 180 days after the date of the consummation of our initial business combination.

Private placement of sponsor warrants	Navios Holdings has agreed to purchase 7,600,000 warrants from us at a price of $1.00 per warrant ($7,600,000 in the aggregate) in a private placement that will occur simultaneously with the completion of this offering. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by Continental Stock Transfer and Trust Company, as trustee. If we do not consummate a business combination within 24 months (or up to 36 months if our shareholders approve the extended period) after the date of this prospectus, the $7,600,000 proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public shareholders, and the sponsor warrants will expire worthless. The sponsor warrants are identical to the warrants included in the units sold in this offering, except that:

•	the sponsor warrants will be subject to certain transfer restrictions until after the consummation of our initial business combination;

•	the sponsor warrants may be exercised on a cashless basis;

•	the sponsor warrants will not be redeemable by us so long as they are held by Navios Holdings or its permitted transferees; and

•	none of the sponsor warrants will be transferable or salable, except to another entity controlled by Navios Holdings, which will be subject to the same transfer restrictions until after we consummate a business combination.

Exercising warrants on a ‘‘cashless basis’’ means that, in lieu of paying in cash the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant, the holder forfeits a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the sponsor warrants are exercised on a cashless basis. Warrants included in the units sold in the offering are not exercisable on a cashless basis, and the exercise price with respect to these warrants will be paid directly to us.

Registration rights	Pursuant to a registration rights agreement between us and our initial shareholders, the holders of the sponsor units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), any co-investment shares and any shares of common stock purchased pursuant to the limit orders described in this prospectus will be entitled to three demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights commencing after the consummation of our initial business combination, in the case of the sponsor warrants, and 180 days after the consummation of our initial business combination, in the case of the sponsor units and shares purchased pursuant to the limit orders.

Limited payments to insiders	There will be no fees or other cash payments paid to Navios Holdings (or its affiliates) or our officers and directors prior to or in connection with a business combination, other than:

•	repayment of a $500,000 loan made by Navios Holdings;

•	payment of $10,000 per month to Navios Holdings for office space and related services;

•	reimbursement of out-of-pocket expenses incurred in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•	payment of $50,000 to each independent director in cash per year, accruing pro rata from the respective start of their service on our board of directors but payable only upon the successful consummation of a business combination.

Fees to Advisors	We do not presently anticipate engaging the services of professional firms or outside individuals that specialize in acquisitions on any formal basis. However, we may decide to engage such firms or individuals in the future or we may be approached on an unsolicited basis, in which event the compensation of such firms or individuals may be paid from the offering proceeds not held in the trust account or out of the funds released to us in the event that the proposed business combination is consummated.

Proposed New York Stock Exchange symbols for our:

Units	‘‘NNA.U’’

Common stock	‘‘NNA’’

Warrants	‘‘NNA WS’’

Offering and private placement proceeds to be held in the trust account and amounts payable prior to the trust account distribution or liquidation; use of proceeds	$218,925,000 of the proceeds of this offering and the private placement (or $250,770,000 if the over-allotment option is exercised in full), or approximately $9.95 per unit (or approximately $9.91 if the over-allotment option is exercised in full), will be placed in a trust account at Marfin Popular Bank, maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement, governed by New York law, to be signed on the date of this prospectus.

These proceeds include the $7,600,000 in proceeds from the private placement and $7,700,000 in underwriting discounts and commissions (or $8,855,000 if the underwriters’ over-allotment option is exercised in full) that are being deferred until we consummate a business combination.

Other than in connection with distributions to public shareholders who vote against (i) the extended period, or (ii) any proposed business combination, and properly exercise their conversion rights, the proceeds held in the trust account will not be released until the earlier of (x) the consummation of a business combination on the terms described in this prospectus or (y) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any purpose, including the payment of any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect the business combination. Notwithstanding the foregoing, there will be released to us up to $3,000,000 of the interest earned on the trust account (net of taxes payable on such interest) to fund these expenses or our other working capital requirements. With this exception, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $75,000 after the payment of expenses related to this offering). In addition, proceeds may be released from the trust account to pay taxes incurred as a result of the interest earned on the trust proceeds.

Condition to consummating our initial business combination	Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such business combination.

Amended and Restated Articles of Incorporation	As discussed below, there are specific provisions in our amended and restated articles of incorporation that may not be amended prior to our consummation of a business combination without the prior consent of holders of 95% of our outstanding common stock, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. Although these provisions make it difficult for us to amend our amended and restated articles of incorporation, they are intended to protect our shareholders by requiring a supermajority of our shareholders to vote in favor of such a change in order for it to become effective. However, the Republic of the Marshall Islands, the country in which we are incorporated, does not have a well-developed body of corporate law, so it is not as certain how effective these protective provisions will be as compared to Delaware corporate law. Although they are alterable, neither we, our board of directors, our officers nor our promoters or sponsors intend to propose, or seek shareholder approval of, any amendment of these provisions. We view these provisions as obligations to our shareholders and do not intend to take any action to amend or waive these provisions.

In addition, our amended and restated articles of incorporation provides that we will continue in existence only until 24 months (or up to 36 months if the extended period is approved) after the completion of this offering. This provision may only be amended in connection with, and upon the consummation of, a business combination. In connection with any proposed business combination we submit to our shareholders for approval, we will also submit to shareholders a proposal to amend our amended and restated articles of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if shareholders vote both in favor of the proposed business combination and our amendment to provide for our perpetual existence. This will require the affirmative vote of a majority of the shares of common stock voted at the meeting by our public shareholders. If we have not consummated a business combination by the date specified above, our corporate existence will cease except for the purpose of winding up our affairs and liquidating, pursuant to Section 105 of the Marshall Islands Business Corporations Act. As a result, no vote would be required from our Board of Directors or shareholders to commence a dissolution and liquidation. We view this provision terminating our corporate life by , 2010 (or , 2011 if the extended period is approved) as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Shareholders must approve business combination	We must seek shareholder approval before effecting our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable Marshall Islands law. We have agreed that in connection with any proposed business combination, we will deliver to our shareholders a proxy statement that will include, among other matters, a description of the operations of the target business. In connection with the vote required for our initial business combination, our initial shareholders have agreed to vote their shares of common stock that are part of its sponsor units in accordance with the majority of the shares of common stock voted by the public shareholders.

Our officers, directors or Navios Holdings, or their respective affiliates, may make purchases of our securities in this offering or in the aftermarket, subject to all applicable laws. Although we do not know for certain all the factors that would cause Navios Holdings or such individuals to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) their aggregate investment in our securities and (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination. Any such shares acquired by them in this offering or in the aftermarket, including any shares purchased pursuant to the limit orders described in this prospectus, will be voted in favor of the business combination.

Accordingly, any purchase of our shares by our officers and directors, or Navios Holdings, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 40% of the total number of shares sold in this offering exercise their conversion rights described below, including any shareholders who previously exercised conversion rights in connection with the shareholder vote required to approve the extended period, if any.

Status as Foreign Private Issuer	As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act. Because of this exemption, when we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we will file with the SEC any final proxy solicitation materials that we deliver to our shareholders.

Possible extension of time to consummate an initial business combination to up to 36 months	Unlike other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the completion of this offering and we anticipate that we may not be able to consummate a business combination within the initial 24 months, we may seek to extend the time period within which we may consummate our initial business combination to up to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for the extended period. We believe that extending the date by which we must consummate our initial business combination to up to 36 months may be advisable due to the circumstances involved in the evaluation and consummation of an initial business combination.

If holders of 40% or more of the shares sold in this offering both vote against the proposed extended period and elect to convert their shares for a pro rata share of the trust account, we will not extend the date by which we must consummate our initial business combination. In such event, if we cannot consummate the initial business combination within such 24-month period, we will liquidate. Subject to the foregoing, approval of the extended period will require the affirmative vote of the majority of the votes cast by public shareholders who vote at the special meeting called for the purpose of approving such extended period.

If we receive shareholder approval for the extended period and holders of 40% or more of the shares sold in this offering do not vote against the extended period and elect to convert their common stock in connection with the vote for the extended period, we will then have up to an additional 12 months in which to consummate the initial business combination. We will still be required to seek shareholder approval before consummating our initial business combination, even if the initial business combination would not ordinarily require shareholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds in the trust account for at least three years. A shareholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved.

Shareholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.

If the extended period is approved and we have not effected a business combination by the end of such extended period, our corporate existence will automatically cease without the need for a shareholder vote.

Conversion rights for shareholders voting to reject the extended period or our initial business combination	If a public shareholder voted against either (i) the extended period and the extended period was subsequently approved, or (ii) our initial business combination and the initial business combination was subsequently approved and consummated, such public shareholder will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share net of income taxes payable on such interest and net of the applicable pro-rata portion of interest income of up to $3,000,000 earned on the trust account balance released to us to fund working capital requirements. Our initial shareholders will not be able to convert the stock included in their sponsor units into a pro rata share of the trust account under these circumstances. For more information, see the section entitled ‘‘Proposed Business — Effecting a business combination — Conversion rights.’’

Public shareholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $9.95 per share (or approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full). Since this amount may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public shareholders to exercise their conversion rights.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of theirs or any other person with whom they are acting in concert or as a ‘‘group,’’ (as such term is used in Sections 13(d) and 14(d) of the

Securities Exchange Act) will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed business combination or the extended period with respect to all shares owned by them or their affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or the extended period and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then-current market price. Absent this provision, for example, a public shareholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or the extended period and seek conversion, regardless of the merits of the transaction, if their shares are not purchased by us or our management at a premium to the then-current market price. By limiting a shareholder’s ability to convert only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to attempt unreasonably to block a transaction that is favored by other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction or against the extended period.

A shareholder who votes against the extended period and also elects to convert its shares of common stock may vote against our initial business combination at the applicable shareholder meeting held for that purpose only to the extent such shareholder continues to hold shares of our common stock or acquires additional shares. However, in connection with such subsequent vote on the initial business combination such shareholder may not elect to convert further shares. A public shareholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless (i) the public shareholder votes against (x) the extended period and it is subsequently approved, or (y) our initial business combination and the initial business combination is subsequently approved and consummated, (ii) the public shareholder holds its shares through the consummation of the business combination (except in the event of conversion with respect to any extended period) and (iii) the public shareholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination or the extended period.

We intend to require public shareholders to tender their stock certificates to our transfer agent or to deliver their shares to our transfer agent electronically using the DWAC (Deposit/Withdrawal At Custodian) system of The Depository Trust Company, or DTC, no later than the business day immediately preceding the vote on our initial business combination or the extended period. There is a standard charge associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $45, and it would be up to the broker to decide whether to pass this cost on to the converting shareholder.

The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed initial business combination or the extended period will indicate that we are requiring shareholders to satisfy such certification and delivery requirements. As discussed above, a shareholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on our initial business combination or the extended period to deliver their shares if they wish to seek to exercise their conversion rights. The delivery process is within the shareholder’s control and, whether it is a record holder or its shares are held in ‘‘street name,’’ the shareholder should be able to accomplish delivery by contacting the transfer agent or their broker and requesting delivery of their shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate.

If it takes longer than we anticipate to obtain a physical stock certificate, public shareholders who wish to tender their stock certificates physically may be unable to obtain physical stock certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

In connection with a vote on the extended period or our initial business combination, public shareholders may elect to vote a portion of their shares for and a portion of their shares against the extended period or the initial business combination, as the case may be. If the extended period is approved, or if the initial business combination is approved and consummated, public shareholders who elected to convert the portion of their shares and also voted against the extended period or the initial business combination, as the case may be, will receive the conversion price with respect to those shares and may retain any other shares they own.

A request for conversion may be withdrawn at any time up to the date of the meeting. If a shareholder delivered their certificate for conversion and subsequently decided prior to the meeting not to elect conversion, they may simply request that the transfer agent return the certificate (physically or electronically).

If our initial business combination is not approved, we may continue to try to consummate a business combination with a different target business until 24 months from the date of this prospectus (or up to 36 months if the extended period is approved). Public shareholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, we will promptly return to the public shareholders their certificates that were delivered prior to the meeting.

Dissolution and liquidation if no business combination	As described above, if we have not consummated a business combination by , 2010 (or , 2011 if the extended period is approved), our corporate existence will cease by operation of law and we will promptly distribute only to our public shareholders, the amount in our trust account, including (i) all accrued interest net of income taxes paid or payable on such interest (less interest income of up to $3,000,000 earned on the trust account balance previously released to us to fund our working capital requirements), and (ii) all deferred underwriting discounts and commissions plus any of our remaining net assets.

Under Marshall Islands law, shareholders might, in certain circumstances, be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Marshall Islands Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six-month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution should be limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder should be barred after the period set forth in such notice. However, we intend to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

We will seek to have all vendors and service providers (including any third parties we engage to assist us in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, there is no guarantee that they will execute such agreements. Even if such entities execute such agreements with us, there is no guarantee that they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Navios Holdings has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, except (i) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, to the extent such waiver is subsequently found to be invalid or unenforceable, (ii) as to any engagement of, or agreement with, a third party that does not execute a waiver and a majority of the independent directors of Navios Holdings have not consented to such engagement or agreement with such third party, and (iii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, Navios Holdings will be liable, to the extent it consents to the transaction, only to the extent necessary to ensure that public shareholders receive no less than approximately $9.95 per share (or approximately $9.91 if the over-allotment option is exercised in full) upon liquidation. Based on our review of the financial statements of Navios Holdings in its most recent Form 20-F, we believe that Navios Holdings will have sufficient funds to meet any indemnification obligations that arise. However, because Navios Holdings’ circumstances may change in the future, we cannot assure investors that Navios Holdings will be able to satisfy such indemnification obligations if and when they arise. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than approximately $9.95 (or approximately $9.91 if the over-allotment option is exercised in full) plus interest then held in the trust fund. If we are unable to consummate our initial business combination and must dissolve and distribute our assets, the per-share liquidating distribution will be less than $10.00 because of the expenses of this offering and the amount of funds held outside of the trust account for our general and administrative expenses and the costs associated with seeking a business combination. These offering expenses include the underwriters’ discount, legal fees and expenses, printing and engraving expenses, accounting fees and expenses, the SEC registration fee, the FINRA filing fee and the New York Stock Exchange listing fee. We intend to use net proceeds not held in the trust account and up to $3,000,000 of the interest income earned on the trust account (net of taxes payable) for payment of expenses related to office space and administrative services, legal and accounting fees associated with SEC reporting obligations, reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses, legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination and other miscellaneous expenses associated with seeking a business combination.

We anticipate the distribution of the funds in the trust account to our public shareholders will occur within 10 business days from the date our corporate existence ceases. Our initial shareholders have waived their rights to participate in any liquidating distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by it prior to this offering. In addition, if we liquidate, the underwriters have agreed to waive their right to the $7,700,000 ($8,855,000 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting compensation held in the trust account for their benefit. However, if our initial shareholders acquire stock in or after this offering, they will be entitled to a pro rata share of the trust account upon the liquidation of the trust account in the event we do not consummate a business combination within the required time periods. We will pay the out-of-pocket costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Navios Holdings agreed to advance us the entire amount of the funds necessary to complete such liquidation and have agreed not to seek repayment for such expenses.

Escrow of sponsor units and sponsor warrants	On the effective date of this prospectus, our initial shareholders will place the sponsor units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, and on the date of the completion of this offering, our sponsor will place its sponsor warrants in such escrow account. Subject to certain limited exceptions, such as transfers to another entity that is controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes, and except for up to 825,000 sponsor units held by Navios Holdings that may be forfeited if and to the extent the underwriters do not fully exercise their over-allotment option, the sponsor warrants will not be transferable until after the consummation of our initial business combination, and the sponsor units will not be transferable until 180 days after the consummation of our initial business combination, at which respective times such securities will be released from escrow. Notwithstanding the foregoing, if, after the consummation of the initial business combination, we consummate a transaction that results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then the transfer restrictions on the sponsor units will no longer apply.

If we are forced to liquidate, all of the sponsor units will be cancelled. Any shares purchased by our initial shareholders in the open market will not be placed in escrow.

Determination of offering amount	The size of this offering was based on our belief as to the capital required to facilitate our combination with target businesses with sufficient scale to operate as a stand-alone public entity and was determined by our officers and directors. Factors used in such determination included:

•	the history and prospects of companies whose principal business is the acquisition of other companies, with no limitation on the industries in which they may acquire businesses;

•	prior offerings of such companies;

•	our prospects for acquiring vessels or an operating business in the marine transportation and logistics industries;

•	our capital structure;

•	an assessment by our management team of the marine transportation and logistics industries and their experience identifying acquisition targets and structuring acquisitions;

•	general conditions of the capital markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We believe that raising the amount described in this offering will offer us a variety of target businesses possessing the scale of operations and developed infrastructure that will allow us to execute a business plan that will leverage our skills and resources. We believe that possessing an equity base equivalent to the net proceeds of this offering will provide us the capital to combine with viable target businesses with established platforms and demonstrated business plans. The determination of the offering price of our units and the valuation accorded to our company is more arbitrary than the pricing of securities for or valuation of, operating businesses in or related to the marine transportation and logistics industries.

Risks	In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled ‘‘Risk Factors’’.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2008
	Actual	As Adjusted(1)
Balance Sheet Data
Working capital/(deficiency)	$(55,184)	$211,318,778
Total assets	$598,974	$219,018,778
Total liabilities	$580,196	$7,700,000
Value of common stock that may be converted for cash (approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full))	$—	$87,559,990
Shareholders’ equity	$18,778	$123,758,788

(1)	The ‘‘as adjusted’’ information gives effect to the sale of the units in this offering and the sponsor warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

Adjusted working capital and adjusted total assets include the $218,925,000 being held in the trust account. This amount, plus certain interest earned, will be distributed on consummation of our initial business combination in the following order: (i) first, to any public shareholders who exercise their conversion rights in an amount we expect initially to be approximately $9.95 per share (or approximately $9.91 per share if the over-allotment option is exercised in full), (ii) second, to the underwriters in payment of deferred discounts and commissions in the amount of $7,700,000 (or $8,855,000, if the underwriters’ over-allotment option is exercised in full), and (iii) third, to us in the amount remaining in the trust account for use in consummating a business combination, with any excess to be used for general business purposes. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will liquidate the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of income taxes on such interest and net of interest income (less income taxes on such interest) of the trust account interest, in an amount of up to $3,000,000 earned on the trust account balance, previously released to us to fund working capital requirements, will be distributed on a pro rata basis solely to our public shareholders.

We will not proceed with a business combination if public shareholders owning 40% or more of the shares sold in this offering vote against a proposed extension, if any, and the initial business combination, on a cumulative basis, and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 39.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights, including any shareholders who previously exercised conversion rights in connection with the shareholders vote required to approve the extended period. If this occurred, we would be required to convert to cash up to 8,799,999 shares of common stock, or approximately 39.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $9.95 (or 10,119,999 shares of common stock at approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above, as of the date of the special meeting or annual meeting of shareholders called for the purpose of approving the extended period, or two business days prior to the proposed consummation of the business combination, as the case may be, divided by the number of shares of common stock sold in this offering. We intend to structure and consummate any potential business combination in a manner such that public shareholders holding up to approximately 39.99% of the shares of common stock sold in this offering voting against the extended period or our initial business combination on a cumulative basis could cause us to convert their common stock for a pro rata share of the aggregate amount then on deposit in the trust account and the business combination could still be consummated.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the material risks described below. We believe that the risks discussed below represent all of the material risks we face.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objectives, which is to acquire one or more assets or operating businesses in the marine transportation and logistics industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

Since we are a foreign private issuer, we are not subject to certain SEC regulations that companies incorporated in the United States would be subject to.

We are a ‘‘foreign private issuer’’ within the meaning of the rules promulgated under the Securities Exchange Act. As such, we are exempt from certain provisions applicable to United States public companies including:

•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	The sections of the Securities Exchange Act requiring our insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any ‘‘short swing’’ trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States. In particular, because we are exempt from the rules under the Securities Exchange Act relating to proxy statements, at the time we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we will file with the SEC any final proxy solicitation materials that we deliver to our shareholders.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to consummate a business combination with a target business that has not been identified, we may be deemed to be a ‘‘blank check’’ company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and will file a Report of

Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission upon completion of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission to protect investors of blank check companies including Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, which include (1) entitlement to all the interest earned on the funds deposited in the trust account, (2) the requirement to complete a business combination within 18 months after the effective date of the registration statement (and the resulting shorter time frame that funds may be held in the trust account as compared to the up to 24 or 36 months for our offering), (3) the restriction on the release and use of interest earned on the funds held in the trust account, (4) the prohibition against trading our securities prior to the consummation of a business combination, and (5) the ability of warrant holders to exercise their warrants prior to the consummation of the business combination. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination, we have a longer period of time to consummate a business combination and potentially hold the proceeds of the offering in the trust account and our warrant holders may not exercise their warrants until after our initial business combination.

Unlike many other blank check offerings, we allow up to approximately 39.99% of our public shareholders to exercise their conversion rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek shareholder approval of the extended period, if any, and our initial business combination, we will offer each public shareholder the right to have their shares of common stock converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning 40% or more, of the shares sold in this offering do not vote against an extended period, if any, or the business combination and exercise their conversion rights, provided that a public shareholder, together with any affiliate of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. We have set the conversion percentage at 40% and limited the percentage of shares that a public shareholder, together with any of their affiliates or other persons with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities can convert in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from having an extended period or consummating an initial business combination that is otherwise approved by a large majority of our public shareholders. However, this may have the effect of making it easier for us to have an extended period or an initial business combination approved over a shareholder dissent. Most other blank check companies have a conversion threshold of between 20% and 30% and do not have a comparable 10% limitation, which makes it more difficult for such companies to consummate their initial business combination. Thus, because we permit a larger number of shareholders to exercise their conversion rights, it will be easier for us to consummate an initial business combination with a target business despite significant shareholder dissent and which you may believe is not suitable for us, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Unlike many other blank check offerings, we allow up to approximately 39.99% of our public shareholders to exercise their conversion rights. The ability of a larger number of our shareholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a business combination, we will offer each public shareholder (other than our initial shareholders) the right to have their shares of common stock converted to cash if the shareholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise their conversion rights to receive a pro rata share of the trust account. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from consummating a business combination that is otherwise approved by a large majority of our public shareholders. However, this may have the effect of making it easier for us to have a business combination approved over shareholder dissent than other blank check companies. While there are some offerings similar to ours that include conversion provisions of 40%, a 30% threshold is more common for offerings similar to ours. Because we permit a larger number of shareholders to exercise their conversion rights, it may be easier to us to obtain shareholder approval of an initial business combination than other blank check companies.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such conversion rights, we may need either to reserve part of the trust account for possible payment upon such conversion, or to arrange third party financing to help fund our initial business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We intend to require public shareholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We intend to require public shareholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the shareholder meeting or to deliver their shares to the transfer agent electronically using DTC’s DWAC system. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical stock certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical stock certificate, public shareholders who wish to tender their stock certificates physically may be unable to obtain physical stock certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Public shareholders, together with any of their affiliates or any other person with whom they are acting in concert or as a ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act), will be restricted from seeking conversion rights for more than 10% of the shares sold in this offering.

When we seek shareholder approval of any business combination or the extended period, we will offer each public shareholder (but not our initial shareholders) the right to have their shares of common stock converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public shareholder, together with any of their affiliates or any other person with whom they are acting in concert or as a ‘‘group’’ will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Accordingly, if you purchase more than 10% of the shares sold in this offering, vote all of your shares against a proposed business combination or the extended period and such proposed business combination or the extended period, as applicable, is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

If we are unable to consummate a business combination, our public shareholders will be forced to wait the full 24 months (or up to 36 months if the extended period is approved) before receiving liquidating distributions.

We have 24 months (or up to 36 months if the extended period is approved) in which to consummate a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto. Only after the expiration of this full time period will public shareholders be entitled to liquidating distributions if we are unable to consummate a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated articles of incorporation, to seek to extend the date before which we must consummate an initial business combination to up to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike some other blank check companies, if we have entered into a letter of intent, agreement in principle or definitive agreement within 24 months following the completion of this offering, we may seek to extend the date before which we must consummate our initial business combination, to avoid being required to liquidate, beyond the more typical 24 months to up to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extended period. We believe that an extension could be necessary due to the circumstances involved in the evaluation and consummation of a business combination. Without the option of extending our corporate existence to up to 36 months, if we enter into such agreement near the end of the initial 18 month period, we would have only six months in which to secure the approval of our shareholders and consummate the business combination. If the extended period is approved by our shareholders as described in this prospectus, we will have an additional 12 months in which to consummate our initial business combination. As a result, we would be able to hold your funds in the trust account for more than three years and thus delay the receipt by you of your funds from the trust account.

If third parties bring claims against us, the funds held in the trust account could be reduced and the amount receivable by our public shareholders from the trust account as part of our plan of dissolution and liquidation may be less than approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all significant vendors and service providers and all prospective target businesses waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, they would not be prevented from bringing claims against the trust account including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders and due to claims of such creditors, the per share liquidation price could be less than the approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full). If we are unable to consummate a business combination and are forced to liquidate, Navios Holdings has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, except (i) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, to the extent such waiver is subsequently found to be invalid or unenforceable, (ii) as to any engagement of, or agreement with, a third party that does not execute a waiver and Navios Holdings has not consented to such engagement or contract with such third party, and (iii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, Navios Holdings will be liable, to the extent it consents to the transaction, only to the extent necessary to ensure that public shareholders receive no less than approximately $9.95 per share (or approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full) upon liquidation. Based on our review of the financial statements of Navios Holdings in its most recent Form 20-F, we believe that Navios Holdings will have sufficient funds to meet any indemnification obligations that arise. However, because Navios Holdings’ circumstances may change in the future, we cannot assure investors that Navios Holdings will be able to satisfy such indemnification obligations if and when they arise. We will endeavor to have all vendors and prospective target businesses, as well as other entities, execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. If Navios Holdings refused to satisfy its indemnification obligations, we would be required to bring a claim against it to enforce our indemnification rights.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. An involuntary bankruptcy proceeding cannot be filed in the United States since the trust funds will not be maintained within the United States. Because we have no assets in the United States and are organized in the Marshall Islands, any bankruptcy claim would have to be initiated elsewhere. The Marshall Islands has no bankruptcy act. It does have a little-used device pursuant to which, at the request of a judgment creditor, a court can appoint a receiver either to run or wind up the affairs of a corporation. A court can also appoint a trustee if the corporation files for dissolution to wind up the affairs. Finally, it would be possible for a Marshall Islands court to apply the law of any jurisdiction with laws similar to that of the Marshall Islands, such as those of the United States.

Because a majority of our directors and all of our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals or such assets.

A majority of our directors and our officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets may be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities of, or criminal penalties against, our directors and officers under the U.S. federal securities laws.

We will dissolve and liquidate if we do not consummate a business combination, and our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them. Such liability could extend indefinitely because we do not intend to comply with the liquidation procedures set forth in Section 106 of the Marshall Islands Business Corporations Act.

Our amended and restated articles of incorporation provides that we will continue in existence only until 24 months from the completion of this offering (or up to 36 months if the extended period is approved). If we have not consummated a business combination by such date, and amended this provision in connection thereto, pursuant to the Marshall Islands Business Corporations Act, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Marshall Islands law, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with the procedures set forth in Section 106 of the Business Corporations Act, which are intended to ensure that we make reasonable provision for all claims against us, including a six-month notice period during which any third-party claims can be brought against us before any liquidating distributions are made to shareholders, any liability of a shareholder with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the period set forth in such notice. However, it is our intention to make liquidating distributions to our shareholders as soon as reasonably possible after dissolution and we do not intend to comply with the six-month notice period (which would result in our executive officers being liable for claims for which we did not provide). As such, to the extent our executive officers cannot cover such liabilities, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us, which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after         , 2010 (or         , 2011 if the extended period is approved), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the Marshall Islands Business Corporations Act with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

We may choose to redeem our outstanding warrants included in the units sold in this offering at a time that is disadvantageous to our warrant holders.

We may redeem the warrants issued as a part of our units sold in this offering at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption, provided, however, a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then-current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price that, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. We may not redeem any warrant if it is not exercisable.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants when our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective when a holder seeks to exercise a warrant. In such a case, our warrant holders may not be able to exercise our warrants, rendering them practically worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken and intend to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so, as there may be material developments regarding our business that would require updating the prospectus in order to make it current. The timing of such updating supplement to the prospectus or amendment to the registration statement may be outside of our control. If we are not able to maintain a current registration statement, holders will be unable to exercise their warrants and we will not be required to net-cash settle any such warrant exercise. Further, if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless and unredeemed, as described in the risk factor above. Holders of warrants who reside in jurisdictions in which the shares underlying the warrant are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In the event the warrants expire worthless or we choose to redeem the warrants at a time when the holders of such warrants are unable to exercise the warrants, the purchasers of units will have effectively paid the full purchase price of the units solely for the common stock underlying such units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Because the warrants included in the sponsor units and the sponsor warrants were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holder of such warrants will be able to exercise its warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holder of the warrants included in the sponsor units and the sponsor warrants will not have any restrictions with respect to the exercise of its warrants. As described above, the holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

If we are required to dissolve and liquidate before a business combination, our public shareholders may receive less than approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full) upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount may be less than approximately $9.95 (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full) because of the expenses related to this offering, our general and administrative expenses, and the anticipated cost associated with seeking a business combination. Furthermore, the warrants will expire with no value if we dissolve and liquidate before the consummation of a business combination.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our amended and restated articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions.

Our amended and restated articles of incorporation contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated articles of incorporation provide, among other things, that:

•	upon completion of this offering, $218,925,000 (or $250,770,000 if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement will be placed into the trust account, which proceeds may not be disbursed from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve the extended period, (2) in connection with a business combination, (3) upon our dissolution and liquidation, (4) for the payment of our tax obligations, or (5) to the extent of $3,000,000 of interest (net of taxes) that may be released to us;

•	prior to the consummation of our initial business combination, we will submit such business combination to our shareholders for approval;

•	we may consummate our initial business combination only if it is approved by a majority of the shares of common stock voted by the public shareholders and public shareholders owning less than 40% of the shares sold in this offering both vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights;

•	if our initial business combination is approved and consummated or the extended period is approved, public shareholders who voted against the business combination or the extended period may exercise their conversion rights and receive their pro rata share of the amount then in the trust account;

•	our initial business combination must have a fair market value equal to at least 80% of net assets held in the trust account (excluding the deferred underwriting discounts and commissions) at the time of the initial business combination;

•	if a business combination is not consummated within 24 months (or up to 36 months if extended pursuant to a shareholder vote as described in this prospectus) after the completion of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•	upon our dissolution, we will distribute to our public shareholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of Marshall Islands law, including our obligations to provide for claims of creditors; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

Under Marshall Islands law, the requirements and restrictions relating to this offering contained in our articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our shareholders by such requirements and restrictions. However, we view the foregoing provisions as obligations to our shareholders and we will not take any action to waive or amend any of these provisions.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination during the prescribed time period.

We expect to encounter competition from other entities having a business objective similar to ours, including private equity and venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek shareholder approval of a business combination may materially delay the consummation of a transaction;

•	our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination.

Based on publicly available information, since August 2003, approximately 157 similarly structured blank check companies have completed initial public offerings. Of these companies, only 51 companies have consummated a business combination, while 23 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Additionally, 17 of these companies have announced that they will dissolve and distribute their assets to shareholders. Accordingly, there are approximately 66 blank check companies with more than $12 billion in trust, and more than 88 other blank check companies that have publicly filed registration statements with offering amounts in excess of $15 billion and will be seeking to enter into a business combination after completing their initial public offerings. Of such companies, 3 have stated that their primary focus is on consummating a business combination in the shipping industry. In addition to these already existing blank check companies, there are a large number of operating companies, private equity firms and other investors competing to pursue acquisitions in the marine transportation and logistics industries. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. Further, because only 74 of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many privately-held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to dissolve and liquidate the trust account as part of our plan of dissolution and liquidation.

We may issue shares of our capital stock or debt securities to consummate a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our amended and restated articles of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 37,400,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to consummate a business combination. In addition, we may issue co-investment shares as described in this prospectus. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may materially adversely affect prevailing market prices for our common stock.

Additionally, the marine transportation and logistics industries are capital intensive, traditionally using substantial amounts of indebtedness to finance vessel acquisitions, capital expenditures and working capital needs. If we finance the purchase of any target business through the issuance of debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled ‘‘Effecting a business combination — Selection of a target business and structuring of a business combination.’’

Our initial shareholders control a substantial interest in us and, thus, may influence certain actions requiring shareholder vote.

Upon completion of our offering, our initial shareholders will own 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants), which could permit them to influence the outcome of effectively all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In addition, prior to the completion of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act pursuant to which she or it will place limit orders for up to an aggregate of $30 million of our common stock during the buyback period. Ms. Frangou has agreed that she or her affiliate will vote all such shares (1) in favor of our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination. As a result, Ms. Frangou may be able to influence the outcome of the vote on our business combination or a proposed extension. In addition, any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of co-investment shares from us by Ms. Frangou or her affiliate immediately prior to the consummation of our business combination.

Further, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our ‘‘staggered’’ board of directors, only a minority of the board of directors will be considered for election and our initial shareholders, because of their ownership position, will have considerable influence regarding the outcome of such election. Accordingly, Ms. Frangou and our initial shareholders will continue to exert control at least until the consummation of a business combination.

The purchase by Angeliki Frangou or her affiliate of common stock in the aftermarket pursuant to the limit orders described above may support the market price of the common stock and/or warrants during the buyback period, and accordingly, the termination of the support provided by such purchases may materially and adversely affect the market price of the common stock and/or warrants.

Prior to the completion of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., in accordance with Rule 10b5-1 under the Exchange Act, pursuant to which she or it will place limit orders to purchase any of our shares of common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $30 million in total. If the market does not view our initial business combination positively, these purchases may have the effect of counteracting the market’s view of our initial business combination, which would otherwise be reflected by a decline in the market price of our securities. The termination of the support provided by these purchases during the buyback period may materially and adversely affect the market price of our securities.

We will be dependent upon interest earned on the trust account, which may not be sufficient to fund our search for a target business and consummation of a business combination, in which case we may be forced to borrow funds from Navios Holdings or others, or to liquidate.

Of the net proceeds of this offering and the private placement, only approximately $75,000, after estimated expenses related to this offering, is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target business and consummate a business combination. While we are entitled to up to a maximum of $3,000,000 for such purpose, if interest rates were to decline substantially, we may not have sufficient funds available to provide us with the working capital necessary to consummate a business combination. In such event, we would need to borrow funds from Navios Holdings or others, or be forced to liquidate.

Our ability to effect a business combination successfully and to operate successfully thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination successfully and to operate successfully thereafter will be dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot be fully ascertained presently. Although we expect Angeliki Frangou, our Chairman and Chief Executive Officer, to remain associated with us following a business combination, it is possible that Ms. Frangou will not remain with the combined company after the consummation of a business combination. Thus, we may employ other personnel following the business combination. While we intend to scrutinize closely any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time consuming, and could lead to various regulatory issues that hinder our operations.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. These conflicts could impair our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including Ms. Frangou in her roles as Chairman and Chief Executive Officer of Navios Holdings and Navios Partners, and are not obligated to contribute any specific number of hours per week to our affairs. Ms. Frangou and Mr. Petrone are each anticipated to devote approximately five to ten percent of their time per week to our business, which could increase significantly during periods of negotiation for business opportunities. However, if our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could impair our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of with respect to Navios Holdings and Angeliki Frangou, see the section below entitled ‘‘Management — Conflicts of Interest.’’ We cannot assure you that these conflicts will be resolved in our favor.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with us, Navios Holdings, or our executive officers or directors, which may raise potential conflicts of interest.

In light of our executive officers’ and directors’ involvement with Navios Holdings, we may decide to acquire a target business affiliated with us, Navios Holdings, or our executive officers or directors. Our executive officers and directors are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they or Navios Holdings are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in ‘‘Proposed Business — Effecting a business combination – Selection of a target business and structuring of a business combination’’ and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our shareholders from a financial point of view of a business combination with a target business affiliated with us, Navios Holdings or our executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Our officers, directors and their affiliates currently are, and may in the future become, affiliated with entities engaged in business activities that are similar to those intended to be conducted by us, including Navios Holdings, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

All of our officers and directors currently are, and may in the future become, affiliated with additional entities, including other shipping entities, such as Navios Holdings in the case of Ms. Frangou and Mr. Petrone, and Navios Partners in the case of Ms. Frangou, that are engaged in business activities similar to those intended to be conducted by us. In addition, each of the independent members of our board of directors is affiliated with an organization that provides services to shipping companies. Due to these existing affiliations, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us, which could cause additional conflicts of interest. We will have the ability to acquire a target business that is in competition with and operates in the same business as Navios Holdings or Navios Partners, subject to our right of first refusal agreement with such entities. In such case, there may be additional conflicts of interest between Navios Holdings, Navios Partners and us, including direct head to head competition for chartering and additional vessel acquisition opportunities, and otherwise. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the section below entitled ‘‘Management — Conflicts of Interest.’’ We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Our initial shareholders beneficially own shares of our common stock that will not participate in liquidating distributions and therefore our executive officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our initial shareholders have waived their right to receive distributions upon our liquidation if we fail to consummate a business combination, with respect to the shares of common stock included in the sponsor units they own. The shares of common stock and warrants included in the sponsor units and the sponsor warrants owned by our initial shareholders will be worthless if we do not consummate a business combination. Angeliki Frangou, our Chairman and Chief Executive Officer, has a 21.9% beneficial interest in Navios Holdings and is also its Chairman and Chief Executive Officer. Accordingly, the financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business and timely consummating a business combination. Consequently, the discretion of those executive officers and directors in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them, as well as the potential for entering into consulting agreements with the post-combination business, may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust fund and the amount of interest income from the trust account, net of income taxes on such interest, of up to a maximum of $3,000,000, unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. In addition, it is possible that members of management may enter into consulting agreements with the post-combination business as part of the business combination. The financial interest of our directors and officers could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the shareholders’ best interest.

Each of our independent directors will be entitled to receive $50,000 compensation annually upon the successful consummation of a business combination and, therefore, they may be faced with a conflict of interest when determining whether a particular target business is appropriate for a business combination and in the public shareholders’ best interest.

Each of our independent directors will be entitled to receive $50,000 in cash per year for their board service, accruing pro rata from the respective start of their service on our board of directors and payable only upon the successful consummation of a business combination. The financial interest of our directors could negatively affect their independence and influence their motivation in selecting a target business and thus, they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. If conflicts arise, they may not necessarily be resolved in our favor.

Our Chairman and other directors may continue to serve on our board of directors following the consummation of a business combination and may be paid fees for such services. Thus, such financial interest may influence their motivation and they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest.

Because it is possible that our Chairman and one or more of our directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of such fees. Thus, they may be faced with a conflict of interest when determining whether a particular business combination is in our shareholders’ best interest. If conflicts arise, they may not necessarily be resolved in our favor.

Since our initial shareholders, including Navios Holdings, will lose their entire investment in us if a business combination is not consummated and Navios Holdings may be required to pay costs associated with our liquidation, our initial shareholders may purchase shares of our common stock from shareholders who would otherwise choose to vote against a proposed business combination or exercise their conversion rights in connection with such business combination.

Our initial shareholders own sponsor units (which were purchased for $25,000 and would have an aggregate approximate value of $63,250,000 based on our offering price of $10.00 per unit), which will be worthless if we do not consummate a business combination. The actual per unit value of the sponsor units would be less than $10.00, because unlike the shares of our common stock held by our public shareholders, the sponsor units are restricted and may not be transferred until 180 days after the consummation of our initial business combination. In addition, our sponsor agreed to purchase sponsor warrants exercisable for our common stock (for $7,600,000), which will also be worthless if we do not consummate a business combination. We believe the current equity value for the sponsor units is significantly lower than the $10.00 per unit offering price because the offering may not succeed and even if it does succeed, the holder of these units will not be able to sell or transfer them while such units remain in escrow, except in certain limited circumstances (such as transfers to entities controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes) and these units are not entitled to any proceeds in case we liquidate if we do not consummate a business combination. In addition, in the event we are forced to liquidate, Navios Holdings has agreed to advance us the entire amount of the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses.

Given the interest that Navios Holdings has in a business combination being consummated, it is possible that it (and/or our officers and directors) will acquire securities from public shareholders who have elected to redeem their shares of our common stock in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 40% or more of our public shareholders would have elected their conversion rights, or a majority of the shares of common stock voted by the public shareholders would have voted against the business combination, but for the purchases made by Navios Holdings (and/or our officers and directors)).

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and to provide only a limited number of services, thereby preventing us from diversifying our operations, spreading risks or offsetting losses.

Our initial business combination must be with a target business with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such business combination. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to consummate only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business that we acquire.

While it is possible that we may attempt to effect our initial business combination with more than one target business simultaneously, such simultaneous acquisition entails certain risks that may require us to limit our acquisition to one target business.

We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold.

We may be unable to obtain additional financing, if required, to consummate a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

As we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in the trust account (including interest earned on the trust account released to us) in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We have not taken any action with respect to additional financing, nor can we assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could impair the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

As we seek to successfully consummate an initial business combination and to develop our business, we will need to improve our operations and financial systems, staff, and crew; if we cannot improve these systems or recruit suitable employees, we may not effectively control our operations.

Our initial operating and financial systems may not be adequate as we implement our plan to consummate an initial business combination and to develop our business, and our attempts to improve these systems may be ineffective. If we are unable to operate our financial and operations systems effectively or to recruit suitable employees as we expand our operations, we may be unable to effectively control and manage the substantially larger operation.

Although it is impossible to predict what errors might occur as the result of inadequate controls, it is the case that it is harder to oversee a sizable operation than a small one and, accordingly, more likely that errors will occur as operations grow and that additional management infrastructure and systems will be required to attempt to avoid such errors.

If we were to acquire vessels or a business with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up maritime transportation and logistics business.

If we were to acquire vessels or a business with agreements to purchase individual vessels, we may be subject to risks resulting from being a start-up maritime transportation and logistics business. Such risks could potentially include the dependence on third parties for the commercial and technical management of the vessels, including crewing, maintenance and repair, supply provisioning, freight invoicing and chartering. We may not be able to quickly develop the infrastructure and hire the seafarers and shore-side administrative and management personnel necessary to manage and operate our business effectively if we acquire vessels instead of an operating business. In addition, we might have to begin our operations without advance bookings of charters, which could lead such vessels initially to have a higher than industry standard number of idle days until such time as we establish business relations.

Management services relating to a target business’s vessels may be performed by Navios Holdings, which could result in potential conflicts of interest.

If we consummate a business combination that involves the acquisition of vessels, we may engage the services of Navios Holdings to provide technical and management services relating to the operation of such vessels. Navios Holdings may receive fees and commissions on gross revenue received by us in respect of each vessel managed, a commission on the gross sale or purchase price of vessels that we purchase or sell, and a commission on all insurance placed. In light of the foregoing, there may be a conflict of interest in selecting between our interests and those of Navios Holdings.

Risks associated with the marine transportation and logistics industries

If charter rates fluctuate and the shipping industry continues to undergo cyclical turns, it may reduce our profitability and operations.

The marine transportation and logistics industries have been cyclical in varying degrees, with the shipping business experiencing fluctuations in charter rates, profitability and, consequently, vessel values. Significant contraction in demand for imported commodities such as iron ore or coal, as a result of economic downturns or changes in government policies in certain regional markets, could depress vessel freight rates, as well as the general demand for vessels. A decline in demand for, and level of consumption of, refined petroleum products could cause demand for tank vessel capacity and charter rates to decline. We anticipate that future demand for any carriers we may acquire and the related charter rates will be dependent upon continued demand for imported commodities, economic growth in the emerging markets, including the Asia Pacific region, India, Brazil and Russia and the rest of the world, seasonal and regional changes in demand, and changes to the capacity of the world fleet. The capacity of the world fleet seems likely to increase, and there can be no assurance that economic growth will continue. Adverse economic, political, social or other developments could decrease demand and growth in the shipping industry and thereby reduce revenue significantly. A decline in demand for commodities transported in maritime carriers or an increase in supply of vessels could cause a significant decline in charter rates, which could materially adversely affect our results of operations and financial condition. The demand for vessels, in general, has been influenced by, among other factors:

•	global and regional economic conditions;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, such as port congestion and canal closures;

•	weather and crop yields;

•	armed conflicts and terrorist activities;

•	political developments; and

•	embargoes and strikes.

The supply of shipping capacity is also a function of the delivery of new vessels and the number of older vessels scrapped, in lay-up, converted to other uses, reactivated or removed from active service. Supply may also be affected by maritime transportation and other types of governmental regulation, including that of international authorities. These and other factors may cause a decrease in the demand for the services we may ultimately provide or the value of the vessels we may own and operate, thereby limiting our ability to operate successfully any prospective target business with which we may ultimately consummate a business combination.

The marine transportation and logistics industries are subject to seasonal fluctuations in demand and, therefore, may cause volatility in our operating results.

The marine transportation and logistics industries have historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The tanker and drybulk carrier markets are typically stronger in the fall and winter months in anticipation of increased consumption of oil, coal and other raw materials in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, revenues are typically weaker during the fiscal quarters ended June 30 and September 30, and, conversely, typically stronger in fiscal quarters ended December 31 and March 31. Our operating results, therefore, may be subject to seasonal fluctuations.

If we were to acquire vessels or a business with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.

If we were to acquire vessels or a business with agreements to purchase individual vessels, it is highly unlikely that the proxy statement we would send to shareholders would, unless otherwise required by applicable law and regulations, contain historical financial statements with respect to the operation of vessels. Although we would provide such historical financial statements if required by applicable law or regulations, such historical financial statements are not often required. Instead, the proxy statement we would send to our shareholders would include, among other matters: (i) historical and prevailing market rates for vessels on the basis of type, age and proposed employment; (ii) our expectations of future market trends and proposed strategy for employment of the vessels; (iii) our anticipated operational (overhead) expenses; and (iv) the valuation of the vessels as assets generally (i.e., whether they are new buildings or second-hand and the type of vessel), all of which, in turn, depend on the sector of the marine transportation and logistics industries in which we consummate such a business combination. Thus, you would not necessarily be able to rely on historical financial statements when deciding whether to approve a business combination involving the acquisition of vessels or a business with agreements to purchase individual vessels.

If we experienced a catastrophic loss and our insurance is not adequate to cover such loss, it could lower our profitability and be detrimental to operations.

The ownership and operation of vessels in international trade is affected by a number of risks, including mechanical failure, personal injury, vessel and cargo loss or damage, business interruption due to political conditions in foreign countries, hostilities, labor strikes, adverse weather conditions and catastrophic marine disaster, including environmental accidents and collisions. All of these risks could result in liability, loss of revenues, increased costs and loss of reputation. We intend to maintain insurance, consistent with industry standards, against these risks on any vessels and other business assets we may acquire upon consummation of a business combination. However, we cannot assure you that we will be able to insure against all risks adequately, that any particular claim will be paid out of our insurance, or that we will be able to procure adequate insurance coverage at commercially reasonable rates in the future. Our insurers will also require us to pay certain deductible amounts, before they will pay claims, and insurance policies may contain limitations and exclusions, which, although we believe will be standard for the shipping industry, may nevertheless increase our costs and lower our profitability. Additionally, any increase in environmental and other regulations may also result in increased costs for, or the lack of availability of, insurance against the risks of environmental damage, pollution and other claims for damages that may be asserted against us. A catastrophic oil spill or marine disaster could exceed our insurance coverage. Our inability to obtain insurance sufficient to cover potential claims or the failure of insurers to pay any significant claims, could lower our profitability and be detrimental to our operations.

We are subject to various laws, regulations and conventions, including environmental laws that could require significant expenditures both to maintain compliance with such laws and to pay for any uninsured environmental liabilities resulting from a spill or other environmental disaster.

The maritime transportation and logistics business and vessel operation are materially affected by government regulation in the form of international conventions, national, state, and local laws, and regulations in force in the jurisdictions in which vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws, and regulations, or the impact thereof on the fair market price or useful life of any vessels we may acquire or charter. Changes in governmental regulations, safety or other equipment standards, as well as compliance with standards imposed by maritime self-regulatory organizations and customer requirements or competition, may require us to make capital and other expenditures. In order to satisfy any such requirements we may be required to take any vessels we may acquire or charter out of service for extended periods of time, with corresponding losses of revenues. In the future, market conditions may not justify these expenditures or enable us to operate any vessels we may acquire or charter profitably, particularly older vessels, during the remainder of their economic lives. This could lead to significant asset write-downs. Additional conventions, laws, and regulations may be adopted which could limit our ability to do business or increase our cost of doing business, which may materially adversely affect our operations, as well as the shipping industry generally. For example, various jurisdictions are considering legislation imposing more stringent requirements on air emissions, including emissions of greenhouse gases, and ballast water discharges from vessels. We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, and certificates with respect to our operations.

The operation of vessels is also affected by the requirements set forth in the International Safety Management, or ISM Code. The ISM Code requires shipowners and bareboat charterers to develop and maintain an extensive ‘‘Safety Management System’’ that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe vessel operation and describing procedures for dealing with emergencies. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject such party to increased liability, may decrease available insurance coverage for the affected vessels, and may result in a denial of access to, or detention in, certain ports. However, there can be no assurance that such certification will be maintained indefinitely.

For all vessels, international liability for oil pollution is governed by the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention. In 2001, the International Maritime Organization, or IMO, adopted the Bunker Convention, which imposes strict liability on shipowners for pollution damage in contracting states caused by discharges of bunker oil from vessels. The Bunker Convention also requires registered owners of ships over a certain size to maintain insurance to cover their liability for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims 1976, as amended, or the 1976 Convention). The Bunker Convention will become effective November 21, 2008. In the meantime, liability for such bunker oil pollution typically is determined by the national or other domestic laws in the jurisdiction where the spillage occurs.

In the United States, the Oil Pollution Act of 1990, or the OPA, establishes an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills, including bunker oil spills from drybulk vessels as well as cargo or bunker oil spills from tankers. The OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its 200 nautical mile exclusive economic zone. Under the OPA, vessel owners, operators and bareboat charterers are ‘‘responsible parties’’ and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or substantial threats of discharges, of oil from their vessels. In addition to potential liability under OPA as the relevant federal legislation, vessel owners may in some instances incur liability on an even more stringent basis under state law in the particular state where the spillage occurred.

Outside of the United States, other national laws generally provide for the owner to bear strict liability for pollution, subject to a right to limit liability under applicable national or international regimes for limitation of liability. The most widely applicable international regime limiting maritime pollution liability is the 1976 Convention. Rights to limit liability under the 1976 Convention are forfeited where a spill is caused by a shipowner’s intentional or reckless conduct. Certain jurisdictions have ratified the IMO’s Protocol of 1996, which substantially increases the liability limits set forth in the 1976 London Convention. Finally, some jurisdictions are not a party to either the 1976 Convention or the Protocol of 1996, and, therefore, a shipowner’s rights to limit liability for maritime pollution in such jurisdictions may be uncertain.

In 2005, the European Union adopted a directive on ship-source pollution, imposing criminal sanctions for intentional, reckless or seriously negligent pollution discharges by ships. The directive could result in criminal liability being incurred in circumstances where it would not be incurred under international law as set out in the International Convention for the Prevention of Pollution from Ships, or the MARPOL Convention. Criminal liability for an oil pollution incident could not only result in us incurring substantial penalties or fines but may also, in some jurisdictions, facilitate civil liability claims for greater compensation than would otherwise have been payable.

We intend to maintain, for each of vessel we may acquire or charter, insurance coverage against pollution liability risks in appropriate per incident amounts that are consistent with industry standards. The insured risks will likely include penalties and fines as well as civil liabilities and expenses resulting from accidental pollution. However, any such insurance coverage will likely be subject to exclusions, deductibles and other terms and conditions. If any liabilities or expenses fall with an exclusion from coverage, or if damages from a catastrophic incident exceed the agreed amounts of the limitation of coverage per incident, our cash flow, profitability and financial position could be adversely impacted.

If we acquire or charter any vessels, we will become subject to vessel security regulations and will incur costs to comply with recently adopted regulations and may be subject to costs to comply with similar regulations which may be adopted in the future in response to terrorism.

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, the Maritime Transportation Security Act of 2002, or MTSA, came into effect. To implement certain portions of the MTSA, in July 2003, the U.S. Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to the International Convention for the Safety of Life at Sea, or SOLAS, created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect in July 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created International Ship and Port Facilities Security, or ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems, or AIS, to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The U.S. Coast Guard regulations, intended to be aligned with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate (ISSC) that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code. We will implement the various security measures addressed by the MTSA, SOLAS and the ISPS Code and take measures for any vessels we may acquire or charter to attain compliance with all applicable security requirements within the prescribed time periods. Although management does not believe these additional requirements will have a material financial impact on our operations, there can be no assurance that there will not be an interruption in operations to bring vessels into compliance with the applicable requirements and any such interruption could cause a decrease in charter revenues. Furthermore, additional security measures could be required in the future which could have significant financial impact on us.

The operation of ocean-going vessels entails the possibility of marine disasters including damage or destruction of a vessel due to accident, the loss of a vessel due to piracy or terrorism, damage or destruction of cargo and similar events that may cause a loss of revenue from affected vessels and damage our business reputation, which may in turn lead to loss of business.

The operation of ocean-going vessels entails certain inherent risks that may adversely affect our business and reputation, including:

•	damage or destruction of vessel due to marine disaster such as a collision;

•	the loss of a vessel due to piracy and terrorism;

•	cargo and property losses or damage as a result of the foregoing or less drastic causes such as human error, mechanical failure and bad weather;

•	environmental accidents as a result of the foregoing; and

•	business interruptions and delivery delays caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions.

Any of these circumstances or events could substantially increase our costs. For instance, if any vessels we may acquire or charter suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. We may have to pay drydocking costs that insurance does not cover. The loss of earnings while these vessels are being repaired and repositioned, as well as the actual cost of these repairs, could decrease our revenues and earnings substantially, particularly if a number of vessels are damaged or drydocked at the same time. The involvement of any vessels we may acquire or charter in a disaster or delays in delivery or damages or loss of cargo may harm our reputation as a safe and reliable vessel operator and cause us to lose business. If a business combination involves the ownership of vessels, such vessels could be arrested by maritime claimants, which could result in the interruption of business and decrease revenue and lower profitability.

Crew members, tort claimants, claimants for breach of certain maritime contracts, vessel mortgagees, suppliers of goods and services to a vessel, shippers of cargo and other persons may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages, and in many circumstances a maritime lien holder may enforce its lien by ‘‘arresting’’ a vessel through court processes. Additionally, in certain jurisdictions, such as South Africa, under the ‘‘sister ship’’ theory of liability, a claimant may arrest not only the vessel with respect to which the claimant’s lien has arisen, but also any ‘‘associated’’ vessel owned or controlled by the legal or beneficial owner of that vessel. If any vessel ultimately owned and operated by us is ‘‘arrested,’’ this could result in a material loss of revenues, or require us to pay substantial amounts to have the ‘‘arrest’’ lifted.

Governments could requisition vessels of a target business during a period of war or emergency, resulting in a loss of earnings.

A government could requisition a business’s vessels for title or hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although a target business would be entitled to compensation in the event of a requisition of any of its vessels, the amount and timing of payment would be uncertain.

We may become subject to United States federal income taxation on our United States source shipping income, which would reduce our net income and impair our cash flow.

Due to the nature of the marine transportation and logistics industries, we expect to consummate a business combination with a target business outside of the United States, in which case we would seek to qualify under Section 883 of the United States Internal Revenue Code of 1986, as amended (the ‘‘Code’’), for an exemption from U.S. federal income tax on substantially all of our U.S.-source shipping income (if any). Under the Code, 50.0% of the gross shipping income of a vessel owning or chartering corporation that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is characterized as U.S.-source shipping income. U.S.-source shipping income generally is subject to a 4.0% U.S. federal income tax without allowance for deduction or, if such U.S.-source shipping income is effectively connected with the conduct of a trade or business in the United States, U.S. federal corporate income tax (the highest statutory rate presently is 35.0%) as well as a branch profits tax (presently imposed at a 30.0% rate on effectively connected earnings), unless that corporation qualifies for exemption from tax under Section 883 of the Code. We can give no assurance that we will qualify for the Section 883 exemption. In such case, our net income and cash flow will be reduced by the amount of such tax. The Section 883 exemption generally does not apply to income other than shipping income.

If we acquire a target business that charters vessels on the spot market (i.e., vessels chartered on a voyage basis or for periods of less than 12 months), it may increase our risk of doing business following the business combination.

We may consummate a business combination with a target business that involves the chartering of vessels on a spot charter basis. Spot charters are entered into as either voyage charters or short-term time charters of less than 12 months’ duration. Although dependence on spot charters is not unusual in the shipping industry, the spot charter market is highly competitive and spot charter rates are subject to significant fluctuations based upon available charters and the supply of and demand for seaborne shipping capacity. Although our focus on the spot charter market may enable us to benefit from strengthening industry conditions, should they occur, to do so we may be required to procure spot charter business consistently. We cannot assure you that spot charters will be available at rates that will be sufficient to enable us to operate our business profitably.

In addition, our dependence on the spot charter market may result in lower utilization of our vessels and, consequently, decreased profitability. We cannot assure you that rates in the spot charter market will not decline, that charters in the spot charter market will continue to be available or that our dependence on the spot charter market will not result in generally lower overall utilization or decreased profitability, the occurrence of any of which events could reduce our earnings and cause us to incur losses.

If a target business has or obtains a vessel that is of second-hand or older nature, it could increase our costs and decrease our profitability.

We believe that competition for employment of second-hand vessels may be intense. Additionally, second-hand vessels may carry no warranties from sellers with respect to their condition as compared to warranties from shipyards available for newly-constructed vessels, and may be subject to problems created by the use of their original owners. If we purchase any second-hand vessels, we may incur additional expenditures as a result of these risks, which may reduce our profitability.

While it will be our intention, if we acquire a target business in this area, to sell or retire our vessels before they are considered older vessels, under shipping standards, in the rare case where we continue to own and operate a vessel for a longer period, we could be faced with the additional expenditures necessary to maintain a vessel in good operating condition as the age of a vessel increases. Moreover, port-state authorities in certain jurisdictions may demand that repairs be made to this type of vessel before allowing it to berth at or depart a particular port, even though that vessel may be in class and in compliance with all relevant international maritime conventions. Should any of these types of problems or changes develop, income may be lost if a vessel goes off-hire and additional unforeseen and unbudgeted expenses may be incurred. If we choose to maintain any vessels past the age that we have planned, we cannot assure you that market conditions will justify expenditures with respect to any of the foregoing or enable us to operate these vessels profitably.

An economic slowdown in the Asia Pacific region could reduce demand for shipping services and decrease shipping rates, which would adversely affect our future prospects for a business combination and our results of operations and financial condition.

Currently, China, Japan, other Pacific Asian economies and India are the main driving forces behind the increase in seaborne trades and the demand for maritime transportation and logistics. Demand from such economies has driven increased rates and vessel values. Conversely, a negative change in economic conditions in any Asian Pacific country, but particularly in China or Japan, as well as India, may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects, by reducing demand and the resultant charter rates. In particular, in recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product. We cannot assure that such growth will be sustained or that the Chinese economy will not experience a material decline from current levels in the future. Our future prospects for business combinations and, upon the consummation of a business combination, our financial condition and results of operations would likely be adversely affected by an economic downturn in any of these countries as such downturn would likely translate into reduced demand for shipping services and lower shipping rates industry wide. As a result, our operating results would be materially affected.

Because international maritime transportation and logistics businesses often generate most or all of their revenues in U.S. dollars but incur a portion of their expenses in other currencies, upon the consummation of an initial business combination, exchange rate fluctuations could cause us to suffer exchange rate losses thereby increasing expenses and reducing income.

Upon the consummation of an initial business combination, it is likely that we will engage in worldwide commerce with a variety of entities. Although our operations may expose us to certain levels of foreign currency risk, our transactions may be predominantly U.S. dollar denominated. Transactions in currencies other than the functional currency are translated at the exchange rate in effect at the date of each transaction. Expenses incurred in foreign currencies against which the U.S. dollar falls in value can increase, decreasing our income. For example, for the year ended December 31, 2007, the value of the US dollar declined by approximately 9.6% as compared to the Euro. A greater percentage of our transactions and expenses in the future may be denominated in currencies other than U.S. dollar. As part of our overall risk management policy, we attempt to hedge these risks in exchange rate fluctuations from time to time. We may not always be successful in such hedging activities and, as a result, our operating results could suffer as a result of un-hedged losses incurred as a result of exchange rate fluctuations.

A failure to pass inspection by classification societies could result in any vessels we may acquire becoming unemployable unless and until they pass inspection, resulting in a loss of revenues from such vessels for that period and a corresponding decrease in operating cash flows.

The hull and machinery of every commercial vessel must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the United Nations Safety of Life at Sea Convention. A vessel must undergo an annual survey, an intermediate survey and a special survey. In lieu of a Special Survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel. If any vessel we acquire fails any annual survey, intermediate survey, or special survey, the vessel may be unable to trade between ports and, therefore, would be unemployable, potentially causing a negative impact on our revenues due to the loss of revenues from such vessel until it was able to trade again.

Risks associated with this offering

Our initial shareholders paid $25,000, or approximately $0.004 per unit, for their sponsor units and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in such offerings. The fact that our initial shareholders acquired their initial sponsor units at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other investors in this offering will incur an immediate and substantial dilution of approximately 33.8%, or $3.38 per share (the difference between the pro forma net tangible book value per share of $6.62, and the initial offering price of $10.00 per unit).

Our outstanding warrants may lower the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units offered pursuant to this prospectus, we will be issuing warrants to purchase an aggregate of 22,000,000 shares of common stock (or 25,300,000 shares of common stock if the over-allotment option is exercised in full). In addition, our initial shareholders own 6,325,000 warrants included in the sponsor units and Navios Holdings will purchase 7,600,000 sponsor warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to consummate the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could be detrimental to the market price for our securities or to our ability to obtain future public financing. If, and to the extent, these warrants are exercised, you may experience dilution to your holdings.

If our initial shareholders exercise their registration rights, it may lower the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our initial shareholders are entitled to demand that we register the resale of the securities underlying the 6,325,000 sponsor units they acquired prior to this offering at any time after the date on which their units are released from escrow, which, except in limited circumstances, will occur upon the expiration of 180 days after a business combination is consummated. Furthermore, Navios Holdings is entitled to demand the registration of the securities underlying the sponsor warrants and the underlying 7,600,000 shares of common stock at any time after the consummation of a business combination. In addition, the purchaser of shares of common stock pursuant to the limit orders is entitled to demand that we register the resale of any shares purchased pursuant to such limit orders. If our initial shareholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be a substantial amount of additional securities eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may lower the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the marine transportation and logistics industries;

•	our capital structure;

•	an assessment by our management team of the marine transportation and logistics industries and our management team’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We expect that an initial public offering of $220,000,000 will enable us to effect an initial business combination for consideration in the general range of $176,000,000 to over $750,000,000, depending on whether any of the consideration is comprised of stock and our ability to finance the business combination with debt financing. Although we have not identified any target business for our initial business combination, we believe that the most likely candidates will be private businesses or operating businesses with a valuation in that range. We believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand-alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is our management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any target businesses, our management’s assessment of the financial requirements necessary to consummate a business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate a business combination and we will be forced to either find additional financing or dissolve and liquidate.

There is currently no market for our securities, and a market for our securities may not develop, which could reduce the liquidity and, hence, the prices of our securities.

There is no market for our securities. Therefore, shareholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

The holders of the warrants included in the sponsor units and the sponsor warrants may exercise their warrants even if holders of the warrants purchased in this offering may not be able to exercise their warrants.

Because the warrants included in the sponsor units and the sponsor warrants we will sell to Navios Holdings will be issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of such warrants will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such sponsor warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have an effective registration statement and a current prospectus covering the shares issuable upon their exercise. As a result, the exercise of the warrants included in the sponsor units and the sponsor warrants would have a dilutive effect on the warrants purchased in this offering and could cause the price of our common stock to drop below the exercise price of the warrants and cause the trading price of the warrants to decline or render the warrants worthless.

The New York Stock Exchange may delist our securities from quotation on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the New York Stock Exchange, a national securities exchange, upon completion of this offering. We cannot assure you that our securities will be listed and, if listed, will continue to be listed on the New York Stock Exchange in the future, prior to a business combination.

If the New York Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a ‘‘penny stock’’, which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company;

•	reduced liquidity with respect to our securities; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

U.S. tax authorities could treat us as a ‘‘passive foreign investment company,’’ which could have adverse U.S. federal income tax consequences to U.S. holders.

If we are determined to be a passive foreign investment company, or a PFIC, U.S. holders (as defined in the section of this prospectus captioned ‘‘Taxation — United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences for Holders of Our Shares and Warrants — Tax Consequences If We Are a Passive Foreign Investment Company’’) could be subject to adverse U.S. federal income tax consequences. Specifically, if we are determined to be a PFIC for any taxable year, each U.S. holder may be subject to increased tax liabilities and additional reporting requirements. The determination of whether we are a PFIC will be made on an annual basis and will depend on the composition of our income and assets. In general, we will be classified as a PFIC for any taxable year in which either (1) at least 75% of our gross income is passive income or (2) at least 50% of the value (determined on the basis of a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For purposes of these tests, ‘‘passive income’’ generally includes dividends, interest, gains from the sale or exchange of investment property, and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. If we would otherwise be a PFIC in our ‘‘start-up year’’ (defined as the first taxable year we earn gross income), we will not be treated as a PFIC in that taxable year, provided that (i) no predecessor corporation was a PFIC, (ii) it is established to the United States Internal Revenue Service’s satisfaction that we will not be a PFIC in either of the two succeeding taxable years, and (iii) we are not, in fact, a PFIC for either succeeding taxable year. There can be no assurance that we will be able to make the showing required by the United States Internal Revenue Service to satisfy the start-up year exception. We will attempt to conduct our affairs in a manner so that we will not qualify as a PFIC, but we cannot assure you that we will not be treated as a PFIC for U.S. federal income tax purposes as this will depend upon, among other things, the timing of our initial business combination. We urge prospective investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the PFIC rules and our status as a PFIC, see the section of this prospectus captioned ‘‘Taxation — United States Federal Income Tax Considerations — U.S. Federal Income Tax Consequences for Holders of Our Shares and Warrants — Tax Consequences If We Are a Passive Foreign Investment Company.’’

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate a business combination.

If we are deemed to be an investment company under the U.S. Investment Company Act of 1940 (the ‘‘Investment Company Act’’), our activities may be restricted, including:

•	restrictions on the nature of our investments;

•	restrictions on the issuance of securities; and

•	restrictions that may make it difficult for us to consummate a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested by the trust agent in Treasury Bills issued by the United States with maturity dates of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public shareholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of the Investment Company Act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with the Investment Company Act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, which may cause our public shareholders to have more difficulty in protecting their interests.

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Marshall Islands Business Corporations Act, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction. For more information with respect to how shareholder rights under Marshall Islands law compares with shareholder rights under Delaware law, please see the section entitled ‘‘Marshall Islands Company Considerations.’’

Because we may acquire a target business located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a target business that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired target business is in a developing country or a country that is not fully market-oriented. If we were to acquire a target business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries that are members of the Organization for Economic Cooperation and Development.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical may be forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words ‘‘anticipates,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘possible,’’ ‘‘potential,’’ ‘‘predicts,’’ ‘‘project,’’ ‘‘should,’’ ‘‘would’’ and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to consummate a combination with one or more target businesses;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•	executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•	potential inability to obtain additional financing to consummate a business combination;

•	limited pool of prospective target businesses;

•	potential conflicts of interest of our officers and directors;

•	current and potential future affiliations of our officers and directors with competing businesses;

•	securities’ ownership being concentrated;

•	potential change in control if we acquire one or more target businesses for stock;

•	risks associated with operating in the marine transportation and logistics industries;

•	public securities’ limited liquidity and trading, as well as the current lack of a trading market;

•	delisting of our securities from the New York Stock Exchange or an inability to have our securities listed on the New York Stock Exchange following a business combination; or

•	use of proceeds not held in the trust account or available to us from interest income, net of income taxes, on the trust account balance, and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading ‘‘Risk Factors.’’ Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/ or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the sale of the sponsor warrants will be as set forth in the following table:

Gross Proceeds	Without Over-Allotment Option Exercised	With Over-Allotment Option Exercised
Offering	$220,000,000	$253,000,000
Private placement proceeds	7,600,000	7,600,000
Total Gross Proceeds	$227,600,000	$260,600,000
Offering expenses(1)(2)
Underwriting discount (7% of gross proceeds, of which 3.5% is payable upon completion of this offering and 3.5% is payable upon consummation of our initial business combination)	$15,400,000	$17,710,000
Legal fees and expenses	450,000	450,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	9,943	9,943
FINRA filing fee	25,800	25,800
New York Stock Exchange listing fee	181,500	181,500
Miscellaneous expenses	97,757	97,757
Total offering expenses	$16,300,000	$18,610,000
Proceeds after offering expenses	$211,300,000	$241,990,000
Net offering proceeds held in trust	$211,225,000	$241,915,000
Deferred underwriting discounts and commissions held in trust(3)	7,700,000	8,855,000
Total held in trust	$218,925,000	$250,770,000
Net offering proceeds not held in the trust account	$75,000	$75,000
Working capital-funded from net proceeds not held in trust and interest earned on monies held in the trust account released to us(4)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team		$1,000,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination		$800,000
Payment for office space, administrative and support services to Navios Holdings ($10,000 per month for up to 24 months)(5)		$240,000
Legal and accounting fees relating to SEC reporting obligations		$100,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments), director and officer liability insurance premiums, consulting fees and reserves, costs and expenses associated with our liquidation, and other miscellaneous expenses not yet identified(6)		$935,000
Total		$3,075,000

(1)	A portion of the offering expenses, including the SEC registration fee, FINRA filing fee, New York Stock Exchange application fee and legal and accounting fees, have been paid from a $500,000 loan we received from Navios Holdings.
(2)	These are estimates only. Our actual expenses for some or all of these items may differ from the estimates set forth herein.
(3)	Represents 3.5% of the gross proceeds from the sale of the 22,000,000 units in this offering ($7,700,000) and 3.5% of the gross proceeds from the sale of the 3,300,000 units subject to the underwriters’ over-allotment option (an additional

$1,155,000 for a total of $8,855,000) that will be deposited into the trust account and paid to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been converted. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public shareholders. In addition, in the event of a business combination, the amount of deferred underwriting compensation payable to the underwriters will be paid from the funds held in the trust account.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	Assumes our shareholders have not approved the extended period, as described in this prospectus. If our shareholders approve the extended period, we could incur up to $360,000 ($10,000 per month for up to up to 36 months) for the administrative fee payable to Navios Holdings.
(6)	The miscellaneous fees and expenses may include, without limitation, finder’s fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a ‘‘no-shop’’ provision with respect to a particular business combination), trustee’s fees, annual transfer fees, and dissolution obligations and reserves, if any. The miscellaneous fees and expenses do not, however, include the $50,000 per year fee payable to each of our independent directors, as such fees are payable only after we have consummated our initial business combination. If we consummate our initial business combination two years from the date of this prospectus, an aggregate fee of $150,000 will be payable to our independent directors.

Proceeds of $218,925,000 (or $250,770,000 if the underwriters’ over-allotment option is fully exercised) from the offering, including the private placement of 7,600,000 of our sponsor warrants to purchase common stock ($7,600,000 in the aggregate), will be placed in a trust account maintained by Continental Stock Transfer & Trust Company as trustee. The amount of proceeds from this offering also includes $7,700,000 (or $8,855,000, if the underwriters’ over-allotment option is fully exercised) of deferred underwriting discounts and commissions payable to the underwriter in the offering. Our agreement with the trustee requires that the trustee will invest and reinvest the proceeds in the trust account only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Except with respect to interest income that may be released to us of (i) up to $3,000,000 to fund working capital requirements and (ii) any additional amounts needed to pay our income and other tax obligations, the proceeds will not be released from the trust account until the earlier of the consummation of our initial business combination or a liquidation, or for payments with respect to shares of common stock converted in connection with the vote to approve a business combination or an extended period. The proceeds held in the trust account may be used as consideration to pay sellers of a target business with which we consummate our initial business combination. Any amounts not paid as consideration to the sellers of the target business (excluding taxes and amounts permitted to be disbursed for expenses as well as the amount held in the trust account representing deferred underwriting discounts and commissions), may be used to finance operations of the target business.

We intend to use net proceeds not held in the trust account and up to $3,000,000 of the interest income earned on the trust account (net of taxes payable) for payment of expenses related to office space and administrative services ($240,000) and legal and accounting fees associated with SEC reporting obligations ($100,000), legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination ($800,000) with the balance of $935,000 being held in reserve for director and officer liability insurance premiums and other expenses of structuring and negotiating business combinations. We have also reserved approximately $1,000,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income, net of income taxes, of up to $3,000,000 that may be released to us from the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent the size of the offering is increased or decreased, the amount of interest we may withdraw from the trust account could change proportionately.

Navios Holdings has loaned us a total of $500,000 for the payment of offering expenses. This loan will be payable on the earlier of March 31, 2009 or the completion of this offering. This loan will be repaid out of the proceeds used to pay the offering expenses.

The net proceeds of this offering that are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States ‘‘government securities,’’ defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the shareholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and, thus, required to comply with such act.

According to the Federal Reserve Statistical Release, referencing historical interest rate data that appears on the Federal Reserve website, U.S. Treasury Bills with four-week, three-month and six-month maturities were yielding, in secondary markets as of June 6, 2008, 1.72%, 1.81% and 1.95%, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. Interest income, net of income taxes payable on such interest, of up to $3,000,000 on the trust account balance is releasable to us from the trust account to fund a portion of our working capital requirements. Following completion of this offering, we believe the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $3,000,000 on the balance of the trust account to be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 36 months, assuming a business combination is not consummated during that time.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our directors, officers or any of their affiliates, other than the payment of $10,000 per month to Navios Holdings in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our directors, officers and Navios Holdings will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying target businesses and performing due diligence on suitable business combinations. In addition, our independent directors will be entitled to receive $50,000 in cash per year, accruing pro rata from the respective start of their service on our board of directors and payable only upon the successful consummation of a business combination. Since the role of management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

A public shareholder will be entitled to receive funds from the trust account (including interest earned there on, net of taxes and amounts permitted to be disbursed for working capital purposes) only upon (i) liquidation of the trust account as part of our liquidation on our failure to consummate a business combination, (ii) if such public shareholder converts their shares of common stock into cash in connection with a business combination that the public shareholder voted against and which we actually consummate, or (iii) in connection with the extended period that the public shareholder voted against and that is approved. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Upon consummation of any business combination, the underwriters will be entitled to receive deferred underwriting discounts and commissions held in the trust account excluding any accrued interest thereon. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that the proceeds attributable to deferred underwriting discounts and commissions will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends before the consummation of a business combination. After we consummate any business combination the payment of dividends will depend on our revenue and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2008, and as adjusted to give effect to the sale of our units in this offering and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2008
	Actual	As Adjusted
	(restated)
Note payable to affiliate	$500,000	$—
Underwriters’ fee payable	$—	$7,700,000
Common stock, $0.0001 par value, 0 shares and 8,799,999 shares which are subject to possible conversion, shares at conversion value(1)	—	$87,559,990
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 1,000,000 shares of preferred stock authorized; none issued or outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 6,325,000 shares issued and outstanding(2); 27,500,001 shares issued and outstanding (excluding 8,799,999 shares subject to possible conversion), as adjusted	633	1,870	(4)
Additional paid-in-capital(3)	24,367	123,763,140
Deficit accumulated during the development stage	(6,222)	(6,222)
Total shareholders’ equity	18,778	123,758,788
Total capitalization	518,778	219,018,778

(1)	If the extended period is approved or we consummate our initial business combination, the conversion rights afforded to our public shareholders, other than our initial shareholders, may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full), of which $0.35 is attributable to each share of common stock that our public shareholders elect to convert in connection with our initial business combination), before payment of deferred underwriting discounts and commissions subject to forfeiture and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the proposed consummation of a business combination or vote on the extended period of our initial business combination, divided by the number of shares sold in this offering.
(2)	Of these shares, 825,000 held by Navios Holdings are subject to forfeiture if and to the extent the over-allotment option is not fully exercised by the underwriters. In addition, the shares issued also reflect a forfeiture of 2,300,000 shares as at June 16, 2008.
(3)	The as adjusted column includes proceeds of $7,600,000 payable simultaneously with the completion of this offering from the purchase of the sponsor warrants.
(4)	Assumes that the underwriters’ over-allotment option is not fully exercised and that 825,000 shares of common stock included in the sponsor units held by Navios Holdings have therefore been forfeited.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering. Holders of our common stock will experience additional dilution upon the exercise of our outstanding warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At March 31, 2008, our net tangible book value was a deficiency of $55,184 or approximately $(0.01) per share of common stock. After giving effect to the sale of 22,000,000 shares of common stock included in the units to be sold in this offering and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 8,799,999 shares of common stock which may be converted to cash) at March 31, 2008 would have been approximately $123,758,788, or $6.62 per share, representing an immediate increase in net tangible book value of $6.63 per share to the initial shareholders and an immediate dilution of $3.38 per share, or approximately 33.8%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$10.00
Net tangible book value before this offering(1)	$(0.01)
Increase attributable to new investors from this offering	$6.63
Pro forma net tangible book value after this offering		$6.62
Dilution to new investors		$3.38

(1)	Based on 6,325,000 shares.

Our pro forma net tangible book value after this offering is approximately $87,559,990 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public shareholders, other than our initial shareholders, may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income (net of income taxes) previously released to us for working capital requirements, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our initial shareholders prior to and after the private placement and the new investors:

	Shares Purchased			Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial shareholders	5,500,000	(1)	20.0%	$25,000	0.01%	$0.0045
New investors	22,000,000		80.0%	$220,000,000	99.99%	$10.000
Total	27,500,000		100.0%	$220,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 825,000 sponsor units held by Navios Holdings have been forfeited.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and private placement	$(55,184)
Net proceeds from this offering and the sale of sponsor warrants	$219,000,000
Offering costs incurred in advance and excluded from net tangible book value before this offering	$73,962
Less: Deferred underwriting discounts and commissions	$(7,700,000)
Less: Proceeds from this offering and sale of sponsor warrants held in trust subject to conversion to cash (8,799,999 x $9.95)	$(87,559,990)
$123,758,788
Denominator:
Shares of common stock outstanding prior to this offering(1)	5,500,000
Shares of common stock included in the units offered	22,000,000
Less: Shares subject to conversion (22,000,000 × 39.99%)	(8,799,999)
18,700,001

(1)	Assumes the over-allotment option has not been fully exercised and an aggregate of 825,000 shares of common stock held by Navios Holdings have been forfeited as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

We were formed on March 14, 2008 as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more assets or operating businesses in the marine transportation and logistics industries, with a primary focus on target businesses outside of the drybulk shipping sector. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf have had any contacts or discussions with any target business with respect to such a transaction. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, to effect a business combination.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through this offering and the private placement that will occur simultaneously with the completion of this offering. Following this offering, we will not generate any operating revenues until after consummation of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $10,000 per month to Navios Holdings, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the completion of the private placement and this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in unit subscriptions from our initial shareholders and a loan of $500,000 from our sponsor, both of which are fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $900,000 and underwriting discounts and commissions of approximately $15,400,000 (or $17,710,000, if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants for a purchase price of $7,600,000, will be approximately $211,300,000 (or $241,990,000, if the underwriters’ over-allotment option is exercised in full). Of this amount, $211,225,000 (or $241,915,000, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account. The remaining $75,000 will not be held in the trust account. An additional amount equal to 3.5% of the gross proceeds of this offering, or $7,700,000 ($8,855,000, if the underwriters’ over-allotment option is exercised in full), also will be held in the trust account and used to pay the underwriters a deferred underwriting discount and commission (or paid to public shareholders who elect to convert their common stock in connection with our initial business combination or the extended period, as applicable) upon the consummation of our initial business combination, and will not be available for our use to acquire a target business. We expect that most of the proceeds held in the trust account will be used to pay the sellers of a target business with which we ultimately consummate a business combination. We will use substantially all of the net proceeds of this offering not held in the trust account to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon completion of this offering and the private placement, the funds available to us outside of the trust account, together with interest income, net of income taxes on such interest, of up to $3,000,000 on the balance of the trust account that may be released to us for working capital requirements, will be sufficient to allow us to operate for at least the next 24 months (or up to 36 months if extended pursuant to a shareholder vote as described in this prospectus), assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $800,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•	approximately $1,000,000 of expenses for the due diligence and investigation of a target business;

•	approximately $100,000 of expenses in legal and accounting fees relating to our Securities and Exchange Commission reporting obligations;

•	approximately $240,000 ($10,000 per month for 24 months, which amount may increase to up to $360,000, or $10,000 per month for up to 36 months, if extended pursuant to a shareholder vote as described in this prospectus) of expenses in fees relating to our office space and certain general and administrative services; and

•	approximately $935,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $300,000 for director and officer liability insurance premiums, finder’s fees, consulting fees or other similar compensation, potential deposits, down payments or funding of a ‘‘no-shop’’ provision with respect to a particular business combination.

We do not believe we will need additional financing following this offering to meet the expenditures required for operating our business prior to our initial business combination. However, we are relying on the trust account interest, in an amount of up to $3,000,000, earned on the trust account balance to fund such expenditures and to the extent that the interest earned is below our expectation, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we will need to obtain additional financing to the extent such financing is required to consummate our initial business combination or the extended period, as the case may be, or because we become obligated to convert into cash a significant number of shares from dissenting shareholders, in which case we may issue additional securities or incur debt in connection with such business combination. Following a business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

Prior to the consummation of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Ms. Frangou or her affiliate will place limit orders for an aggregate of up to $30 million of our common stock commencing on the later of (1) two business days after we file our initial preliminary proxy statement relating to our initial business combination and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the shareholder meeting at which such initial business combination is to be approved, or the ‘‘buyback period,’’ or earlier in certain circumstances as described in the limit order agreement between Ms. Frangou or her affiliate and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. These limit orders will require Ms. Frangou or her affiliate to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $30 million in total. The purchase of such shares will be made by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and Ms. Frangou or her affiliate. It is intended that such purchases will satisfy the conditions of Rule

10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances. Ms. Frangou or her affiliate will agree that she or it will not sell or transfer any shares of common stock purchased by she or it pursuant to the limit order agreement until 180 days after the date of the consummation of our initial business combination.

Ms. Frangou has agreed that she or her affiliate will vote all such shares (1) in favor of our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination. Our sponsor, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination. Any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of co-investment shares from us by Ms. Frangou or her affiliate, at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC immediately prior to the consummation of our initial business combination. These co-investment shares to be purchased by Ms. Frangou or her affiliate will be identical to the shares included in the units being sold in this offering. The proceeds of the sale of the co-investment shares will not be deposited into the trust account and will not be available for distribution to our public shareholders in the event of a liquidation of the trust account, or upon conversion of shares held by public shareholders.

Navios Holdings has agreed to purchase 7,600,000 sponsor warrants from us at a price of $1.00 per warrant ($7,600,000 in the aggregate) in a private placement that will occur simultaneously with the completion of this offering. Angeliki Frangou, our Chief Executive Officer and Chairman of our board of directors, owns 21.9% of Navios Holdings. The proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account maintained by Continental Stock Transfer and Trust Company, as trustee. If we do not consummate a business combination within 24 months (or up to 36 months if our shareholders approve the extended period) after the date of this prospectus, the $7,600,000 proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public shareholders and the sponsor warrants will expire worthless.

The sponsor warrants are identical to the warrants included in the units sold in this offering, except that: (i) the sponsor warrants will be subject to certain transfer restrictions until after the consummation of our initial business combination; (ii) the sponsor warrants may be exercised on a cashless basis; (iii) the sponsor warrants will not be redeemable by us so long as they are held by Navios Holdings or its permitted transferees, and (iv) none of the sponsor warrants to be purchased by Navios Holdings will be transferable or salable, except to another entity controlled by Navios Holdings, which will be subject to the same transfer restrictions until after we consummate a business combination.

In addition, commencing on the date following consummation of a business combination, the sponsor units, the shares of common stock and warrants underlying the sponsor units, the sponsor warrants and the shares of common stock underlying the sponsor warrants, the co-investment shares and any shares of common stock purchased pursuant to the limit orders are entitled to registration rights pursuant to the registration rights agreement to be entered into on or before the date of this prospectus in connection with the private placement.

Navios Holdings has loaned to us a total of $500,000 for the payment of offering expenses. This loan, will be payable on the earlier of March 31, 2009 or the completion of this offering. This loan will be repaid out of the proceeds used to pay the offering expenses.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business preceding the consummation of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need significant improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recordation of expenses and liabilities in the period to which they relate;

•	proof of internal review and approval of accounting items;

•	documentation of key accounting assumptions, estimates and/or conclusions; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting. Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

PROPOSED BUSINESS

General

We are a blank check company organized under the laws of the Republic of the Marshall Islands on March 14, 2008 by Navios Holdings. We were formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more assets or operating businesses in the marine transportation and logistics industries, with a primary focus on target businesses outside of the drybulk shipping sector.

Business Strategy

We will seek to capitalize on the substantial investing and operating expertise of our management team. Our executive officers and directors have extensive experience in the international marine transportation and logistics industries. We intend to leverage this experience in connection with our efforts to identify prospective target businesses.

We intend to focus primarily on a target business in the marine transportation and logistics industries outside of the drybulk shipping sector including without limitation, tankers, liquefied natural gas, liquefied petroleum gas, containers and logistics sectors. We may acquire assets directly or indirectly through the purchase of businesses. We may also acquire service businesses, including companies that provide technical or commercial management or other services to one or more segments of the marine transportation and logistics industries.

We have identified the following general criteria that we believe are important in evaluating a prospective target business. We will use these criteria in evaluating acquisition opportunities, but we may decide to enter into a business combination with a target business that does not meet these criteria.

•	Fundamentally strong business. We will seek to acquire a business that operates within a sector that has strong fundamentals, looking at factors such as growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will seek to acquire a fundamentally strong business that may have been mismanaged or undermanaged. For example, we will focus on businesses that have demonstrable advantages when compared to their competitors, which may help to protect profitability or deliver strong free cash flow under multiple market conditions.

•	Potential for increased profitability or strong free cash flow generation. We will seek to acquire a business that has the potential to improve profitability significantly either through improvement to the balance sheet, improvement to operations, or via adding new management. We may also seek to acquire a business that has the potential to generate strong and stable free cash flow. We will focus on businesses that have known working capital and capital expenditure requirements. We may also seek to leverage this cash flow prudently to enhance shareholder value.

•	Reduced expenses. We will search for a business with the potential to reduce operating expenses through, among other things, improved technical or commercial management, increased efficiencies from improved operations or asset mix, or via adoption of next generation technology.

•	Expansion opportunities. We will search for a business with opportunities to expand its businesses into related areas by, among other things, making strategic acquisitions in new businesses or adopting innovative marketing practices, repositioning itself to attract new customers, and optimizing global expansion opportunities.

Competitive Strengths

We believe that we have the following competitive strengths:

Operating expertise

Our management team has over 50 years of experience owning, operating and growing successful businesses within the marine transportation and logistics industries. This experience includes all aspects of the business, including commercial and technical management, operations, engineering and finance. The management team’s experience also includes identifying acquisition targets and realizing value from assets and businesses in different business cycles and sectors within the marine transportation and logistics industries.

We expect to leverage the significant operating expertise of our management team to identify, acquire and operate a business whose operations or balance sheet can be fundamentally improved and where there are opportunities for increased profitability. In addition, we believe that the experience of our management team may provide us with opportunities to recruit highly qualified executives.

While Navios Holdings does not have any contractual obligation to assist us in identifying a target business and completing a business combination, we may have access to certain resources of Navios Holdings, such as financial and accounting personnel, that may assist us in the process of evaluating potential acquisition targets. Due to the substantial investment in us by Navios Holdings, we would anticipate that such resources would be made available to us even though Navios Holdings is not obligated to provide such resources.

Brand Name

Navios Holdings’ business was established by the United States Steel Corporation in 1954, and we believe that it has built strong brand equity through over 50 years of working with raw materials producers, exporters, and industrial end-users. Navios Holdings’ long-standing presence in Asia has resulted in our management holding privileged relationships with many of the largest trading houses in Japan. We believe that the Navios brand name will provide us with a competitive advantage both in developing access to a target business and in operating any business ultimately acquired.

Track record

Another distinguishing feature that we believe provides a competitive advantage is the proven ability of our management to acquire and grow businesses. Angeliki Frangou, our Chairman and Chief Executive Officer, was also the Chairman and Chief Executive Officer of International Shipping Enterprises, Inc., or ISE, a blank check company that raised $196.65 million in December of 2004. In August of 2005, ISE acquired Navios Holdings for $607.5 million. Today, Navios Holdings is a global and vertically integrated seaborne shipping company focused on the transport and transshipment of drybulk commodities and is listed on the New York Stock Exchange under the symbol ‘‘NM’’, with a market capitalization of $1.03 billion as of June 16, 2008. We believe many target businesses will view the consummation of that business combination (and the fact that the securities of ISE have appreciated markedly since then) as a positive factor in considering whether to enter into a business combination with us.

Unique platform for deal generation

Navios Holdings is one of the world’s largest independent drybulk operators that uses industry specific expertise to generate and administer investment opportunities. We believe our relationship with Navios Holdings and its affiliates provides us with numerous benefits that are key to our long-term growth and success, including Navios Holdings’ expertise in commercial management, reputation within the shipping industry and network of strong relationships with many of the world’s drybulk raw material producers, agricultural traders and exporters, industrial end-users, shipyards, and shipping companies. This expertise and these relationships provide a unique platform for deal generation and allow access to a number of proprietary opportunities that would otherwise be unavailable to us. Our executive officers and directors have extensive experience in the shipping industry as leading managers, principals or directors of several prominent worldwide shipping companies. In addition, they collectively comprise a strong pool of expertise covering the key areas of shipping, with more than 100 years of total experience in sourcing, negotiating and structuring transactions in the shipping industry. We intend to leverage the industry experience of our executive officers, including their extensive contacts and relationships, by focusing our efforts on identifying a prospective target business in the shipping and related industries. We believe that Navios Holdings’

experience and extensive contacts in the marine transportation and logistics industries increases our ability to identify investment opportunities, conduct effective due diligence on potential target companies and to ultimately operate a business in our targeted marine transportation and logistics sectors.

Intense focus on operational due diligence

Our management team will employ an extensive technical and operations focused due diligence process that it believes will provide insight on key issues such as quality of assets and operations, business valuations, capital structures, strategic vision and capabilities of the acquisition target’s management team. As a result, we believe we have certain analytical advantages and insights in the marine transportation and logistics industries when we evaluate potential business combination opportunities. During the due diligence phase, our management team will carefully evaluate prospective business targets to uncover key issues that will drive value or, as importantly, pose a significant risk (such as the quality of assets, contingent liabilities and environmental issues). We believe our management team’s deep and diverse set of skills in management, operations and finance, together with our access to extensive mergers and acquisitions, legal, financing, restructuring, tax and accounting experience will enable us to avoid potential risks that other investors may not identify.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses that are not public companies (although we have the flexibility to acquire a public company). As an existing public company, we offer a target business that is not itself a public company an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe non-public target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that are not expected to be present to the same extent in connection with a business combination with us.

Financial position

With funds available initially in the amount of approximately $211,225,000 (net of proceeds held in trust), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we should have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its specific needs. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Our Relationship with Navios Holdings and Navios Partners

While our efforts in identifying a prospective target business will not be limited to a particular sector within the marine transportation and logistics industries, we initially intend to focus our search for target businesses primarily in the marine transportation and logistics industries outside of the drybulk shipping sector. We believe that by so focusing our search for target businesses, we can capitalize on the management and advisory resources of Navios Holdings in the maritime industry while taking advantage of opportunities that are not within the existing business strategies of either Navios Holdings or Navios Partners. We believe our strategy of pursuing target businesses primarily outside of the drybulk shipping sector will distinguish us from the strategies of our affiliates, which are focused on the drybulk shipping sector as follows:

•	Navios Holdings. Navios Holdings is a global and vertically integrated seaborne shipping company that specializes in a wide range of drybulk commodities, including iron ore, coal,

and grain. Although Navios Holdings derives a small portion of its revenue from its logistics operations, most of Navios Holdings’ revenue and net income are from vessel operations, which are virtually exclusively in the drybulk shipping sector. Navios Holdings’ policy for vessel operations has led Navios Holdings to time charter-out many of its vessels for short- to medium-term charters.

•	Navios Partners. Navios Partners was formed in 2007 to specialize in operating Capesize or Panamax drybulk vessels that are chartered out for a minimum of three years. The Navios Partners fleet currently consists of seven active Panamax vessels and one modern Capesize vessel. All of Navios Partners’ current vessels operate under long-term charters-out with an average length of approximately 5.2 years. Navios Partners has also contracted for the delivery on July 1, 2008 of an additional owned Panamax vessel from Navios Holdings and one newbuild Capesize vessel that it has agreed to purchase from Navios Holdings upon delivery in 2009. All of Navios Partners’ vessels are currently managed by Navios ShipManagement.

In contrast to Navios Holdings and Navios Partners, which are both focused on the drybulk shipping sector, we intend to focus our search for target businesses primarily outside of the drybulk shipping sector, including but not limited to tankers, liquefied natural gas, liquefied petroleum gas, containers and logistics.

As a controlled affiliate of Navios Holdings, we are subject to the omnibus agreement between Navios Holdings and Navios Partners that governs business opportunities within the drybulk shipping sector. Under the omnibus agreement, Navios Holdings agreed (and agreed to cause its controlled affiliates, including us, to agree) to grant a right of first offer to Navios Partners for any Panamax or Capesize drybulk vessel subject to a charter for three or more years that it acquires or may own. Accordingly, we would not be able to own any Panamax or Capesize drybulk carriers with charters of three or more years without first obtaining the consent of Navios Partners. Navios Partners and its subsidiaries granted to Navios Holdings a similar right of first offer on any proposed sale, transfer or other disposition of any of its Panamax or Capesize drybulk carriers and related charters or any of its drybulk vessels that is not a Panamax or Capesize drybulk vessel and related charters owned or acquired by it. To resolve this conflict of interest, we have entered into a right of first refusal agreement that grants us the first opportunity to consider any business opportunity outside of the drybulk shipping sector. See ‘‘Management — Conflicts of Interest.’’

Upon a change of control of Navios Holdings or Navios Partners, the noncompetition and right of first offer provisions of the omnibus agreement, and hence our obligations thereunder, will terminate within a specified period of time after such change in control. Our obligations under the omnibus agreement will also be terminated whenever we are deemed to no longer be a controlled affiliate of Navios Holdings.

Because of the overlap between Navios Holdings, Navios Partners and us with respect to possible acquisitions under the terms of the omnibus agreement, we have entered into a business opportunity right of first refusal agreement, which provides that, commencing on the date of this prospectus and extending until the earlier of the consummation of our initial business combination or our liquidation, we, Navios Holdings and Navios Partners will share business opportunities in the marine transportation and logistics industries as follows:

•	We will have the first opportunity to consider any business opportunities outside of the drybulk shipping sector.

•	Navios Holdings will have the first opportunity to consider any business opportunities within the drybulk shipping sector, with the exception of any Panamax or Capesize drybulk carrier under charter for three or more years it might own.

•	Navios Partners has the first opportunity to consider an acquisition opportunity relating to any Panamax or Capesize drybulk carrier under charter for three or more years.

Overview of the Marine Transportation and Marine Logistics Industries

The following is an overview of the marine transportation and marine logistics industries.

Marine Transportation

We will be looking to acquire a target business in the marine transportation sector. Marine transportation involves, but is not limited to, the following:

Container Sector

Container vessels transport finished goods that are shipped in containers. A container is an internationally standardized packing box for transport of cargo by road, rail or sea. The different sizes of containers have been fixed by the International Organization of Standardization. The twenty-foot container is the basic unit (referred to as TEU, or Twenty-foot Equivalent Units), which is 20 feet in length and can be loaded with 15 to 20 tons of cargo. The other standard size container is forty feet in length, and is designated as a Forty-foot Equivalent Unit, or FEU. Such a container can carry up to 30 tons of cargo.

Container vessels are sized according to the number of containers that they can carry and whether the vessels can traverse the Panama Canal or Suez Canal. The four major container vessel categories, with reference to size, from smallest to largest, are as follows:

•	Panamax: Container vessels with cargo capacity typically from 2,500 up to approximately 5,000 TEU. They are constructed as the largest vessels capable of fitting through the Panama Canal (in terms of breadth and length).

•	Post-Panamax: Container vessels with cargo capacity typically from 4,500 up to approximately 10,000 TEU.

•	Suezmax: Container vessels with cargo capacity typically of 10,000 -12,000 TEU. They are constructed as the largest vessels capable of fitting through the Suez Canal (both in terms of breadth and draft, or the maximum depth below a vessel’s waterline).

•	Post-Suezmax, or Malaccamax: These container vessels are currently in the design stage and are expected to exceed a capacity of 12,000 TEU. They will also be designed to travel through the Strait of Malacca, which is currently limited due to its draft restrictions.

In addition, container ships called ‘‘ro-ro’s’’ (for roll-on, roll-off), which are equipped with shore-based ramp systems for loading and unloading, are used to ship containers. Ro-ro’s are usually associated with shorter trade routes, as they are unable to carry the volume of crane-based container vessels. However, due to their flexibility and high speed, ro-ro’s are frequently used in today’s container markets. Various types of ro-ro vessels include ferries, cruise ferries and barges. A true ro-ro’s ramps can serve all of the vessel’s decks; otherwise, it is a hybrid vessel. New automobiles that are transported by ship around the world are often moved on a large type of ro-ro called a Pure Car Carrier (PCC) or Pure Car Truck Carrier (PCTC).

Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Tanker Sector

The world tanker fleet is divided into two primary categories, crude oil and product tankers. Tanker charterers of wet cargoes will typically charter the appropriate sized tanker based on the length of journey, cargo size and port and canal restrictions. Crude oil tankers are typically larger than product tankers. The major tanker categories with reference to size are:

•	Very Large Crude Carriers, or VLCCs: Tanker vessels that are used to transport crude oil with cargo capacity typically 200,000 to 320,000 dwt that are more than 300 meters in length. VLCCs are highly automated and their advanced computer systems allow for a minimal crew. The majority of the world’s crude oil is transported via VLCCs.

•	Suezmax: Tanker vessels with cargo capacity typically 120,000 to 200,000 dwt. These vessels are used in some of the fastest growing oil producing regions of the world, including oil coming from the Caspian Sea and West Africa. Suezmax tankers are the largest ships able to transit the Suez Canal with a full payload and are capable of both long and short haul voyages.

•	Aframax: Tanker vessels with cargo capacity typically 80,000 to 120,000 dwt. These tankers carry crude oil and serve various trade routes from short to medium distances, for example, from the North Sea to Western Europe, to the Baltic Sea and to East Coast of the United States. These vessels are able to enter a larger number of ports throughout the world as compared to the larger crude oil tankers.

•	Panamax: Tanker vessels with a cargo capacity typically between 60,000 and 100,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal.

•	Handymax: Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt.

•	Handysize: Smaller tanker vessels with cargo capacity up to 35,000 dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure.

Product.    As opposed to crude oil tankers, which are usually larger, product tankers typically have cargo capacities of less than 80,000 dwt. Product tankers are capable of carrying refined petroleum products, such as fuel oils, gasoline and jet fuel, as well as various edible oils, such as vegetable and palm oil. Chemicals, including ethanol and biofuels are carried in the smaller sizes of these vessels.

Chemical.    Chemical tankers are specialized product tankers designed to transport chemicals in bulk. Ocean-going chemical tankers generally range from 5,000 to 40,000 dwt in size, which is considerably smaller than the average size of other tanker types due to the specialized nature of their cargoes and the size restrictions of the port terminals where they call to load and discharge. Chemical tankers normally have a series of separate cargo tanks that are either coated with specialized coatings such as phenolic epoxy or zinc paint, or made from stainless steel. The coating or cargo tank material determines what types of cargo a particular tank can carry; stainless steel tanks are required for aggressive acid cargoes such as sulphuric and phosphoric acid, while ‘‘easier’’ cargoes, for example, vegetable oil, can be carried in epoxy coated tanks. Chemical tankers often have a system for tank heating in order to maintain the viscosity of certain cargoes. This system typically consists of a boiler that pumps pressurized steam through heating coils to transfer heat into the cargo and circulate tank contents by convection. Cargo tanks are completely separated and can be loaded and emptied fully independently of the other cargo tanks. This enables a single tanker to load, transport and discharge separately a variety of chemicals.

Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

LNG Carrier Sector

LNG carriers transport liquefied natural gases, or LNG, internationally between liquefaction facilities and import terminals. After natural gas is transported by pipeline from production fields to a liquefaction facility, it is supercooled to a temperature of approximately negative 260 degrees Fahrenheit. This process reduces its volume to approximately 1/600th of its volume in a gaseous state. The reduced volume facilitates economical storage and transportation by vessels over long distances, enabling countries with limited natural gas reserves or limited access to long-distance transmission pipelines to meet their demand for natural gas. LNG carriers include a sophisticated containment system that holds and insulates the LNG so it maintains its liquid form. The LNG is transported overseas in specially built tanks on double-hulled ships to a receiving terminal, where it is offloaded and stored in heavily insulated tanks. In regasification facilities at the receiving terminal, the LNG is returned to its gaseous state (or regasified) and then shipped by pipeline for distribution to natural gas customers.

The LNG market includes private and state-controlled energy and utilities companies that generally operate captive fleets and independent ship owners and operators. Many major energy companies compete directly with independent owners by transporting LNG for third parties in addition to their own LNG. Given the complex, long-term nature of LNG projects, major energy companies historically have transported LNG through their captive fleets. However, independent fleet operators have been obtaining an increasing percentage of charters for new or expanded LNG projects as major energy companies have continued to divest their non-core businesses.

LPG Carrier Sector

LPG carriers are vessels that can transport liquid petroleum and petrochemical gases, as well as ammonia. Liquid petroleum gases, or LPG, are produced as a byproduct of crude oil refining and natural gas production, and are used primarily as fuel for transportation, residential and commercial heating and cooking, and as a feedstock for the production of petrochemicals. Petrochemical gases are used in the production of a vast array of chemicals and new production technologies that allow plastic to displace metal, cotton, wood and other materials in an increasing number of end-user products. LPG products are divided into three categories:

•	Liquid petroleum gases, consisting mainly of butane and propane, are carried in fully-pressurized vessels. These gases are used for cooking, as fuel for cars, as fuel in refineries, as chemical feedstock for industrial and fuel at power plants and gas utilities.

•	Petrochemical gases that are traded as butadiene, propylene and vinyl chloride monomer, and ethylene, which are carried in semi-refrigerated ships, since they require refrigeration to minus 104 degrees Celsius to be transported in liquefied form. These petrochemical gases are primarily used in the plastics manufacturing industry.

•	Ammonia, which is carried in fully-refrigerated vessels, is mainly used in the fertilizer industry and as a feedstock in the petrochemical industry.

There are three main types of LPG carriers classified based on method of liquefaction:

•	Fully-pressurized carriers. These carriers liquefy their cargoes at ambient temperatures under high pressure of up to 17 bar (kg/cm2), are generally small vessels of under 8,000 cubic meters, or cbm. The majority of these vessels are less than 5,000 cbm.

•	Semi-refrigerated carriers. These carriers liquefy their cargoes under a combination of pressure and refrigeration to temperatures down to minus 48 degrees Celsius and pressure up to 9 bar (kg/cm2). Certain semi-refrigerated carriers with gas plants are able to cool cargoes further to minus 104 degrees Celsius and are referred to as ethylene carriers. The majority of these vessels are less than 20,000 cbm.

•	Fully-refrigerated carriers. These carriers can liquefy their cargoes at or under their boiling temperatures down to approximately minus 48 degrees Celsius at atmospheric pressure with onboard compressors. These vessels are typically 22,000 cbm and larger and also carry clean petroleum products such as naphtha.

Drybulk Shipping Sector

Drybulk vessels are used to transport commodities such as iron ore, minerals, grains, forest products, fertilizers, coking and steam coal. The drybulk shipping sector can be divided into four major vessel categories with reference to size. We may explore acquisitions of a target business that is focused on these segments of the drybulk shipping sector, including:

•	Capesize: The largest of the drybulk carrier vessels, with typical cargo capacity over 100,000 deadweight tons, or dwt. Capesize vessels are used primarily for one-way voyages with cargoes consisting of iron ore and coal.

•	Panamax: The second largest of the drybulk vessels, with cargo capacity typically between 60,000 and 100,000 dwt. Panamax vessels are used for various long distance trade routes, including those that traverse through the Panama Canal.

•	Handymax: Versatile vessels that are dispersed in various geographic locations throughout the world. Handymax vessels typically have cargo capacity of 35,000 to 60,000 dwt, and are primarily used to transport grains, forest products and fertilizers.

•	Handysize: The smallest of the drybulk carrier vessels with cargo capacity up to 35,000 dwt. These vessels are used mainly for regional voyages, are extremely versatile and can be used in smaller ports that lack infrastructure.

Prices for individual vessels vary widely depending on the type, quality, age and expected future earnings.

Marine Logistics

We may also be looking to acquire a target business in the marine logistics sector. Marine logistics involves, but is not limited to, the following:

Port, Storage and Terminal Operations

These are service businesses related to marine cargo handling from the time cargo, for or from a vessel, arrives at shipside, dock, pier, terminal, staging area, or in-transit area until cargo loading or unloading operations are completed. These businesses are engaged in, among other activities, the development of the infrastructure of ports and specialized private berths, warehousing, logistic services and regulatory matters, including compliance with customs formalities.

River Barge Operations

These companies own river barges and pushboats to transport cargos across major river trading routes globally. The cargoes transported would include but not be limited to the following:

Liquid Cargo

•	Hydrocarbons (Crude oil, gas oil, naphtas, fuel oil, JP1, etc.)

•	Vegetable oils

Liquefied Cargo

•	Liquefied Petroleum Gas (LPG)

Dry Cargo

•	Cereals (cotton pellets, soy bean, wheat, etc.)

•	Limestone (clinker)

•	Mineral iron

•	Rolling stones

•	General Cargo – Containers – Special cargoes

Specialized Vessels Operations

These include fuel bunkers, supply vessels, service vessels and anchor handlers that perform various functions related to the supply and maintenance of offshore oil rigs. Also included are multipurpose vessels with heavy gear capacity to service containers and specialty cargoes such as for shipyards, oil refineries, modification requirements and the full range of steel products.

Offshore Supply Operations

These companies provide critical logistic and transportation services for offshore petroleum exploration and production companies. Typical opportunities in the offshore supply business would include companies/assets providing delivery of drilling supplies, fuels, water and food, movement of personnel, towing rigs to and from different locations, providing safety, emergency response and other general support functions for offshore construction projects.

Management Sector

Instead of acquiring a target business owning or operating vessels, we may seek to acquire service businesses engaged in, among other activities, operational management, brokerage, maintenance and technical support. Service businesses we may seek to acquire would typically be engaged in:

•	Technical management services, such as crew retention and training, maintenance, repair, capital expenditures, drydocking, payment of vessel tonnage tax, maintaining insurance and other vessel operating activities; or

•	Commercial management services, such as finding employment for vessels, vessel acquisition and disposition, freight and charter hire collection, accounts control, appointment of agents, bunkering and cargo claims handling and settlements.

We may also seek to acquire a target business actively engaged in the contract of affreightment, or COA, market. A COA is a service contract under which a vessel owner agrees to transport multiple cargoes, at a specified rate per ton, between designated loading and discharge ports. A COA does not designate any particular vessel but does require a specified amount of cargo to be carried during the term of the COA, which usually spans a number of months or years. A COA arrangement also provides flexibility in that both the contract and the cargo may also be re-let to other parties, allowing the COA holder effectively to ‘‘trade’’ its paper contract as well as the cargo subject to such contract.

Information that may be contained in the proxy statement

As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act. Because of this exemption, when we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we will file with the SEC any final proxy solicitation materials that we deliver to our shareholders.

To the extent that we acquire one or more vessels, it is highly likely that the proxy statement that we would send to shareholders would not contain audited historical financial information with respect to the vessels and, therefore, shareholders voting on a proposed transaction would not have access to audited or unaudited financial information with respect to the vessels. The reason that we may not provide audited historical information is because the business combination would be viewed as an acquisition of assets, such as one or more vessels, instead of an acquisition of a business. It is consistent with shipping industry precedent that audited historical financials would not be required, because typically the acquiring company would not have access to such information. However, whether an acquisition is actually deemed to be that of assets (instead of a business) is based on an analysis of the facts and circumstances involved, taking to consideration a number of variables that generally would reflect upon whether there is sufficient continuity of the acquired entity’s operations prior to and after the acquisition so that the disclosure of the historical information is material to the understanding of future operations. Some of these factors would include whether new charter agreements will be entered into, if the vessel’s flag will change, or whether existing crew will continue and if so under pre-existing or new contracts. We are unable to predict the facts and circumstances surrounding any possible future acquisition of vessels (whether the acquisition will be structured as an acquisition of assets or an operating business), and accordingly cannot provide assurances with respect to the provision of audited historical financial information.

We intend to determine the value of vessels we may acquire by examining historical records of the vessels, conducting an on-site technical analysis of the vessels and a physical inspection of the vessels. In addition, we will review recent purchase and sale transactions of similar vessels and examine such transactions based on size, class and type of vessels.

To the extent that financial information is not available with respect to vessels we may acquire, we expect to evaluate the fair value of the assets, based on the advice of our ship broker and financial advisors, consistent with industry practice. Under current industry practice, a ship broker or financial advisor would estimate a vessel’s value based upon recent purchases and sale transactions of similar vessels taking into account adjustments based on size, class and type of vessel, and other factors which, in the opinion of the valuation expert or financial advisor, is necessary at the time of valuation. Such valuation would factor in, among other things, the revenue stream generated from ongoing charter arrangements, to the extent that the vessels have any charter arrangements that will continue after the business combination, and future forward rates, as quoted on the International Maritime Exchange (Imarex).

Government regulations

Government regulations significantly affect the ownership and operation of vessels. These regulations include international conventions and national, state, and local laws and regulations in the countries in which vessels may operate or are registered. A variety of governmental and private entities subject vessels to both scheduled and unscheduled inspections. These entities include local port authorities (the U.S. Coast Guard, harbor masters or equivalent entities), classification societies, flag state administration (country vessel of registry), and charterers, particularly terminal operators. Certain of these entities require vessel owners to obtain permits, licenses, and certificates for the operation of their vessels. Failure to maintain necessary permits or approvals could require a vessel owner to incur substantial costs or temporarily suspend operation of one or more of its vessels.

We believe that the heightened level of environmental and quality concerns among insurance underwriters, regulators, and charterers is leading to greater inspection and safety requirements on all vessels and may accelerate the scrapping of older vessels throughout the industry. Increasing environmental concerns have created a demand for vessels that conform to stricter environmental standards. Vessel owners are required to maintain operating standards for all vessels that will emphasize operational safety, quality maintenance, continuous training of officers and crews and compliance with U.S. and international regulations.

Under the ISM Code, effective since July 1998, the party with operational control of a vessel is required to develop an extensive safety management system that includes, among other things, the adoption of a safety and environmental protection policy setting forth instructions and procedures for operating its vessels safely and describing procedures for responding to emergencies. The ISM Code requires that vessel operators obtain a safety management certificate for each vessel they operate. This certificate evidences compliance by a vessel’s management with code requirements for a safety management system. No vessel can obtain a certificate unless its manager has been awarded a document of compliance, issued by the respective flag state for the vessel, under the ISM Code. Noncompliance with the ISM Code and other IMO regulations may subject a ship owner to increased liability, may lead to decreases in available insurance coverage for affected vessels, and may result in the denial of access to, or detention in, some ports. For example, the United States Coast Guard and European Union authorities have indicated that vessels not in compliance with the ISM Code will be prohibited from trading in ports in the United States and European Union.

International Environmental Regulations

The International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. For example, the International Convention for the Prevention of Pollution from Ships, or MARPOL, imposes environmental standards on the shipping industry relating to oil spills, management of garbage, the handling and disposal of noxious liquids, harmful substances in packaged forms, sewage and air emissions. Annex III of MARPOL regulates the transportation of marine pollutants, including standards on packing, marking, labeling, documentation, stowage, quality limitations and pollution prevention. These requirements have been expanded by the International Maritime Dangerous Goods Code, which imposes additional standards for all aspects of the transportation of dangerous goods and marine pollutants by sea.

In 2001, the IMO adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage, or the Bunker Convention, which imposes strict liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of ‘‘Bunker Oil.’’ The Bunker Convention defines ‘‘Bunker Oil’’ as ‘‘any hydrocarbon mineral oil, including lubricating oil, used or intended to be used for the operation or propulsion of the ship, and any residues of such oil.’’ The Bunker Convention also requires registered owners of ships over a certain size to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims of 1976, as amended). As of November 2007, the Bunker Convention has been ratified by a sufficient number of nations for entry into force, and the Bunker Convention will become effective on November 21, 2008. Until the Bunker Convention comes into force, liability for spills or releases of oil from ship’s bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur.

Outside of the United States, other national laws generally provide for the owner to bear strict liability for pollution, subject to a right to limit liability under applicable national or international regimes for limitation of liability. The most widely applicable international regime limiting maritime pollution liability is the 1976 Convention. Rights to limit liability under the 1976 Convention are forfeited where a spill is caused by a shipowners’ intentional or reckless conduct. Certain jurisdictions have ratified the IMO’s Protocol of 1996, which substantially increases the liability limits set forth in the 1976 London Convention. Finally, some jurisdictions are not a party to either the 1976 Convention or the Protocol of 1996, and, therefore, shipowners’ rights to limit liability for maritime pollution in such jurisdictions may be uncertain.

In 2005, the European Union adopted a directive on ship-source pollution, imposing criminal sanctions for intentional, reckless or seriously negligent pollution discharges by ships. The directive could result in criminal liability being incurred in circumstances where it would not be incurred under international law as set out in the MARPOL Convention. Criminal liability for an oil pollution incident could not only result in us incurring substantial penalties or fines but may also, in some jurisdictions, facilitate civil liability claims for greater compensation than would otherwise have been payable.

In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, which was ratified on May 18, 2004, and became effective on May 19, 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions.

The United States in February 2007 formally proposed a series of amendments to Annex VI. The emission program described in this proposal would dramatically reduce air pollution from ships by establishing a new tier of performance-based standards for marine diesel engines on all vessels and by establishing stringent emission requirements for ships that operate in coastal areas where air-quality problems are acute. On June 28, 2007, the World Shipping Council announced its support for these amendments. If these amendments are implemented, we may incur costs to comply.

The IMO adopted an International Convention for the Control and Management of Ships’ Ballast Water and Sediments, or the BWM Convention, in February 2004. The BWM Convention’s implementing regulations call for a phased introduction of mandatory ballast water exchange requirements (beginning in 2009), to be replaced in time with mandatory concentration limits. The BWM Convention will not enter into force until 12 months after it has been adopted by 30 states, the combined merchant fleets of which represent not less than 35% of the gross tonnage of the world’s merchant shipping. To date, there has not been sufficient adoption of this standard by governments that are members of the convention for it to take force. Moreover, the IMO has supported deferring the requirements of this convention that would first come into effect until December 31, 2011, even if it were to be adopted earlier.

United States Environmental Regulations

In the United States, the Oil Pollution Act of 1990, or the OPA, establishes an extensive regulatory and liability regime for the protection and cleanup of the environment from oil spills, including bunker oil spills from drybulk vessels as well as cargo or bunker oil spills from tankers. The OPA affects all owners and operators whose vessels trade in the United States, its territories and possessions or whose vessels operate in United States waters, which includes the United States’ territorial sea and its 200 nautical mile exclusive economic zone. Under the OPA, vessel owners, operators and bareboat charterers are ‘‘responsible parties’’ and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or substantial threats of discharges, of oil from their vessels. In addition to potential liability under OPA as the relevant federal legislation, vessel owners may in some instances incur liability on an even more stringent basis under state law in the particular state where the spillage occurred.

Title VII of the Coast Guard and Maritime Transportation Act of 2004, or the CGMTA, amended OPA to require the owner or operator of any non-tank vessel of 400 gross tons or more, that carries oil of any kind as a fuel for main propulsion, including bunkers, to prepare and submit a response plan for each vessel on or before August 8, 2005. Prior to this amendment, these provisions of OPA applied only to vessels that carry oil in bulk as cargo. The vessel response plans must include detailed information on actions to be taken by vessel personnel to prevent or mitigate any discharge or substantial threat of such a discharge of ore from the vessel due to operational activities or casualties. OPA 90 had historically limited liability of responsible parties to the greater of $600 per gross ton or $0.5 million per containership that is over 300 gross tons (subject to possible adjustment for inflation). Amendments to OPA 90 which came into effect on July 11, 2006 increased the liability limits for responsible parties for any vessel other than a tank vessel to $950 per gross ton or $0.8 million, whichever is greater.

These limits of liability do not apply if an incident was directly caused by violation of applicable United States federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities.

In addition, the Comprehensive Environmental Response, Compensation, and Liability Act, or CERCLA, which applies to the discharge of hazardous substances (other than oil) whether on land or at sea, contains a similar liability regime and provides for cleanup, removal and natural resource damages. Liability under CERCLA is limited to the greater of $300 per gross ton or $0.5 million for vessels not carrying hazardous substances as cargo or residue, unless the incident is caused by gross negligence, willful misconduct, or a violation of certain regulations, in which case liability is unlimited.

We intend to maintain, for each of vessel we may acquire or charter, insurance coverage against pollution liability risks in appropriate per incident amounts that are consistent with industry standards. The insured risks will likely include penalties and fines as well as civil liabilities and expenses resulting from accidental pollution. However, any such insurance coverage will likely be subject to exclusions, deductibles and other terms and conditions. If any liabilities or expenses fall with an exclusion from coverage, or if damages from a catastrophic incident exceed the agreed amounts of the limitation of coverage per incident, our cash flow, profitability and financial position could be adversely impacted.

OPA requires owners and operators of all vessels over 300 gross tons, even those that do not carry petroleum or hazardous substances as cargo, to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA. The U.S. Coast Guard has implemented regulations requiring evidence of financial responsibility in the amount of $900 per gross ton, which includes the OPA limitation on liability of $600 per gross ton and the CERCLA liability limit of $300 per gross ton for vessels not carrying hazardous substances as cargo or residue. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. On February 6, 2008 the U.S. Coast Guard proposed amendments to the financial responsibility regulations to increase the required amount of such COFRs to $1,250 per gross ton to reflect the 2006 increases in limits on OPA 90 liability. The increased amounts will become effective 90 days after the proposed regulations are finalized. We intend to obtain our insurance coverage that meets any applicable requirements of OPA.

Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessel in the fleet having the greatest maximum liability under OPA. Under the self-insurance provisions, the ship owner or operator must have a net worth and working capital, measured in assets located in the United States against liabilities located anywhere in the world, that exceeds the applicable amount of financial responsibility. We have complied with the U.S. Coast Guard regulations by providing a certificate of responsibility from third party entities that are acceptable to the U.S. Coast Guard evidencing sufficient self-insurance.

The U.S. Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or required to waive insurance policy defenses. This requirement may have the effect of limiting the availability of the type of coverage required by the Coast Guard and could increase our costs of obtaining this insurance as well as the costs of our competitors that also require such coverage.

OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states which have enacted such legislation have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws. We intend to comply with all applicable state regulations in the ports where vessels we acquire or charter may call.

The United States Clean Water Act prohibits the discharge of oil or hazardous substances in U.S. navigable waters and imposes strict liability in the form of penalties for unauthorized discharges. The Clean Water Act also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under CERCLA. Pursuant to regulations promulgated by the U.S. Environmental Protection Agency, or the EPA, in the early 1970s, the discharge of sewage and effluent from properly functioning marine engines was exempted from the permit requirements of the National Pollution Discharge Elimination System. This exemption allowed vessels in U.S. ports to discharge certain substances, including ballast water, without obtaining a permit to do so. However, on March 30, 2005, a U.S. District Court for the Northern District of California granted summary judgment to certain environmental groups and U.S. states that had challenged the EPA regulations, arguing that the EPA exceeded its authority in promulgating them. On September 18, 2006, the U.S. District Court issued an order invalidating the exemption in EPA’s regulations for all discharges incidental to the normal operation of a vessel as of September 30, 2008, and directing EPA to develop a system for regulating all discharges from vessels by that date.

Although EPA appealed this decision on November 16, 2006 and the court heard oral arguments in August 2007, EPA also provided notice on June 21, 2007 of its intention to promulgate rules regarding the regulation of ballast water discharges and other discharges incidental to the normal operation of vessels and solicited public comments. If the exemption is repealed or EPA promulgates a final rule placing NPDES permitting requirements on ballast water discharges and other discharges incidental to the normal operation of vessels, we could be required to: install equipment on any vessels we may acquire or charter to treat ballast water before it is discharged; implement other port facility disposal arrangements or procedures at potentially substantial cost; and/or otherwise restrict our vessel traffic in U.S. waters. The installation, operation and upkeep of these systems would increase the costs of operating in the United States and other jurisdictions where similar requirements might be adopted. In the absence of federal standards, states have enacted legislation or regulations to address invasive species through ballast water and hull cleaning management and permitting requirements.

The Federal Clean Air Act (CAA), requires the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Vessels we acquire may be subject to CAA vapor control and recovery standards for cleaning fuel tanks and conducting other operations in regulated port areas and emissions standards for so-called ‘‘Category 3’’ marine diesel engines operating in U.S. waters. The marine diesel engine emission standards are currently limited to new engines beginning with the 2004 model year. In November 2007, EPA announced its intention to proceed with development of more stringent standards for emissions of particulate matter, sulfur oxides, and nitrogen oxides and other related provisions for new Category 3 marine diesel engines, consistent with the United States’ proposal to amend Annex VI of MARPOL described below. If these proposals are adopted and apply not only to engines manufactured after the effective date but also to existing marine diesel engines, we may incur costs to install control equipment on vessels acquire to comply with the new standards.

Greenhouse Gas Emissions

In February 2005, the Kyoto Protocol to the United Nations Framework Convention on Climate Change entered into force. Pursuant to the Protocol, adopting countries are required to implement national programs to reduce emissions of certain gases, generally referred to as greenhouse gases, which are suspected of contributing to global warming. Currently, the greenhouse gas emissions from international shipping do not come under the Kyoto Protocol. The European Union confirmed in April 2007 that it plans to expand the European Union emissions trading scheme by adding vessels. In the United States, the California Attorney General and a coalition of environmental groups petitioned the EPA in October 2007 to regulate greenhouse gas emissions from ocean-going ships under the Clean Air Act. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union, or individual countries where we operate that restrict emissions of greenhouse gases from vessels could require us to make significant financial expenditures we cannot predict with certainty at this time.

Security Regulations

Since the terrorist attacks of September 11, 2001, there have been a variety of initiatives intended to enhance vessel security. On November 25, 2002, MTSA came into effect. To implement certain portions of the MTSA, in July 2003, the United States Coast Guard issued regulations requiring the implementation of certain security requirements aboard vessels operating in waters subject to the jurisdiction of the United States. Similarly, in December 2002, amendments to SOLAS created a new chapter of the convention dealing specifically with maritime security. The new chapter went into effect on July 1, 2004, and imposes various detailed security obligations on vessels and port authorities, most of which are contained in the newly created ISPS Code. Among the various requirements are:

•	on-board installation of automatic information systems to enhance vessel-to-vessel and vessel-to-shore communications;

•	on-board installation of ship security alert systems;

•	the development of vessel security plans; and

•	compliance with flag state security certification requirements.

The U.S. Coast Guard regulations, intended to be aligned with international maritime security standards, exempt non-U.S. vessels from MTSA vessel security measures, provided such vessels have on board, by July 1, 2004, a valid International Ship Security Certificate that attests to the vessel’s compliance with SOLAS security requirements and the ISPS Code.

Inspection by Classification Societies

Every sea going vessel must be ‘‘classed’’ by a classification society. The classification society certifies that the vessel is ‘‘in class,’’ signifying that the vessel has been built and maintained in accordance with the rules of the classification society and complies with applicable rules and regulations of the vessel’s country of registry and the international conventions of which that country is a member. In addition, where surveys are required by international conventions and corresponding laws and ordinances of a flag state, the classification society will undertake them on application or by official order, acting on behalf of the authorities concerned.

The classification society also undertakes, on request, other surveys and checks that are required by regulations and requirements of the flag state. These surveys are subject to agreements made in each individual case or to the regulations of the country concerned. For maintenance of the class, regular and extraordinary surveys of hull, machinery (including the electrical plant) and any special equipment classed are required to be performed as follows:

•	Annual Surveys: For seagoing ships, annual surveys are conducted for the hull and the machinery (including the electrical plant) and, where applicable, for special equipment classed, at intervals of 12 months from the date of commencement of the class period indicated in the certificate.

•	Intermediate Surveys: Extended annual surveys are referred to as intermediate surveys and typically are conducted two and one-half years after commissioning and each class renewal. Intermediate surveys may be carried out on the occasion of the second or third annual survey.

•	Class Renewal Surveys: Class renewal surveys, also known as special surveys, are carried out for the ship’s hull, machinery (including the electrical plant), and for any special equipment classed, at the intervals indicated by the character of classification for the hull. At the special survey, the vessel is thoroughly examined, including audio-gauging, to determine the thickness of its steel structure. Should the thickness be found to be less than class requirements, the classification society would prescribe steel renewals. The classification society may grant a one-year grace period for completion of the special survey. Substantial amounts of money may have to be spent for steel renewals to pass a special survey if the vessel experiences excessive wear and tear. In lieu of the special survey every four or five years, depending on whether a grace period was granted, a ship owner has the option of arranging with the classification society for the vessel’s integrated hull or machinery to be on a continuous survey cycle, in which every part of the vessel would be surveyed within a five-year cycle.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a target business that does not need substantial additional capital but that desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a target business that may be financially unstable or in its early stages of development or growth or to begin operations by purchasing vessels, in which case we would be subject to the risks inherent in being a start-up business, although it is not our current intention to do so. While we may seek to effect business combinations with more than one target business, it is likely that initially we will have the ability to consummate only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We have not identified a target business

As mentioned above, to date, neither we nor Navios Holdings has selected any target business with which to seek a business combination with us. None of our officers, directors, promoters or other affiliates, including Navios Holdings, is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us, nor have we, nor any of our agents or affiliates, including Navios Holdings, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor Navios Holdings has established any specific attributes or criteria (financial or otherwise) for our prospective target businesses except for those factors described below under ‘‘— Selection of a target business and structuring of a business combination.’’ Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by Navios Holdings or us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitation that a target business have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately consummate a business combination. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

Following our offering, our officers and directors, as well as their affiliates, may bring to our attention a target business that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers, together with direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or shareholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

We anticipate that a target business may also be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, ship brokers and other members of the financial or shipping community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts, articles that may be published in industry trade journals discussing our intent to make acquisitions, and/or direct contact by our management to be commenced following the completion of this offering. We will make a preliminary judgment about the relative merits and timing of a shipping opportunity employing our market knowledge, which is based upon published vessel values and charter rates, notably those of Clarksons Shipping Services or Drewry Shipping Consultants, Ltd., among others; market and vessel-specific information provided to us by ship brokers and charterers; information obtained by us through the ordinary course of business as a result of general discussions with ship owners, managers and other industry players; and transaction-specific information resulting from unsolicited approaches, proposals or offers from third parties. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation (which would be equal to a percentage of the fair market value of the transaction as agreed upon at the time of such engagement or agreement with a party that brings us an unsolicited proposal, as the case may be) may be paid from the offering proceeds not held in the trust account. Any finder or broker would only be paid a fee upon the consummation of a business combination. Further, because any finder or broker that we engage will be required to sign a waiver of claims against the trust, such firms or individuals will not be entitled to receive any funds from the trust account upon our liquidation.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business with a collective fair market value that is at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the marine transportation and logistics industries to date, nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses, except for the factors described below. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors that we deem relevant at such time based on the identity of such target business, the following:

•	potential for increased profitability or strong free cash flow generation;

•	potential to reduce operating expenses;

•	expansion opportunities;

•	quality of assets and operations;

•	business valuations;

•	capital structures;

•	strategic vision and capabilities of the acquisition target’s management team;

•	earnings and growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	cash flow and cash flow growth potential;

•	stability of cash flow;

•	competitive position;

•	financial condition and results of operation;

•	barriers to entry into the marine transportation and logistics industries;

•	breadth of services offered;

•	degree of current or potential market acceptance of the services;

•	regulatory environment of the marine transportation and logistics industries;

•	costs associated with effecting the business combination;

•	contingent liabilities;

•	pension matters; and

•	environmental issues.

Because we do not know in which segment of the marine transportation and logistics industries we will be considering a target business, we have listed the foregoing general factors. These criteria are not intended to be exhaustive. In evaluating a prospective target business, we will conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information that will be made available to us. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the listed factors, as well as other considerations deemed relevant by our management in effecting a particular business combination. We have not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates, nor is it possible for us to list the number of market participants that fall within each of the sectors in the shipping sector identified by us, as the marine transportation and logistics industries are generally highly fragmented and, aside from the handful of publicly traded shipping companies, characterized by a lack of transparency in ownership or corporate structure, the possibility of companies selling pieces or divisions of themselves and new ships constantly being built, all of which factors limit our ability to approximate the number of market participants in each sector.

The time and costs required to select and evaluate a target business and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately consummated will result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. However, we will not pay any finder’s or consulting fees to our initial shareholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business

The initial target business that we acquire must have a collective fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account) at the time of such acquisition. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through an issuance of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

The fair market value of such target business will be determined by our board of directors based upon valuation criteria accepted by the financial community, such as actual and potential sales, earnings before interest, tax, depreciation and amortization, net income, cash available for distributions, net asset value, cash flow and book value. The valuation process could involve obtaining two or three appraisals from independent ship brokers. These appraisals, in accordance with standard industry practice, are based on a description of the particular vessel (including size, age and type), as well as the appraisers’ review of publicly available maintenance records for vessels that are not new. It is not anticipated that such appraisers will agree to allow our shareholders to rely directly on the appraisals.

Our officers and directors have experience evaluating target businesses based upon the valuation criteria set forth in the preceding paragraph and have performed such evaluations for transactions valued in the range contemplated by this offering. Satisfaction of the 80% threshold is determined by calculating the fair market value of what we receive in the business combinations and comparing it to 80% of our net assets (excluding deferred underwriting discounts and commissions held in the trust account). Whether assets or stock of a target business is acquired, including if we acquire less than 100% of an entity’s stock, such assets or stock received by us would be evaluated based upon such financial criteria in order to determine if the fair market value of such assets or stock equals at least 80% of our net assets.

If our board of directors is not able to determine independently that the target business has a sufficient fair market value (for example, if the financial analysis is too complicated for our board of directors to perform on their own), we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority or from another qualified independent consultant or advisory firm with respect to the satisfaction of such criteria. The willingness of an investment banking firm or consultant to provide for reliance by our shareholders would be one factor considered by us in selecting an independent investment banking firm.

If we do obtain the opinion of an investment banking firm or consultant, a summary of the opinion will be contained in the proxy statement that will be mailed to shareholders in connection with obtaining approval of the business combination, and the investment banking firm or consultant will consent to the inclusion of their report in our proxy statement. We will not be required to obtain an opinion from an investment banking firm or consultant as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•	result in our dependency upon the development or market acceptance of a single or limited number of services.

Additionally, since our initial business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited ability to evaluate the target business’s management

Although we expect certain of our management, including Angeliki Frangou, our Chairman and Chief Executive Officer, to remain associated with us following a business combination, it is likely that some or all members of the management of the target business at the time of the business combination will remain in place, and we may employ other personnel following the business combination. Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Thus, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the consummation of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. Our shareholders will be given written notice of a special meeting to approve a business combination, which notice will be given not less than fifteen days or more than sixty days before the date fixed for the meeting. In connection with seeking shareholder approval of a business combination, we will also submit to our shareholders for approval a proposal to amend our amended and restated articles of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. However, we may elect to form a foreign subsidiary in connection with a proposed business combination, which may be used to make the acquisition. In the event we choose to consummate our initial business combination using a foreign subsidiary, we may choose not to amend our amended and restated articles of incorporation to provide for perpetual existence. We will only consummate a business combination if shareholders vote both in favor of such business combination and our amendment to extend our corporate life.

As a foreign private issuer, we are exempt from the proxy rules promulgated under the Securities Exchange Act. Because of this exemption, when we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we will file with the SEC any final proxy solicitation materials that we deliver to our shareholders. When we furnish proxy solicitation materials to our shareholders, we will publicly furnish such materials to the SEC. We expect that the proxy statement that we would send to shareholders would not contain historical financial information with respect to the acquisition of vessels and, therefore, shareholders voting on a proposed transaction would not have the benefit of financial statements of past operations. See ‘‘Risk Factors — Risks Associated With Our Acquisition of a Target Business in the Maritime transportation and logistics industries — If we were to acquire vessels or a business with agreements to purchase individual vessels, it is highly unlikely that proxy materials provided to our shareholders would include historical financial statements and, accordingly, investors will not have historical financial statements on which to rely in making their decision whether to vote for the acquisition.’’

In connection with the vote required for our initial business combination, our initial shareholders have agreed to vote the shares of common stock owned by them prior to this offering in accordance with the vote of the majority of the public shareholders. In addition to any shares of common stock purchased pursuant to the limit orders described in this prospectus, our officers, directors or Navios Holdings, or their respective affiliates, may make purchases of our securities in this offering or in the aftermarket, subject to all applicable laws. Although we do not know for certain all the factors that would cause Navios Holdings or such individuals to purchase our securities, we believe that some of the factors they would consider are: (i) the trading price of our securities, (ii) aggregate investment in our securities and (iii) whether it appears that a substantial number of public shareholders are voting against a proposed business combination. Any shares acquired by Navios Holdings or such individuals in this offering or in the aftermarket, including any shares purchased pursuant to the limit orders, will be voted in favor of the business combination. Accordingly, any purchase of our shares by our officers and directors, or Navios Holdings, in this offering or in the aftermarket could influence the result of a vote submitted to our shareholders in connection with a business combination by making it more likely that a business combination would be approved. In addition, given the interest that Navios Holdings and our officers and directors have in a business combination being consummated, it is possible that Navios Holdings and such individuals will acquire securities from public shareholders who have elected to redeem their shares of our common stock (as described below) in order to change their vote and insure that the business combination will be approved (which could result in a business combination being approved even if, after the announcement of the business combination, 40% or more of our public shareholders would have elected their conversion rights on a cumulative basis, including any shareholders who previously exercised conversion rights in connection with the shareholder vote required to approve the extended period, if any, or a majority of our public shareholders would have voted against the business combination, but for the purchases made by Navios Holdings or our officers and directors).

We will proceed with a business combination only if a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 40% of the total number of shares sold in this offering exercise their conversion rights described below (including any shareholders who previously exercised their conversion rights in connection with the shareholder vote required to approve the extended period). Our threshold for conversion has been established at 40% to reduce the risk of a small group of shareholders exercising undue influence on the approval process. However, a threshold between 20% and 30% is more typical in offerings of this type and such lower threshold permits the holders of a smaller number of shares to prevent a transaction they deem to be undesirable from being consummated (and therefore makes it easier for a proposed business combination to be approved as compared to other offerings of this type with a lower threshold). In addition, permitting conversion above the typical 20% to 30% threshold may require us to secure additional financing to fund a proposed business combination. Voting against the business combination alone will not result in conversion of a shareholder’s shares into a pro rata share of the trust account. To do so, a shareholder must have also exercised the conversion rights described below. As a result of our higher conversion threshold, we may have less cash available to consummate a business combination. Because we will not know how many shareholders may exercise such conversion rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of shareholders exercise their conversion rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary conversion threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Extension of time to consummate a business combination to up to 36 months

We have a period of 24 months from the completion of this offering within which to effect our initial business combination. While such 24-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if we have entered into a letter of intent, agreement in principle or definitive agreement within the 24-month period from the completion of this offering, and, in the course of this process, we conclude that the 24-month period may be insufficient, we may, prior to the expiration of the 24-month period, call a meeting of our shareholders for the purpose of soliciting their approval to extend the date by which we must consummate our initial business combination by up to an additional 12 months. If the extended period is approved by shareholders, we would have a total of up to 36 months from the completion of this offering to consummate a business combination. In connection with seeking shareholder approval for the extended period, we will furnish our shareholders with proxy solicitation materials that will describe the extended period and the procedure for shareholders to exercise their conversion rights if desired.

We believe that extending the date by which we must consummate our initial business combination to up to 36 months may be necessary due to the circumstances involved in the evaluation and consummation of a business combination.

If holders of 40% or more of the shares sold in this offering vote against the proposed extended period and elect to convert their shares for a pro rata share of the trust account, we will not extend the date by which we must consummate our initial business combination beyond 24 months. In such event, if we cannot consummate the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extended period will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special or annual meeting called for the purpose of approving such extended period. In connection with the vote required for the extended period, our initial shareholders have agreed to vote their shares of common stock acquired prior to this offering in accordance with the majority of shares of common stock voted by the public shareholders and have agreed to waive their conversion rights.

If the majority of votes cast by our public shareholders are voted at the special meeting called for the purpose of approving the extended period in favor of such extended period and holders of less than 40% of the shares sold in this offering vote against the proposed extended period and elect to convert their shares, we will then have an additional 12 months in which to consummate the initial business combination.

If the proposal for the extended period is approved, we will still be required to seek shareholder approval as described above under ‘‘Opportunity for shareholder approval of business combination’’ before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the extended period and exercised such shareholder’s conversion rights, such shareholder will be able to vote on the initial business combination.

Conversion rights for shareholders voting to reject the extended period or our initial business combination

Public shareholders voting against the extended period or our initial business combination, as the case may be, will be entitled to cause us to convert their common stock for a pro rata share of the aggregate amount then in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest and net of up to an aggregate of $3,000,000 of the interest income, net of taxes, on the trust account balance previously released to us to fund our working capital. Shareholders voting against the extended period will have only the right to cause us to convert their shares if the extended period is approved, and shareholders voting against the business combination will have only the right to cause us to convert their shares if our initial business combination is approved and consummated. Public shareholders who cause us to convert their common stock for a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of the special meeting for the extended period or upon consummation of a business combination, as the case may be, and will continue to have the right to exercise any warrants they own. A public shareholder who converts their common stock in connection with a business combination or the extended period and does not object to the business combination or the extended period will forego their right to commence a derivative action against us.

Notwithstanding the foregoing, a public shareholder, together with any of their affiliates or any other person with whom they are acting in concert or as a partnership, syndicate or other ‘‘group’’ (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act) for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against the extended period or a proposed business combination with respect to all shares owned by them or their affiliates. We believe this restriction will prevent shareholders from accumulating large blocks of stock before the vote held to approve a proposed business combination or the extended period and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, for example, a public shareholder who owns 15% of the shares sold in this offering could threaten to vote against a proposed business combination or the extended period and seek conversion, regardless of the merits of the transaction, if their shares are not purchased by us or our management at a premium to the then current market price. By limiting each shareholder’s ability to convert only up to 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction that is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction or against the extended period.

A shareholder who votes against the extended period and also elects to convert its shares of common stock in connection with such vote may vote against our initial business combination at the applicable shareholder meeting held for that purpose only to the extent such shareholder continues to hold shares of our common stock or acquires additional shares. However, such shareholder and its affiliates would be prohibited from exercising any shareholder conversion right with respect to any shares at the shareholder meeting held for the purpose of approving our initial business combination. We believe such limitation on the shareholder conversion rights will deter shareholders who exercise shareholder conversion rights in connection with the shareholder vote on a proposed extended period from acquiring shares solely for the purpose of attempting to seek shareholder conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price.

The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes payable on such interest, which shall be paid from the trust account, and net of interest income previously released to us to fund our working capital requirements), calculated as of the date of the special meeting of shareholders approving the extended period or two business days prior to the consummation of the proposed initial business combination, as the case may be, divided by the number of shares sold in this offering. The initial per-share conversion price is expected to be approximately $9.95 (or approximately $9.91 per share if the over-allotment option is exercised in full).

An eligible public shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the extended period or a proposed business combination, as the case may be, but the request will not be granted unless the shareholder votes against the extended period or business combination and the extended period or business combination, as the case may be, is approved and, in the case of the business combination, it is consummated. If a shareholder votes against the business combination or the extended period but fails to properly exercise such shareholder’s conversion rights, such shareholder will not have its shares of common stock converted for its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the applicable meeting. The funds to be distributed to shareholders who elect conversion will be distributed as promptly as practicable after the special meeting of shareholders approving the extended period, or after the consummation of the business combination, as the case may be. Public shareholders who cause us to convert their common stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.

We intend to require public shareholders who wish to exercise conversion rights to tender their stock certificates to our transfer agent prior to the special or annual meeting or to deliver their shares to the transfer agent electronically using DTC’s DWAC system. In order to do this, we expect that public shareholders will have to comply with the following steps. If the shares are held in ‘‘street name,’’ a shareholder must instruct their account executive at the shareholder’s bank or broker to withdraw the shares from the shareholder’s account and request that a physical stock certificate be issued in the shareholder’s name. Our transfer agent will be available to assist with this process. No later than the day prior to the shareholder meeting, the written instructions stating that the public shareholder wishes to convert their shares into a pro rata share of the trust account and confirming that the public shareholder has held the shares since the record date and, in the case of the initial business combination, will continue to hold them through the consummation of our initial business combination, must be presented to our transfer agent. Stock certificates that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be converted into cash. In the event a public shareholder tenders their shares and decides prior to the shareholder meeting that they do not want to convert their shares, the public shareholder may withdraw the tender up to the date of the applicable meeting. In the event that a public shareholder tenders shares in connection with the vote on the initial business combination or the extended period, and our initial business combination or the extended period is not approved and, in the case of the initial business combination, consummated, these shares will not be converted into cash, and the physical stock certificate representing these shares will be returned to the shareholder.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to convert. After the initial business combination was approved, the company would contact such public shareholder to arrange for them to deliver their stock certificate to verify ownership. As a result, the public shareholder then had an ‘‘option window’’ after the consummation of the initial business combination during which they could monitor the price of the stock in the market. If the price rose above the conversion price, they could sell their shares in the aftermarket before actually delivering their shares to the company for cancellation. Thus, the conversion right, to which public shareholders were aware they needed to commit before the shareholder meeting, would become a ‘‘put’’ right surviving past the consummation of the initial business combination until the converting holder delivered their stock certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting shareholder’s election to convert is irrevocable once the initial business combination or the extended period is approved.

The proxy solicitation materials that we will furnish to public shareholders in connection with the vote for any proposed initial business combination or an extended period will indicate that we are requiring public shareholders to satisfy such certification and delivery requirements. As discussed above, a public shareholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the initial business combination or the extended period to deliver their shares if they wish to seek to exercise their conversion rights. The delivery process is within the public shareholder’s control and, whether they are a record holder or their shares are held in ‘‘street name,’’ should be able to be accomplished by the public shareholder by contacting the transfer agent or their broker and requesting delivery of their shares through the DWAC system. However, because we do not have control over this process or over the brokers or DTC, it may take significantly longer than anticipated to obtain a physical stock certificate.

We will not consummate an initial business combination, and similarly will not extend the time to consummate the business combination to up to 36 months, if holders of more than approximately 39.99% of our outstanding shares of common stock sold in this offering both vote against and exercise their conversion rights with respect to the extended period or, on a cumulative basis, in the case of the business combination. This may have the effect of making it easier for us to have an initial business combination approved over shareholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public shareholders holding more than 20% or 30% of their outstanding shares of common stock exercise their conversion rights.

In connection with a vote on our initial business combination, public shareholders may elect to vote a portion of their shares for and a portion of their shares against the initial business combination. If the initial business combination is approved and consummated, public shareholders who elected to convert the portion of their shares voted against the initial business combination will receive the conversion price with respect to those shares and may retain any other shares they own.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target business until 24 months (or up to 36 months if the extended period is approved as described in this prospectus) after the date of this prospectus. If the initial business combination is not approved or consummated for any reason, then public shareholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. Those public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently consummated, or in connection with our liquidation.

Dissolution and liquidation if no business combination

Our amended and restated articles of incorporation provide that we will continue in existence only until 24 months (or up to 36 months if the extended period is approved) after the completion of this offering. This provision may not be amended except in connection with the consummation of a business combination. If we have not consummated a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 106 of the Marshall Islands Business Corporations Act. This has the same effect as if our board of directors and shareholders had formally voted to approve our dissolution. As a result, no vote would be required from our board of directors or shareholders to commence such a dissolution and liquidation. We view this provision terminating our corporate life by 24 months (or up to 36 months if the extended period is approved) after the completion of this offering as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Once we are dissolved, shareholders will no longer be able to bring derivative actions against us.

If we are unable to consummate a business combination by 24 months (or up to 36 months if the extended period is approved) after the completion of this offering we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest not previously distributed. We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effect such distribution. Our initial shareholders have waived their rights to participate in any liquidating distribution with respect to shares of common stock owned by it prior to this offering. In addition the underwriters have agreed to waive their rights to the $7,700,000 ($8,855,000 if the over-allotment option is exercised in full) of deferred underwriting compensation (including the interest earned thereon) held in the trust account for their benefit. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the out-of-pocket costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, Navios Holdings has agreed to advance us the funds necessary to complete such liquidation and have agreed not to seek repayment of such expenses.

Although we will seek to have all prospective target businesses, vendors or other service providers execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Even if such entities execute such agreements with us, there is no guarantee that they will not seek recourse against the trust account. A court could also conclude that such agreements are not enforceable. Accordingly, the proceeds held in the trust account could be subject to claims, which could take priority over those of our public shareholders. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In order to protect the amount in the trust account, Navios Holdings has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, except (i) as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account, to the extent such waiver is subsequently found to be invalid or unenforceable, (ii) as to any engagement of, or agreement with, a third party that does not execute a waiver and a majority of the independent directors of Navios Holdings have not consented to such engagement or contract with such third party, and (iii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities under the Securities Act. Additionally, in the case of a vendor, service provider or prospective target business that did not execute a waiver, Navios Holdings will be liable, to the extent it consents to the transaction, only to the extent necessary to ensure that public shareholders receive no less than approximately $9.95 per share (or approximately $9.91 per share if the underwriters’ over-allotment option is exercised in full) upon liquidation. Based on our review of the financial statements of Navios Holdings in its most recent Form 20-F, we believe that Navios Holdings will have sufficient funds to meet any indemnification obligations that arise. However, because Navios Holdings’ circumstances may change in the future, we cannot assure investors that Navios Holdings will be able to satisfy such indemnification obligations if and when they arise.

We believe the likelihood of Navios Holdings having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation). The indemnification provisions are set forth in the insider letter executed by Navios Holdings. The insider letter provides that, in the event we obtain a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our shareholders from a vendor, prospective target business or other entity, the indemnification will not be available. The insider letter executed by Navios Holdings is an exhibit to the registration statement of which this prospectus forms a part.

Under the BCA, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 106 of the BCA intended to ensure that we make reasonable provision for all claims against us, including a minimum 6-month notice period during which any third-party claims can be brought against us, any liability of shareholders with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholder would be barred after the expiration of the period specified in the notice. However, it is our intention to make liquidating distributions to our public shareholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, to the extent not covered by the indemnities provided by our executive officers, our shareholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our shareholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the liquidation amounts due them. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance.’’ As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after                 , 2010 (or                 , 2011 if the extended period is approved), this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors and/or complying with certain provisions of the BCA with respect to our dissolution and liquidation. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of liquidation or if the shareholders seek to redeem their respective shares for cash upon (a) a vote against the extended period which is approved by our shareholders or (b) a vote against our initial business combination that is actually consummated by us. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

Competition

In identifying, evaluating and selecting a target business, we may encounter competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. Among these competitors are other maritime and shipping SPACs, including Oceanaut, Inc. and Seanergy Maritime Corp. See ‘‘Management — Conflicts of Interest.’’ This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek shareholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to shareholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	our obligation to convert shares of common stock held by our public shareholders into cash in certain instances may reduce the resources available to effect a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire a target business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several businesses, vessels or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having business objectives similar to ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. Our headquarters are located at 85 Akti Miaouli Street, Piraeus, Greece 185 38. The cost of this space is included in the monthly fee of $10,000 that Navios Holdings will charge us for general and administrative services pursuant to a services agreement between us and it. We believe that our office facilities are suitable and adequate for our business as it is presently conducted.

Employees

We have two officers, one of whom is also a member of our board of directors. These individuals are not obligated to contribute any specific number of hours per week but intend to devote approximately five to ten percent of their time per week to our affairs, which could increase significantly during periods of negotiation for business opportunities. The amount of time our officers will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic reporting and financial information

We have registered our units, common stock and warrants under the Securities Exchange Act, and have reporting obligations, including the requirement that we file annual reports with the Securities and Exchange Commission. In accordance with the requirements of the Securities Exchange Act, our annual reports will contain financial statements audited and reported on by our independent accountants. Similar to domestic blank check companies, we intend to file quarterly and current reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act, regarding proxy statements. Because of this exemption, when we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we will file with the SEC any final proxy solicitation materials that we deliver to our shareholders.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to consummate any such acquisition.

Legal proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the Securities and Exchange Commission assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$218,925,000 of the proceeds of this offering and the private placement will be deposited into a trust account at Marfin Popular Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$184,140,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	All funds held in the trust account will only be invested in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value of at least 80% of our net assets held in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, subject to our having filed the Form 6-K described below and having issued a press release announcing when such separate trading will begin. In no event will separate trading of the common stock and warrants occur until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K. For more information, see the section entitled ‘‘Description of Securities — Units.’’	No trading of the units or the underlying common stock and warrants would be permitted until the consummation of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the consummation of a business combination and one year from the date of the completion of this offering and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement that will include, among other matters, a description of the operations of the target business. A shareholder following the procedures described in this prospectus is given the right to convert their shares for their pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds. If a majority of the shares of common stock voted by the public shareholders are not voted in favor of a proposed initial business combination but 24 months has not yet passed since the completion of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 24-month period (or up to 36-month period if the extended period is approved by the public shareholders), we have not obtained shareholder approval for an alternate initial business combination, we will liquidate and distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest, after distribution to us of interest income on the trust account balance as described in this prospectus	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether they elect to remain a stockholder of the company or require the return of their investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	A business combination must occur within 24 months (or up to 36 months if extended pursuant to a shareholder vote as described in this prospectus) after the completion of this offering.	If an acquisition has not been consummated within 18 months after the effective date of the registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	The proceeds held in the trust account will not be released until the earlier of the consummation of a business combination and our dissolution and liquidation upon failure to consummate a business combination within the allotted time; provided that taxes on the income in the trust account will be paid from the trust account, a portion of the interest on the trust account will be distributed to us as described below, and a portion of the funds in the trust account may be used for payments with respect to shares of common stock converted in connection with the vote to approve the extended period.	The proceeds held in the escrow account would not be released until the earlier of the consummation of a business combination and the failure to consummate a business combination within the allotted time.
Interest earned on the trust account	The interest earned on the trust account will be held in the trust account for use in consummating a business combination or released to investors pro rata upon exercise of their conversion rights or to investors upon our liquidation in the event of our failure to timely effect a business combination; provided, however, a portion of the interest earned on the trust account (net of taxes on such interest) will be released to us to cover our tax obligations and our operating expenses. We will withdraw interest until a maximum of $3,000,000 of such interest has been released from the trust account for working capital purposes.	Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the consummation of a business combination or the failure to consummate a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within five business days of such date.

MANAGEMENT

Directors and executive officers

Our current directors and executive officers, each of whose business address is c/o Navios Maritime Acquisition Corporation, 85 Akti Miaouli Street, Piraeus, Greece, except as noted below, are as follows:

Name	Age	Position
Angeliki Frangou	43	Chairman and Chief Executive Officer
Ted C. Petrone	53	President and Director
Nikolaos Veraros, CFA	37	Director
Julian David Brynteson	40	Director
John Koilalous	77	Director

Angeliki Frangou has been our Chairman and Chief Executive Officer since our inception. Ms. Frangou is also the Chairman and Chief Executive Officer of Navios Holdings, our sponsor. In addition, since August 2007, Ms. Frangou has been the Chairman and Chief Executive Officer of Navios Maritime Partners, L.P., a publicy traded limited partnership. Prior to the acquisition of Navios Holdings by International Shipping Enterprises, Inc. (‘‘ISE’’), Ms. Frangou was the Chairman, Chief Executive Officer and President of ISE. Ms. Frangou was the Chief Executive Officer of Maritime Enterprises Management S.A., a company located in Piraeus, Greece, that specializes in the management of dry cargo vessels of various types and sizes, from the time she founded the company in October 2001 until August 2005. From 1990 to October 2001, Ms. Frangou was the Chief Executive Officer of Franser Shipping S.A., a company that was located in Piraeus, Greece, and was also engaged in the management of dry cargo vessels. Prior to her employment with Franser Shipping, Ms. Frangou was an analyst on the trading floor of Republic National Bank of New York, from 1987 to 1989. Ms. Frangou was also a member of the board of directors of Emporiki Bank of Greece, the second largest retail bank in Greece, from April 2004 to July 2005. Ms. Frangou is currently the Chairman and Chief Executive Officer of Navios Partners. Ms. Frangou is the Chairman of the board of directors of IRF European Finance Investments Ltd., listed on the AIM of the London Stock Exchange. She is also Chairman of the board of directors of Proton Bank, based in Athens, Greece. Ms. Frangou is a member of the Mediterranean Committee of the China Classification Society and member of the Hellenic and Black Sea Committee of Bureau Veritas. Ms. Frangou received a bachelor’s degree in mechanical engineering from Fairleigh Dickinson University (summa cum laude) and a master’s degree in mechanical engineering from Columbia University.

Ted C. Petrone has been our President and a member of our board of directors since March 2008. Mr. Petrone has served since September 2006 as President of Navios Corporation, and since May 2007, he has also been a member of the Board of Directors of Navios Holdings. Mr. Petrone has served in the maritime industry for 30 years, 27 of which with Navios Holdings. After joining Navios Holdings as an assistant vessel operator, Mr. Petrone worked in various operational and commercial positions. For the last fifteen years, Mr. Petrone has been responsible for all the aspects of the daily commercial Panamax activity, encompassing the trading of tonnage, derivative hedge positions and cargoes. Mr. Petrone graduated from New York Maritime College at Fort Schuyler with a B.S. in Maritime Transportation. He also served aboard U.S. Navy (Military Sealift Command) tankers.

Nikolaos Veraros, CFA, has been a member of our board of directors since June 2008. Mr. Veraros is a senior analyst at Investments & Finance Ltd., where he has worked since August 2001, and also from June 1997 to February 1999. From March 1999 to August 2001, Mr. Veraros worked as a Senior Analyst for National Securities, S.A. He is a Certified Financial Analyst, a Certified Analyst and a Certified Market Maker for Derivatives. Mr. Vararos received his Bachelor of Science degree in Business Administration from the Athens School of Economics & Business Science and his Master of Business Administration degree in Finance/Accounting from the William E. Simon Graduate School of Business Administration at the University of Rochester.

Julian David Brynteson has been a member of our board of directors since June 2008. Since November 2006, Mr. Brynteson has been a managing director for sales and purchases at

H. Clarkson & Company Ltd., a wholly owned subsidiary of London Stock Exchange-listed, leading worldwide shipbroker Clarkson PLC. Mr. Brynteson was a member of the board of directors of ISE from September 2004 until October 2005. From March 1987 to November 2006, Mr. Brynteson was employed in various capacities with Braemar Seascope Ltd. (the surviving entity following the merger between Seascope Shipping Ltd. and Braemar Shipbrokers Ltd.), a London Stock Exchange listed shipbroker, becoming a director in the sales and purchase department in 2001. Mr. Brynteson served as a trainee ship officer with Denholms, an owner and agent of ocean going ships, from October 1985 to March 1986. From April 1986 to February 1987 he was employed as a trainee dry-cargo broker with P+O Australia in its Melbourne, Australia offices.

John Koilalous has been a member of our board of directors since June 2008. Mr. Koilalous has been an active member of the Greek shipping community for 56 years. He is the founder and, since 1988, the managing director of Pegasus Adjusting Services Ltd., an adjusting firm that attends to casualties and other average accidents, coordinates various underwriting interests and ensures the smooth apportionment of risk to each party. Prior to that, he worked with Francis & Arnold for approximately 20 years, and with various other shipping companies since 1949.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Messrs. Koilalous and Brynteson, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Messrs. Petrone and Veraros, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Angeliki Frangou, will expire at the third annual meeting.

Director independence

Our board of directors has determined that Messrs. Veraros, Koilalous and Brynteson are ‘‘independent directors’’ as defined in the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act. Although the decision of whether our independent directors will remain with us after the business combination is reserved for each such director, we will always seek to have a board of directors composed of a majority of independent directors.

Board committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for the audit committee as well as a code of conduct and ethics that governs the conduct of our directors and officers.

Audit committee

Upon completion of this offering, our audit committee will consist of Messrs. Veraros and Koilalous. Each member of our audit committee is financially literate under the current listing standards of the New York Stock Exchange, and our board of directors has determined that Mr. Veraros qualifies as an ‘‘audit committee financial expert,’’ as such term is defined by Securities and Exchange Commission rules.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

In addition, the audit committee will review and approve all expense reimbursements made to our officers or directors. Any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating committee

On completion of this offering, we will establish a nominating committee of the board of directors, which will consist of Messrs. Veraros, Koilalous and Brynteson, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Code of conduct and ethics

We have adopted a code of conduct and ethics applicable to our directors and officers in accordance with applicable federal securities laws and the rules of the New York Stock Exchange.

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Securities Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Securities Exchange Act. Because of this exemption, when we seek approval from our shareholders of our initial business combination, we do not expect to file preliminary proxy solicitation materials regarding our initial business combination with the SEC and, accordingly, such materials will not be reviewed by the SEC. However, we will file with the SEC any final proxy solicitation materials that we deliver to our shareholders.

Executive compensation

No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to our initial shareholders, officers, directors or any of their respective affiliates. Nor will our sponsor, officers, directors or any of their respective affiliates receive any cash compensation for services rendered prior to or in connection with a business combination, except that our independent directors will be entitled to receive $50,000 in cash per year, accruing pro rata from the respective start of their service on our board of directors and payable only upon the successful consummation of a business combination. However, all of these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Our Chairman or any of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination. In that event, such individuals may be paid consulting or other fees from the target business as a result of the business combination, with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to the shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Form 6-K.

Our management team intends to maintain their positions with us after the consummation of our initial business combination. However, we cannot assure you that management will do so either immediately following a business combination or subsequently. The nature of any business combination, the types of vessels chosen, change in shareholder composition, offered wages or terms of employment, competing employment offers, and the outlook for the industry may all influence management’s willingness to continue in employment with us. In addition, these factors, as well as management’s investment in us, may influence our management’s motivation in identifying or selecting a target business. Accordingly, our officers may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers were included by a target business as a condition to any agreement with respect to a business combination. See ‘‘Conflicts of interest’’ below for additional details.

Conflicts of interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including those related to Navios Holdings and Navios Partners.

•	Angeliki Frangou, our Chairman and Chief Executive Officer, is the Chairman and Chief Executive Officer of Navios Holdings, our sponsor, and Navios Partners, an affiliate of Navios Holdings. In addition, Ms. Frangou is the Chairman of the board of directors of IRF European Finance Investments, Ltd. and Chairman of the board of directors of Proton Bank. Ted C. Petrone, our President and a member of our board of directors, is the President of Navios Corporation, and a director of Navios Holdings. In the course of their business activities for Navios Holdings, our common officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as to Navios Holdings and Navios Partners. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For this reason, we have entered into a business opportunity right of first refusal agreement with Navios Holdings and Navios Partners, the terms of which are discussed above.

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our board, certain of whose members are also members of the board of Navios Holdings, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The financial interests of our initial shareholders, including our officers and directors, may influence their motivation in identifying and selecting a target acquisition, and consummating a business combination because:

•	our initial shareholders own sponsor units that will be released from escrow (or from transfer restrictions in the case of the sponsor warrants) only if a business combination is successfully consummated;

•	Navios Holdings owns sponsor warrants that will expire worthless if a business combination is not consummated; and

•	upon the successful consummation of a business combination, Navios Holdings may earn substantial fees for providing technical and/or commercial ship management services.

•	Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•	Because each of our independent directors will be entitled to receive $50,000 in cash per year for their board service, accruing pro rata from the respective start of their service on our board of directors and payable only upon the successful consummation of a business combination, the financial interest of our independent directors could influence their motivation in selecting a target business. Additionally, certain of our directors may continue with us as members of our board of directors as part of a business combination, pursuant to which they may be entitled to compensation for their services. Thus, the financial interests of our independent directors may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of their annual fee.

•	Because it is possible that our Chairman and one or more of our independent directors may continue to serve on our board of directors after the consummation of our initial business combination, and such individuals may be paid fees for their services, the financial interest of such individuals may influence their motivation when determining whether a particular business combination is in our shareholders’ best interest and securing payment of such fees.

•	Since our initial shareholders beneficially own units that will be released from escrow (or, in the case of the sponsor warrants, released from contractual restrictions limiting their transferability until after a business combination) only in certain limited situations, certain of our officers and directors, including those who are affiliated with Navios Holdings, may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely consummating a business combination and securing the release of their stock.

•	All of Navios Holdings’ investment in us will be lost if we do not consummate a business combination. This amount is comprised of consideration paid for the sponsor units and sponsor warrants. These amounts are in addition to claims made against the trust account by creditors who have not executed waivers of claims. In addition, Navios Holdings has agreed to pay fees and expenses for our dissolution and liquidation in the event we do not have sufficient funds outside of the trust account to pay for such expenses.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. Angeliki Frangou, our Chairman and Chief Executive Officer, is the Chairman and Chief Executive Officer of Navios Holdings, our sponsor, and Navios Partners, an affiliate of Navios Holdings. In addition, Ms. Frangou is the Chairman of the board of directors of IRF European Finance Investments, Ltd. and Chairman of the board of directors of Proton Bank. Ted C. Petrone, our President and a member of our board of directors, is the President of Navios Corporation, and a director of Navios Holdings. Mr. Veraros is a senior analyst at Investments & Finance, Ltd., an investment banking firm specializing in the shipping industry. Mr. Koilalous is the founder and managing director of Pegasus Adjusting Services, Ltd., an adjusting firm in the shipping industry. Mr. Brynteson is a managing director for sales and purchases at H. Clarkson & Company, Ltd., a subsidiary of leading worldwide shipbroker Clarkson PLC. In order to minimize potential conflicts of interest, our directors and officers have agreed, until the earlier of the consummation of our initial business combination or our liquidation, that they will not become affiliated as an officer, director or shareholder of a blank check or blind pool company operating in or intending to acquire a business in the marine transportation and logistics industries.

In connection with the vote required for any business combination, our initial shareholders have agreed to vote their respective shares of common stock that were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the shares of our common stock sold in this offering and to vote any shares they acquire in this offering or in the aftermarket in favor of any business combination they negotiate and present to the shareholders.

Each independent director will receive $50,000 in cash per year, accruing pro rata from the respective start of their service on our board of directors and payable only upon the successful consummation of a business combination. They will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but such expenses will be subject to the review and approval of the audit committee, and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

In order to minimize potential conflicts of interest, our directors and officers have agreed, until the earlier of the consummation of our initial business combination or our liquidation, that they will not become affiliated as an officer, director or shareholder of a blank check or blind pool company operating in or intending to acquire a business in the marine transportation and logistics industries. In addition, each of Navios Holdings and Navios Partners have agreed, for the period commencing on the date of this prospectus and extending until the earlier of the consummation of our initial business combination or our liquidation, that they will not form, invest in or become affiliated with a blank check or blind pool company operating in or intended to acquire a business in the marine transportation and logistics industries.

In addition, Navios Holdings has a significant ownership interest in us. We were established by Navios Holdings to explore a large number of opportunities in the marine transportation and logistics industries that would otherwise be unavailable to it without (i) entailing substantial changes to Navios Holdings’ capital structure, and (ii) changing Navios Holdings’ strategy as a company operating primarily in the drybulk shipping sector of the marine transportation industry. Navios Holdings has decided to establish, invest in and dedicate resources (such as office space, utilities, administrative services and a loan in the amount of $500,000 in payment of initial formation and offering expenses) to us to participate in the benefit of acquisitions in the marine transportation and logistics industries without affecting its capital structure or strategy.

As a result of Navios Holdings’ significant ownership stake in us and our common management, there are certain potential conflicts of interest, including potential competition as to acquisition targets and, after an acquisition has been consummated, potential competition and business relationships with each other.

In order to minimize potential conflicts of interest that may arise from multiple affiliations, each of our officers and directors (other than our independent directors) has agreed, until the earliest of the consummation of our initial business combination, 24 months (or up to 36 months if our shareholders approve the extended period) after the date of this prospectus and such time as they cease to be an officer or director, to present to us for our consideration, before presenting to any other entity, any business combination opportunity involving the potential acquisition of a controlling interest in a marine transportation or logistics business outside of the drybulk shipping sector, subject to (i) any fiduciary duties or contractual obligations they may have currently or in the future in respect of Navios Holdings or Navios Partners and any businesses in which either such company invests and (ii) any other pre-existing fiduciary duties or contractual obligations they may have.

As a controlled affiliate of Navios Holdings, we are subject to the omnibus agreement between Navios Holdings and Navios Partners that governs business opportunities within the drybulk shipping sector. Among other terms, under the omnibus agreement, Navios Holdings agreed (and agreed to cause its controlled affiliates, including us, to agree) to grant a right of first offer to Navios Partners for any Panamax or Capesize drybulk vessel subject to a charter for three or more years that it acquires or may own. Accordingly, we would not be able to own any Panamax or Capesize drybulk carriers with charters of three or more years without first obtaining the consent of Navios Partners. Navios Partners and its subsidiaries granted to Navios Holdings a similar right of first offer on any proposed sale, transfer or other disposition of any of its Panamax or Capesize drybulk carriers and related charters or any of its drybulk vessels that is not a Panamax or Capesize drybulk vessel and related charters owned or acquired by it.

Upon a change of control of Navios Holdings or Navios Partners, the noncompetition and right of first offer provisions of the omnibus agreement, and hence our obligations thereunder, will terminate within a specified period of time after such change in control. Our obligations under the omnibus agreement will also be terminated whenever we are deemed to no longer be a controlled affiliate of Navios Holdings.

Because of the overlap between Navios Holdings, Navios Partners and us with respect to possible acquisitions under the terms of the omnibus agreement, we have entered into a business opportunity right of first refusal agreement which provides that, commencing on the date of this prospectus and extending until the earlier of the consummation of our initial business combination or our liquidation, we, Navios Holdings and Navios Partners will share business opportunities in the marine transportation and logistics industries as follows:

•	We will have the first opportunity to consider any business opportunities outside of the drybulk shipping sector.

•	Navios Holdings will have the first opportunity to consider any business opportunities within the drybulk shipping sector, with the exception of any Panamax or Capesize drybulk carrier under charter for three or more years it might own.

•	Navios Partners has the first opportunity to consider an acquisition opportunity relating to any Panamax or Capesize drybulk carrier under charter for three or more years.

Decisions by us to release Navios Holdings and Navios Partners to pursue any corporate opportunity outside of the dry bulk sector will be made by a majority of our independent directors. We are permitted to, and will, consider suitable opportunities both within and outside the drybulk shipping sector of the marine transportation and logistics industries. Although we have entered into the business opportunity right of first refusal agreement, we have done so primarily to (i) provide greater certainty to the process by which we manage any potential conflicts of interest and (ii) provide each of our and Navios Holdings’ and Navios Partners’ management with guidelines to permit each of them to fully and properly discharge their respective duties to each of us, Navios Holdings and Navios Partners, where implicated.

As set forth above, we will have the ability to acquire a target business that is in competition with and operate in the same business as Navios Holdings or Navios Partners. In such case, there may be additional conflicts of interest between Navios Holdings, Navios Partners and us, including direct head to head competition for chartering and additional vessel acquisition opportunities, and otherwise. To mitigate such risks, we plan to add independent management or replace our existing management with independent management if our acquisitions are such as to lead to substantial direct competition between us. If we acquire an operating business, there is some likelihood that some or all of the management of such business might join our management after the business combination; however, there can be no assurance as to whom the management team would be or as to their qualifications.

Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Navios Holdings, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a unanimous vote of our disinterested ‘‘independent’’ directors or the members of our board who do not have an interest in the transaction. In addition, we will not pursue a business combination with an entity affiliated with us, Navios Holdings, or our officers and directors unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated shareholders from a financial point of view, and all of our disinterested, independent directors approve the transaction.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Before Offering		As Adjusted for the Public Offering
			No Exercise of Over-Allotment Option			Full Exercise of Over-Allotment Option
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Common Stock	Number of Shares	Percentage of Common Stock		Number of Shares	Percentage of Common Stock
Navios Maritime Holdings, Inc.(3)	6,035,000	95.4%	5,210,000	18.9%		6,035,000	19.1%
Angeliki Frangou	200,000	3.2%	200,000		*	200,000	*
Ted C. Petrone	50,000	*	50,000		*	50,000	*
Julian David Brynteson	15,000	*	15,000		*	15,000	*
John Koilalous	15,000	*	15,000		*	15,000	*
Nikolaos Veraros	10,000	*	10,000		*	10,000	*
All of our officers and directors as a group (five individuals)	290,000	4.6%	290,000	1.1	%*	290,000	*

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Navios Maritime Holdings, Inc., 85 Akti Miaouli Street, Piraeus, Greece.
(2)	Assumes exercise of the underwriters’ over-allotment option in full.
(3)	Navios Maritime Holdings, Inc. is a U.S. public company controlled by its board of directors, which consists of the following seven members: Angeliki Frangou (our Chairman and Chief Executive Officer), Vasiliki Papaefthymiou, Ted C. Petrone (our President), Spyridon Magoulas, John Stratakis, Rex Harrington and Allan Shaw. In addition, we have been informed by Navios Maritime Holdings, Inc. that, based upon documents filed with the SEC that are publicly available, it believes that the beneficial owners of greater than 5% of the common stock of Navios Maritime Holdings, Inc. are: Angeliki Frangou (21.9%) and FMR LLC (13.7%). We have been informed by Navios Maritime Holdings, Inc. that, other than Angeliki Frangou, the President, Chief Executive Officer and a director of Navios Maritime Holdings, Inc., no beneficial owner of greater than 5% of Navios Maritime Holdings, Inc.’s common stock is an affiliate of Navios Maritime Holding, Inc.

Upon completion of our offering and the private placement, our initial shareholders will own 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants, but excluding any unit that Navios Holdings may purchase in or after this offering), which could permit them effectively to influence the outcome of all matters requiring approval by our shareholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our initial shareholders’ ownership at 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants) upon completion of the offering. If we decrease the size of the offering, we will effect a reverse split of our common stock to maintain the initial shareholders’ ownership at 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants) upon completion of this offering, in each case, without giving effect to the private placement of sponsor warrants.

On the effective date of this prospectus, our initial shareholders will place the sponsor units into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent, and on the date of the completion of this offering, Navios Holdings will place its sponsor warrants in such escrow account. Subject to certain limited exceptions, such as transfers to another entity that is controlled by Navios Holdings, or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes, and except for up to 825,000 sponsor units held by Navios Holdings that may be forfeited if the underwriters do not fully exercise their over-allotment option, the sponsor warrants will not be transferable until after the consummation of our initial business combination, and the sponsor units will not be transferable until 180 days after the consummation of our initial business combination, at which respective times such securities will be released from escrow. Notwithstanding the foregoing, if, after the consummation of the initial business combination, we consummate a transaction that results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property, then the transfer restrictions on the sponsor units will no longer apply. If we are forced to liquidate, all of the sponsor units will be cancelled. Any shares purchased by Navios Holdings in the open market will not be placed in escrow.

In addition, prior to the consummation of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Ms. Frangou or her affiliate will place limit orders for an aggregate of up to $30 million of our common stock commencing on the later of (1) two business days after we file our initial preliminary proxy statement relating to our initial business combination and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the shareholder meeting at which such initial business combination is to be approved, or the ‘‘buyback period,’’ or earlier in certain circumstances as described in the limit order agreement between Ms. Frangou or her affiliate and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. These limit orders will require Ms. Frangou or her affiliate to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $30 million in total. The purchase of such shares will be made by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and Ms. Frangou or her affiliate. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances.

Ms. Frangou has agreed that she or her affiliate will vote all such shares (1) in favor of our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination. Our sponsor, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of co-investment shares from us by Ms. Frangou or her affiliate, at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC immediately prior to the consummation of our initial business combination. These co-investment shares to be purchased by Ms. Frangou or her affiliate will be identical to the shares included in the units being sold in this offering. The proceeds of the sale of the co-investment shares will not be deposited into the trust account and will not be available for distribution to our public shareholders in the event of a liquidation of the trust account, or upon conversion of shares held by public shareholders.

Ms. Frangou or her affiliate will agree that she or it will not sell or transfer any co-investment shares or any shares of common stock purchased pursuant to the limit orders, subject to certain limited exceptions, until 180 days after the date of the consummation of our initial business combination.

Navios Holdings, Angeliki Frangou, Ted C. Petrone, Nikolaos Veraros, John Koilalous and Julian David Brynteson may each be considered one of our ‘‘promoters’’ as this term is defined under U.S. Federal securities laws.

CERTAIN TRANSACTIONS

On March 18, 2008, we issued 8,625,000 sponsor units to Navios Holdings for $25,000 in cash, at a purchase price of approximately $0.003 per unit, of which 1,125,000 sponsor units were subject to mandatory forfeiture to the extent the underwriters’ over-allotment option would not be fully exercised.

On June 11, 2008, Navios Holdings transferred an aggregate of 290,000 sponsor units to our officers and directors (200,000 to Angeliki Frangou, 50,000 to Ted Petrone, 15,000 to Julian David Brynteson, 15,000 to John Koilalous and 10,000 to Nikolaos Veraros).

On June 16, 2008, Navios Holdings returned to us an aggregate of 2,300,000 sponsor units, which we have cancelled. Accordingly, our initial shareholders own 6,325,000 sponsor units, of which 825,000 held by Navios Holdings are subject to forfeiture to the extent the underwriters’ over-allotment is not exercised in full.

Navios Holdings, our sponsor, has agreed to purchase from us 7,600,000 sponsor warrants at $1.00 per warrant, to purchase 7,600,000 shares of our common stock at a per-share exercise price of $7.00. The aggregate proceeds from the private placement will be added to proceeds from this offering to be held in the trust account pending our consummation of a business combination. If we do not consummate a business combination that meets the criteria described in this prospectus, then the gross proceeds from the private placement will become part of the pro rata liquidating distribution to our public shareholders. The sponsor warrants will not be transferable or salable by Navios Holdings, except to another entity controlled by it, which will be subject to the same transfer restrictions.

Pursuant to a registration rights agreement between us and our initial shareholders, the holders of the sponsor units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), the co-investment shares and any shares of common stock purchased pursuant to the limit orders described in this prospectus will be entitled to three demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights commencing after the consummation of our initial business combination, in the case of the sponsor warrants, and 180 days after the consummation of our initial business combination, in the case of the sponsor units. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our initial shareholders have waived their rights to participate in any liquidating distribution with respect to shares of common stock owned by them immediately prior to this offering and the private placement, except with respect to any shares of common stock acquired in connection with or following this offering, which liquidating distributions will be in the same amounts made to our public shareholders. In connection with the vote required for our initial business combination, our initial shareholders have agreed to vote the shares of common stock owned by them immediately prior to this offering and the private placement in accordance with the majority of the shares of common stock voted by the public shareholders. Our initial shareholders have also agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket, including any shares purchased pursuant to the limit orders described in this prospectus, in favor of any transaction that our officers and directors negotiate and present for approval to our shareholders. As a result, our initial shareholders will not have any of the conversion rights attributable to their shares.

Navios Holdings has loaned us a total of $500,000 for the payment of offering expenses. This loan will be payable on the earlier of March 31, 2009 or the completion of this offering. This loan will be repaid out of the proceeds used to pay the offering expenses.

We will reimburse our officers, directors and our sponsor for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and interest income, net of income taxes, available to us, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us.

In addition, prior to the consummation of this offering, Angeliki Frangou, our Chairman and Chief Executive Officer, or her affiliate will enter into an agreement with J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. in accordance with the guidelines of Rule 10b5-1 of the Exchange Act, pursuant to which Ms. Frangou or her affiliate will place limit orders for an aggregate of up to $30 million of our common stock commencing on the later of (1) two business days after we file our initial preliminary proxy statement relating to our initial business combination and (2) 60 days after the termination of the ‘‘restricted period’’ in connection with this offering under Regulation M of the Exchange Act, and ending on the business day immediately preceding the record date for the shareholder meeting at which such initial business combination is to be approved, or the ‘‘buyback period,’’ or earlier in certain circumstances as described in the limit order agreement between Ms. Frangou or her affiliate and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. These limit orders will require Ms. Frangou or her affiliate to purchase any shares of our common stock offered for sale (and not purchased by another investor) at or below a price equal to the per-share amount held in our trust account as reported in our initial preliminary proxy statement filed with the SEC relating to our initial business combination, until the earlier of (1) the expiration of the buyback period or (2) the date such purchases reach $30 million in total. The purchase of such shares will be made by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. or another broker-dealer mutually agreed upon by J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and Ms. Frangou or her affiliate. It is intended that such purchases will satisfy the conditions of Rule 10b-18(b) under the Exchange Act and the broker’s purchase obligation will otherwise be subject to applicable law, including Regulation M under the Exchange Act, which may prohibit or limit purchases pursuant to the limit order agreement in certain circumstances.

Ms. Frangou has agreed that she or her affiliate will vote all such shares (1) in favor of our initial business combination and (2) in favor of an amendment to our amended and restated certificate of incorporation to provide for an extension of our corporate existence to up to 36 months from the date of this prospectus in the event we have entered into a definitive agreement relating to, but have not yet consummated, our initial business combination. Our sponsor, executive officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in this offering or in the aftermarket, including shares purchased pursuant to such limit orders, in the event we fail to consummate an initial business combination.

Any portion of the $30 million not used for open market purchases of common stock will be applied to the purchase of co-investment shares from us by Ms. Frangou or her affiliate, at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC immediately prior to the consummation of our initial business combination. These co-investment shares to be purchased by Ms. Frangou or her affiliate will be identical to the shares included in the units being sold in this offering. The proceeds of the sale of the co-investment shares will not be deposited into the trust account and will not be available for distribution to our public shareholders in the event of a liquidation of the trust account, or upon conversion of shares held by public shareholders.

Ms. Frangou or her affiliate will agree that she or it will not sell or transfer any co-investment shares or any shares of common stock purchased pursuant to the limit orders, subject to certain limited exceptions, until 180 days after the date of the consummation of our initial business combination.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Navios Holdings, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our initial shareholders, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination, except that our independent directors will receive $50,000 in cash per year, pro rata from the start of their service on our board of directors, and payable only upon the successful consummation of a business combination, as compensation for services rendered prior to or in connection with a business combination.

Further, all ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including Navios Holdings, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties, and such transactions will require prior approval, in each instance, by a unanimous vote of our disinterested ‘‘independent’’ directors or the members of our board who do not have an interest in the transaction. In addition, we will not pursue a business combination with an entity affiliated with us, Navios Holdings, or our officers and directors unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated shareholders from a financial point of view, and all of our disinterested, independent directors approve the transaction.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 6,325,000 shares of common stock (of which 825,000 shares held by Navios Holdings are subject to mandatory forfeiture if and to the extent the underwriters’ over-allotment option is not exercised in full) are outstanding, held by one holder of record. No shares of preferred stock are currently outstanding.

Units

Public Shareholders’ Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the fifth trading day after the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Form 6-K that includes this audited balance sheet upon the completion of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised following the initial filing of such Form 6-K, an additional Form 6-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Sponsor units

On March 18, 2008, Navios Holdings purchased 8,625,000 sponsor units for a purchase price of $25,000, or approximately $0.003 per unit. On June 11, 2008, Navios Holdings transferred an aggregate of 290,000 sponsor units to our officers and directors (200,000 to Ms. Frangou, 50,000 to Mr. Petrone, 15,000 to Mr. Brynsteson, 15,000 to Mr. Koilalous and 10,000 to Mr. Veraros. On June 16, 2008, Navios Holdings returned to us an aggregate of 2,300,000 sponsor units, which we have cancelled. Accordingly, our initial shareholders own 6,325,000 sponsor units, of which up to 825,000 sponsor units held by Navios Holdings are subject to mandatory forfeiture if and to the extent the underwriters’ over-allotment option is not exercised in full, so that our initial shareholders and their permitted transferees will own 20% of our issued and outstanding units (or their equivalent in shares of common stock or warrants) after this offering (excluding any units that they may purchase in or after this offering). Each sponsor unit consists of one share of common stock and one warrant. The common stock and warrants comprising the sponsor units are identical to the common stock and warrants comprising the units being sold in this offering, except that:

•	our initial shareholders and their permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock;

•	our initial shareholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the public shareholders at the special or annual shareholders meeting called for the purpose of (i) approving our initial business combination or (ii) the extended period;

•	our initial shareholders have waived, and their permitted transferees will waive, their right to participate in any liquidating distribution with respect to the common stock if we fail to consummate a business combination;

•	the warrants may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after our initial business combination;

•	the warrants will not be redeemable by us as long as they are held by our initial shareholders or their permitted transferees (other than as part of a mandatory forfeiture of sponsor units if and to the extent the underwriters’ over-allotment option is not exercised in full);

•	the warrants may be exercised by the holders by paying cash or on a cashless basis; and

•	the sponsor units, and the underlying common stock and the warrants (including the common stock issuable upon exercise of the warrants) will not be transferable or salable, except to another entity controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planning purposes, until 180 days after the consummation of our initial business combination.

Common stock

Our shareholders are entitled to one vote for each share held of record on all matters to be voted on by shareholders. In connection with the vote required for any business combination, our initial shareholders have agreed to vote the shares of common stock owned by them immediately prior to this offering in accordance with the majority of the public shareholders and to vote any shares they acquire in the private placement, in this offering and the aftermarket to approve the extended period, if any, and in favor of any proposed business combination. Additionally, our sponsor, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 40% of the shares sold in this offering exercise their conversion rights discussed below on a cumulative basis, taking into consideration shareholders converting their shares in connection with the proposal that may be presented to our shareholders in connection with the extended period.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public shareholders are entitled to share ratably in the trust fund, inclusive of any interest not previously released to us to fund working capital requirements, and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, as part of any plan of dissolution and liquidation, and any net assets remaining available for distribution to them after payment of liabilities. If we do not consummate an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public shareholders, together with any accrued interest thereon and net of income taxes payable on such interest. Navios Holdings has agreed to waive its right to participate in any liquidating distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by it prior to this offering.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or conversion provisions applicable to the common stock, except that public shareholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust fund if they vote (i) against the extended period, and it is approved, or (ii) against our initial business combination and our initial business combination is approved and consummated. Public shareholders who redeem their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units that they have not previously sold.

Co-investment shares

Ms. Frangou or her affiliate will purchase up to an aggregate of $30 million of shares of common stock from us at a price equal to the per-share amount held in our trust account as reported in our definitive proxy statement filed with the SEC immediately prior to the consummation of our initial business combination, to the extent such funds are not used to purchase shares of our common stock by Ms. Frangou or her affiliate pursuant to the limit orders described in this prospectus, which would occur if our shares are offered for sale above a price equal to the per-share value of the funds in the trust account during the period when the limit order arrangement is in effect. These co-investment shares will be identical to the shares of common stock included in the units sold in this offering, except that the co-investment shares may not be transferred, subject to certain limited exceptions, until 180 days after the consummation of our business combination.

Preferred stock

Our amended and restated articles of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust fund, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; or

•	one year from the date of this prospectus.

The warrants will expire on the fifth anniversary of the date of this prospectus at 5:00 p.m., New York City time, or earlier upon redemption.

The warrants will trade separately on the fifth trading day after the earlier to occur of expiration of the underwriters’ over-allotment option or its exercise in full. In no event may the common stock and warrants be traded separately until we have filed a Report of Foreign Private Issuer on Form 6-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 6-K.

Once the warrants become exercisable, we may redeem the outstanding warrants (except for the warrants included in the sponsor units and sponsor warrants, which are not redeemable so long as they are held by Navios Holdings or its permitted transferees) at any time:

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•	if, and only if, a business combination has been consummated; and

•	if, and only if, the reported last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In addition, we may not call the warrants for redemption unless the shares of common stock underlying the warrants purchased as part of the units in this public offering are covered by an effective registration statement and a current prospectus from the date of the call notice through the date fixed for redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

If we call the warrants for redemption as described above, we will have the option to require all holders that exercise warrants thereafter to do so on a ‘‘cashless basis,’’ although the public stockholders are not eligible to do so at their own option. Otherwise, a public warrant may only be exercised for cash. In the event we choose to require a ‘‘cashless exercise,’’ each exercising holder must pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the ‘‘fair market value’’ (defined below) by (y) the fair market value. The ‘‘fair market value’’ shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation or other similar event. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire and be worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Warrants included in the sponsor units

The warrants included in the sponsor units are identical to the warrants included in the units being sold in this offering, except as described above under ‘‘— Sponsor units.’’

Sponsor warrants

In the private placement that will close simultaneously with the completion of this offering, we will issue to Navios Holdings 7,600,000 sponsor warrants, at $1.00 per warrant, to purchase 7,600,000 shares of our common stock at a per-share exercise price of $7.00. The sponsor warrants are identical to the warrants included in the units sold in this offering, except that:

•	the sponsor warrants will be subject to certain transfer restrictions until after the consummation of our initial business combination;

•	the sponsor warrants may be exercised on a cashless basis;

•	the sponsor warrants will not be redeemable by us so long as they are held by Navios Holdings or its permitted transferees, and

•	none of the sponsor warrants to be purchased by Navios Holdings will be transferable or salable, except to another entity controlled by Navios Holdings, which will be subject to the same transfer restrictions until after we consummate a business combination.

Exercise of the sponsor warrants on a cashless basis enable the holder to convert the value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the ‘‘value’’ to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of exercise. The ‘‘value’’ will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of exercise by warrant holders.

The warrants included in the sponsor units and the sponsor warrants will be differentiated from warrants, if any, purchased in or following this offering through the legending of certificates representing the warrants included in the sponsor units and the sponsor warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Dividends

We have not paid any dividends on our common stock to date and will not pay dividends prior to the consummation of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors.

Our transfer agent and warrant agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares eligible for future sale

Immediately after this offering, we will have 28,325,000 shares of common stock outstanding (825,000 of which held by Navios Holdings are subject to mandatory forfeiture if and to the extent the over-allotment option is not fully exercised). Of these shares, the 22,000,000 shares sold in this offering, or 25,300,000 shares if the underwriters’ over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,325,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Notwithstanding this, none of those shares will be transferable until after our initial business combination, subject to certain limited exceptions, such as to another entity controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family member and trusts for estate planning purposes, which will be subject to the escrow agreement and the same transfer restrictions until after we consummate a business combination, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination that results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

The SEC has recently adopted amendments to Rule 144 that became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the issuer’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the issuer has been subject to periodic reporting requirements under the Securities Exchange Act for at least three months before the sale. The current public information requirement of Rule 144 applies for one year from the date the person acquired the securities.

Persons who have beneficially owned restricted shares for at least six months but who are the issuer’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that the issuer is subject to the Securities Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act;

•	the issuer of the securities has filed all Securities Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell the sponsor units and sponsor warrants (and underlying shares) and Ms. Frangou or her affiliate will be able to sell her co-investment shares and any shares purchased pursuant to the limit orders pursuant to Rule 144 without registration as described above one year after we have filed a Form 6-K disclosing that we are no longer a shell company provided it contains the Form 10 type information regarding our target business.

Registration Rights

Pursuant to a registration rights agreement between us and our initial shareholders, the holders of the sponsor units (and the common stock and warrants comprising such units and the common stock issuable upon exercise of such warrants), the sponsor warrants (and the common stock issuable upon exercise of such warrants), the co-investment shares and any shares of common stock purchased pursuant to the limit orders described in this prospectus will be entitled to three demand registration rights, ‘‘piggy-back’’ registration rights and short-form resale registration rights commencing after the consummation of our initial business combination, in the case of the sponsor warrants, and 180 days after the consummation of our initial business combination, in the case of the sponsor units. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Amended and Restated Articles of Incorporation

Our amended and restated articles of incorporation filed with the Republic of the Marshall Islands contains provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	upon completion of this offering, $218,925,000 (or $250,770,000 if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement will be placed into the trust account, which proceeds may not be disbursed from the trust account except (1) for payments with respect to shares of common stock converted in connection with the vote to approve the extended period, (2) in connection with a business combination, (3) upon our dissolution and liquidation, (4) for the payment of our tax obligations, or (5) to the extent of $3,000,000 of interest (net of taxes) that may be released to us;

•	prior to the consummation of our initial business combination, we will submit such business combination to our shareholders for approval;

•	we may consummate our initial business combination only if it is approved by a majority of the shares of common stock voted by the public shareholders and public shareholders owning less than 40% of the shares sold in this offering both vote against the business combination and, on a cumulative basis with any shares previously converted in connection with a vote, if any, on the extended period, exercise their conversion rights;

•	if our initial business combination is approved and consummated or the extended period is approved, public shareholders who voted against the business combination or the extended period may exercise their conversion rights and receive their pro rata share of the amount then in the trust account;

•	our initial business combination must have a fair market value equal to at least 80% of net assets held in the trust account (excluding the deferred underwriting discounts and commissions) at the time of the initial business combination;

•	if a business combination is not consummated within 24 months (or up to 36 months if extended pursuant to a shareholder vote as described in this prospectus) after the completion of this offering, our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•	upon our dissolution, we will distribute to our public shareholders their pro rata share of the trust account in accordance with the trust agreement and the requirements of Marshall Islands law, including our obligations to provide for claims of creditors; and

•	we may not consummate any other merger, acquisition, asset purchase or similar transaction prior to our initial business combination.

We need consent of holders of 95% of our outstanding common stock to amend certain provisions of our amended and restated articles of incorporation. The validity of near-unanimous consent provisions under Marshall Islands law, which follows Delaware law, has not been settled. A court could conclude that the near-unanimous consent requirement constitutes a practical prohibition on amendment in violation of the shareholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the restated articles would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our shareholders. However, we view the provisions regarding dissolution and liquidation as obligations to our shareholders, and we will not take any action to waive or amend any of these provisions. Our amended and restated articles of incorporation may not be amended prior to our consummation of a business combination without the prior consent of holders of 95% of our outstanding common stock, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination.

Our amended and restated articles of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Marshall Islands law, although, pursuant to the underwriting agreement, we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions, including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, pursuant to the terms of the underwriting agreement, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated articles of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that shareholders approve an amendment or modification to such provisions.

Listing

We intend to apply to have our units listed on the New York Stock Exchange. If our units are listed on the New York Stock Exchange, they will be listed under the symbol ‘‘NNA.U’’ and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the New York Stock Exchange under the symbols ‘‘NNA’’ and ‘‘NNA WS,’’ respectively.

MARSHALL ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our amended and restated articles of incorporation and by-laws and by the Business Corporations Act of the Republic of the Marshall Islands, or BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. For example, the BCA allows the adoption of various anti-takeover measures such as shareholder ‘‘rights’’ plans. While the BCA also provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the BCA in the Marshall Islands, and we can not predict whether Marshall Islands courts would reach the same conclusions as U.S. courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the BCA and the Delaware General Corporation Law relating to shareholders’ rights.

Marshall Islands		Delaware
Shareholder Meetings
•	Held at a time and place as designated in the by-laws.	•	May be held at such time or place as designated in the certificate of incorporation or the by-laws, or if not so designated, as determined by the board of directors.
•	May be held within or without the Marshall Islands.	•	May be held within or without Delaware.
•	Notice:	•	Notice:
•	Whenever shareholders are required to take action at a meeting, written notice shall state the place, date and hour of the meeting and indicate that it is being issued by or at the direction of the person calling the meeting.	•	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.
•	A copy of the notice of any meeting shall be given personally or sent by mail not less than 15 nor more than 60 days before the meeting.	•	Written notice shall be given not less than 10 nor more than 60 days before the meeting.

Shareholders’ Voting Rights
•	Any action required to be taken by meeting of shareholders may be taken without meeting if consent is in writing and is signed by all the shareholders entitled to vote.	•	Shareholders may act by written consent to elect directors.
•	Any person authorized to vote may authorize another person or persons to act for them by proxy.	•	Any person authorized to vote may authorize another person or persons to act for them by proxy.

•	Unless otherwise provided in the articles of incorporation, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than one-third of the shares entitled to vote at a meeting.	•	For stock corporations, certificate of incorporation or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.
		•	For non-stock companies, certificate of incorporation or by-laws may specify the number of members to constitute a quorum. In the absence of this, one-third of the members shall constitute a quorum.
•	The articles of incorporation may provide for cumulative voting in the election of directors.	•	The certificate of incorporation may provide for cumulative voting.

Directors
•	Board must consist of at least one member.	•	Board must consist of at least one member.
•	Number of members can be changed by an amendment to the by-laws, by the shareholders, or by action of the board under the specific provisions of a bylaw.	•	Number of board members shall be fixed by the by-laws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate.
•	If the board is authorized to change the number of directors, it can only do so by an absolute majority (majority of the entire board).

Fiduciary Duties
•	Directors and officers must discharge their respective duties ‘‘in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in like positions.	•	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.

•	Although Marshall Islands law contains provisions relating to director conflicts of interest, there are no statutes or cases that specifically mention self-dealing, corporate opportunities and improper personal benefits under Marshall Island law. Based on statute, in the absence of conflict with the statutes and case law of the Marshall Islands, the laws (including non-statutory law) of Delaware and other U.S. states with substantially similar statutory provisions would likely be used in determining the obligations of the directors of a Marshall Islands corporation. Therefore, the director of a Marshall Islands corporation could be subject to the same prohibitions relating to self-dealing, usurping corporate opportunities and improper personal benefit as a Delaware corporation.	•	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.

Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the ‘‘business judgment rule.’’

Shareholders’ Derivative Actions
•	An action may be brought in the right of a corporation to procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the plaintiff is such a holder at the time of bringing the action and that they were such a holder at the time of the transaction of which they complain, or that their shares or their interest therein devolved upon them by operation of law.	•	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which they complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
•	Complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.
•	Such action shall not be discontinued, compromised or settled, without the approval of the High Court of the Republic.
•	Attorney’s fees may be awarded if the action is successful.
•	Corporation may require a plaintiff bringing a derivative suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of stock and the shares have a value of less than $50,000.

TAXATION

Marshall Islands Tax Considerations

Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders or proceeds from the disposition of our common stock.

United States Federal Income Tax Considerations

The following discussion of U.S. federal income tax considerations is based on the United States Internal Revenue Code of 1986, as amended (the ‘‘Code’’), current and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

United States Federal Income Taxation of Our Company

The following discussion of certain U.S. federal income tax consequences to us of our activities is based, in part, on the description of our business in the section above entitled ‘‘Proposed Business’’ and assumes that we will conduct our business as described in that section. We currently are, and intend to continue to be, classified as a corporation for U.S. federal income tax purposes, and we currently do not, and do not intend to, maintain any office or other fixed place of business within the United States. The remainder of this discussion assumes that we will not maintain any office or other fixed place of business within the United States and that we will be classified as a corporation for U.S. federal income tax purposes.

If our business is not limited to the acquisition of vessels or businesses owning or operating vessels, or if we maintain an office or fixed place of business in the United States or have other contacts with the United States, we would be subject to U.S. federal income taxes on a net basis if we are considered to be engaged in a trade or business in the United States for U.S. federal income tax purposes. In such event, we would be subject to U.S. corporate income tax and branch profits tax at a combined rate of up to 54.5% on our income which is effectively connected with our United States trade or business, or effectively connected income.

It is possible that at least one of our directors will be a citizen or resident of the United States. However, we do not believe that any activities conducted by such directors in the United States should result in our income being treated as effectively connected income under the rules discussed above. Therefore, we anticipate that none of our income will be subject to U.S. federal income tax on a net basis as a result of any director’s connections to the United States. However, whether a trade or business is being conducted in the United States is inherently a factual determination. It is possible that the United States Internal Revenue Service (‘‘IRS’’) may disagree with our conclusion.

Taxation of Shipping Income in General

Unless exempt from U.S. federal income taxation under the rules discussed below, a non-U.S. corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, or from the performance of services directly related to those uses, including income derived from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangement or other joint venture that generates such income, which we refer to as ‘‘shipping income,’’ to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as ‘‘U.S.-source shipping income.’’

Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% U.S.-source shipping income. We do not expect to engage in transportation that produces income that is considered to be 100% U.S.-source shipping income.

Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.

In the absence of exemption from tax under Section 883 of the Code, our gross U.S.-source shipping income would be subject to either (i) a 4% tax, imposed without allowance for deductions, as described below, or (ii) U.S. corporate income tax and branch profits tax at a combined rate of up to 54.5%, as described below.

Exemption of Shipping Income from United States Federal Income Taxation

Under Section 883 of the Code, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:

I.	we are organized in a foreign country (our ‘‘country of organization’’) that grants an ‘‘equivalent exemption’’ to corporations organized in the United States with respect to each category of shipping income for which exemption is being claimed under Section 883 of the Code; and

II.	either:

A.	more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are ‘‘residents’’ of our country of organization or of another foreign country that grants an ‘‘equivalent exemption’’ to corporations organized in the United States, which we refer to as the ‘‘50% Ownership Test,’’

B.	our stock is ‘‘primarily and regularly traded on an established securities market’’ in our country of organization, in another country that grants an ‘‘equivalent exemption’’ to United States corporations, or in the United States, which we refer to as the ‘‘Publicly Traded Test,’’ or

C.	we are a ‘‘controlled foreign corporation’’ and satisfy certain other requirements, which we refer to as the ‘‘CFC Test.’’

The Marshall Islands, our country of organization, grants an ‘‘equivalent exemption’’ to United States corporations with respect to each category of shipping income we expect to earn. Therefore, we expect that we will be exempt from U.S. federal income taxation with respect to our U.S.-source shipping income if we satisfy the 50% Ownership Test, the Publicly Traded Test or the CFC Test. We do not expect that we will be able to satisfy the 50% Ownership Test or the CFC Test due to the widely-held ownership of our stock. Our ability to satisfy the Publicly Traded Test is discussed below.

The Treasury Regulations under Section 883 of the Code provide, in pertinent part, that stock of a foreign corporation will be considered to be ‘‘primarily traded’’ in a country on one or more established securities markets if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Upon completion of our offering, we anticipate that our stock will be ‘‘primarily traded’’ on the New York Stock Exchange, an established securities market in the United States.

Under the Treasury Regulations, our stock will be considered to be ‘‘regularly traded’’ on an established securities market if more than 50% of our stock (measured by voting power and by value) is listed on such market, which we refer to as the ‘‘listing threshold.’’ Because our common stock will be our sole class of stock and will be listed on the New York Stock Exchange, we will satisfy the listing threshold as long as our stock continues to be so listed.

The Treasury Regulations further require that, in addition to the listing threshold, (i) our stock must be traded on such market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year and (ii) the aggregate number of shares of our stock traded on such market during the taxable year must be at least 10% of the average number of shares of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. The Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied if, as we expect will be the case, our common stock is regularly quoted by dealers making a market in our stock. Although we anticipate that our stock will be considered to be ‘‘regularly traded’’ on an established securities market, it is uncertain whether there will be sufficient trading frequency and volume with respect to our shares in the future, or whether our shares will, or will continue to, trade on the New York Stock Exchange. Accordingly, , there can be no assurance that these tests will be, or will be deemed to be, satisfied.

Notwithstanding the foregoing, the Treasury Regulations provide, in pertinent part, that our stock will not be considered to be ‘‘regularly traded’’ on an established securities market for any taxable year in which 50% or more of the outstanding shares of our stock is owned, actually or constructively, under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our outstanding stock, which we refer to as the ‘‘5 Percent Override Rule.’’

For purposes of being able to determine the persons who actually or constructively own 5% or more of our stock, or ‘‘5% Shareholders,’’ the Treasury Regulations permit us to rely on current Schedule 13D and Schedule 13G filings with the SEC to identify our 5% Shareholders. The Treasury Regulations further provide that an investment company registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

We do not anticipate that our 5% Shareholders will own 50% or more of our stock. Therefore, we anticipate that we will not be subject to the 5% Override Rule, but there can be no assurance that this will be, or will continue to be, the case.

Additionally, we plan to satisfy the substantiation and reporting requirements described in the Treasury Regulations.

Taxation of Shipping Income in the Absence of the Section 883 Exemption

To the extent the benefits of Section 883 of the Code are unavailable, our U.S.-source shipping income, to the extent not considered to be ‘‘effectively connected’’ with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since, under the sourcing rules described above, no more than 50% of our shipping income is anticipated to be treated as U.S.-source shipping income, the maximum effective rate of U.S. federal income tax on our non-effectively connected shipping income is not expected to exceed 2% under the 4% gross basis tax regime.

To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source shipping income is considered to be ‘‘effectively connected’’ with the conduct of a U.S. trade or business, as described below, any such ‘‘effectively connected’’ U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax, currently imposed at rates of up to 35%. In addition, we would be subject to the 30% ‘‘branch profits’’ taxes on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.

Our U.S.-source shipping income would be considered ‘‘effectively connected’’ with the conduct of a U.S. trade or business only if:

•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of U.S.-source shipping income; and

•	substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States (or, in the case of income from the leasing of a vessel, is attributable to a fixed place of business in the United States).

We do not intend to have any vessel operating to or from the United States on a regularly scheduled basis or maintain an office or other fixed place of business in the United States. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be ‘‘effectively connected’’ with the conduct of a U.S. trade or business.

United States Taxation of Gain on the Sale of Vessels

Upon the sale of a vessel that has produced income that was ‘‘effectively connected’’ with the conduct of a U.S. trade or business, we could be subject to the U.S. federal corporate income tax as well as ‘‘branch profits’’ tax as described above. Otherwise, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel will be considered to occur outside of the United States or to otherwise be structured so that the gain, if any, on the sale is not subject to U.S. taxation.

United States Federal Income Tax Consequences for Holders of Our Shares and Warrants

The following discussion summarizes certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares and warrants by a U.S. holder. For purposes of this discussion, a U.S. holder is a beneficial owner of our shares or warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxed as a corporation) created or organized in or under the laws of the U.S. or any of its political subdivisions;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if (i) in general, a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more ‘‘United States persons’’ (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a ‘‘United States person.’’

Unless otherwise specifically indicated, this discussion does not consider the U.S. federal income tax consequences to a person that is not a U.S. holder (a ‘‘non-U.S. holder’’).

This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each prospective investor’s decision to purchase our shares or warrants. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. holder based on such holder’s individual circumstances. In particular, this discussion considers only U.S. holders that will own shares or warrants as capital assets (generally, assets held for investment) and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to U.S. holders that are subject to special treatment, including:

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts;

•	regulated investment companies;

•	real estate investment trusts;

•	financial institutions or ‘‘financial services entities;’’

•	taxpayers who hold our shares or warrants as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	taxpayers who receive our shares or warrants as compensation for the performance of services;

•	certain former citizens or long-term residents of the United States;

•	holders owning directly, indirectly or by attribution at least 10% of our voting power; and

•	taxpayers whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate taxes, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our shares or warrants, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the tax consequences to it of acquiring, owning or disposing of our shares or warrants.

Prospective investors are advised to consult their tax advisers regarding the specific U.S. federal income tax consequences to them of acquiring, owning or disposing of our shares or warrants.

Allocation of Purchase Price of Units Between the Shares and Warrants

For U.S. federal income tax purposes, a U.S. holder must allocate the purchase price of a unit between the share and warrant that comprise a unit based on the relative fair market value of each. Following the closing, we will advise each investor of our allocation of the purchase price for a unit between the shares and warrant comprising each unit. However, our allocation will not be binding on the United States Internal Revenue Service (‘‘IRS’’) and it is possible that the IRS could disagree with our allocation. Each U.S. holder is advised to consult such holder’s own tax adviser with respect to the risks associated with an allocation of the purchase price between the share and warrant that comprise a unit that is inconsistent with our allocation of the purchase price.

Distributions Paid on Shares

Subject to the discussion of the passive foreign investment company, or PFIC, rules below, a U.S. holder will be required to include in gross income as a dividend the amount of any distribution paid on our shares to the extent the distribution is paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. holder’s basis in our shares and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of the shares. The Company intends to maintain calculations of its earnings and profits under U.S. federal income tax principles.

In the case of a U.S. holder that is a corporation, a dividend from a non-U.S. corporation will generally be taxable at regular corporate rates of up to 35% and generally will not qualify for the dividends-received deduction. A non-corporate U.S. holder generally will be subject to tax at ordinary income tax rates of up to 35% on dividends that it receives that are not treated as ‘‘qualified dividend income.’’ A non-corporate U.S. holder’s qualified dividend income currently is subject to tax at reduced rates not exceeding 15% for taxable years beginning on or before December 31, 2010. For this purpose, qualified dividend income generally includes dividends paid by a non-U.S. corporation if the stock of that corporation with respect to which the dividends are paid is readily tradable on an established securities market in the United States (e.g., the New York Stock Exchange). However, dividends paid by a non-U.S. corporation will not qualify for the reduced rates of tax if such corporation is treated for the taxable year in which the dividend is paid or the preceding taxable year as a PFIC for U.S. federal income tax purposes. See the discussion below under the heading ‘‘Tax Consequences If We Are a Passive Foreign Investment Company’’ regarding our status as a PFIC. A non-corporate U.S. holder is eligible to treat dividends on our shares as qualified dividend income only if the U.S. holder meets certain requirements, including certain holding period requirements and the absence of certain risk reduction transactions with respect to our shares. There can be no assurance that any dividends paid on our shares will be eligible for a reduced rate of tax in the hands of a non-corporate U.S. holder.

Disposition of Shares

Subject to the discussion of the PFIC rules below, upon the sale, exchange or other disposition of our shares, including the exercise of conversion rights, a U.S. holder will realize capital gain or loss in an amount equal to the difference between such U.S. holder’s tax basis in its shares and the amount realized on the disposition. A U.S. holder’s basis in its shares is usually the cost of such shares (that is, an amount equal to the portion of the purchase price of a unit allocated to such shares as described above under the heading ‘‘Allocation of Purchase Price of Units Between the Shares and Warrants’’). A share acquired pursuant to the exercise of a warrant will have a tax basis equal to the U.S. holder’s tax basis in the warrant (that is, an amount equal to the portion of the purchase price of each unit allocated to the warrant as described above under the heading ‘‘Allocation of Purchase Price of Units Between the Shares and Warrants’’) plus the amount paid to exercise the warrant.

Subject to the discussion of the PFIC rules below, capital gain from the sale, exchange or other disposition of shares held for more than one year is long-term capital gain, and is eligible for a reduced rate of taxation for individuals. Long-term capital gains recognized by certain non-corporate holders in taxable years beginning on or before December 31, 2010 may qualify for a reduced rate of taxation of 15% or less. A U.S. holder’s holding period in a share received upon the exercise of a warrant will commence on the day after the warrant is exercised. The deductibility of a capital loss recognized on the sale, exchange or other disposition of shares is subject to limitations.

Warrants

Subject to the discussion of the PFIC rules below, a U.S. holder generally will not recognize gain or loss upon the exercise of a warrant. A U.S. holder will realize capital gain or loss upon the sale, exchange or other disposition of a warrant in an amount equal to the difference between the amount realized and the U.S. holder’s basis in the warrant (that is, an amount equal to the portion of the purchase price of a unit allocated to the warrant as described above under the heading ‘‘Allocation of Purchase Price of Units Between the Shares and Warrants’’). Such capital gain or loss will constitute long-term capital gain or loss if the warrant was held for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders in taxable years beginning on or before December 31, 2010 may qualify for a reduced rate of taxation not exceeding 15%. If the terms of a warrant provide for any adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant, such adjustment may under certain circumstances result in a constructive distribution that could be taxable as a dividend to the holder of the warrant. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. holders of our shares. If a warrant is allowed to lapse unexercised, a U.S. holder would have a capital loss equal to such holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Tax Consequences If We Are a Passive Foreign Investment Company

We will be a passive foreign investment company, or PFIC, if 75% or more of our gross income in a taxable year is passive income, or if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value, are held for the production of, or produce, passive income. In making these determinations, we would include our pro rata share of the gross income and assets of any corporation in which we are considered to own 25% or more of the shares by value. Passive income generally includes dividends, interest, rents, royalties, net gains from the disposition of passive assets and net gains from certain commodities transactions. Net gains from commodities transactions will not be treated as passive income if they (1) are active business gains or losses from the sale of commodities, but only if substantially all of a corporation’s commodities are stock in trade or inventory, depreciable property or real property used in trade or business or supplies used in the ordinary course of a trade or business, (2) arise out of certain commodity hedging transactions entered into in the ordinary course of a trade or business or (3) are attributable to certain foreign currency transactions.

Because we currently have no active business and may not acquire an active business in our first taxable year, we believe that it is likely that we will satisfy the PFIC asset and income tests for our first taxable year. However, the PFIC rules contain an exception to PFIC status for corporations in their ‘‘start-up year.’’ A corporation will not be a PFIC in its start-up year, which is the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC, (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year and (3) the corporation is not in fact a PFIC for either of such taxable years. The applicability of the start-up exception to us is uncertain and it is not clear that we would be able to make the showings required by the IRS to qualify for the start-up year exception. Even if we acquire a target business with an active trade or business, we may still meet one of the PFIC tests depending on the timing of the acquisition and the passive income and assets of the acquired company. If the target business that we acquire is or was a PFIC, then it is likely that we will not qualify for the start-up year exception and will be a PFIC for our first taxable year. We note, however, that PFIC status is determined annually and it cannot be determined until the close of the taxable years in question. Since we will not be able to determine whether we will be classified as a PFIC until an acquisition (if any) is made and the timing of such acquisition is known, we cannot make any representations to U.S. holders regarding our PFIC status at this time. Therefore, no assurances can be made that we will not be a PFIC for either our start-up year or for any subsequent taxable year. The following discussion describes the material U.S. federal income tax consequences to U.S. holders if we are classified as a PFIC.

If we were to be classified as a PFIC for U.S. federal income tax purposes, a U.S. holder could be subject to increased tax liability upon the sale or other disposition of our shares or warrants (including gifts and pledges as security for a loan) or upon the receipt of distributions treated as ‘‘excess distributions.’’ In general, an excess distribution is the amount of distributions received during a taxable year that exceed 125% of the average amount of distributions received by a U.S. holder in respect of our shares during the preceding three taxable years, or if shorter, during the U.S. holder’s holding period prior to the taxable year of the distribution. Under these rules, the excess distribution and any gain on the disposition of the shares or warrants would be allocated ratably over the U.S. holder’s holding period for the shares or warrants, as applicable. The amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income. The amount allocated to each of the other taxable years would be subject to tax at the highest marginal rate in effect for the applicable class of taxpayer for that taxable year, and an interest charge for the deemed tax deferral benefit would be imposed on the resulting tax liability as if such tax liability had been due with respect to such taxable years. The tax liability with respect to the amounts allocated to taxable years prior to the year of disposition or distribution cannot be offset by net operating losses. In addition, holders of stock in a PFIC may not receive a ‘‘step-up’’ in basis on shares acquired from a decedent.

We will generally be treated as a PFIC with respect to any U.S. holder if we are a PFIC for any taxable year during the U.S. holder’s holding period for our shares or warrants. However, if we cease to satisfy the requirements for PFIC classification in any taxable year, a U.S. holder may avoid the consequences of our PFIC classification for subsequent taxable years by making an election to recognize gain based on the U.S. holder’s unrealized appreciation in our shares through the close of the last taxable year in which we are a PFIC. The gain recognized would be subject to the excess distribution rules described above. As a result of the election, a U.S. holder would obtain a new basis and holding period in our shares. The tax law is unclear as to whether this election is available with respect to the warrants.

The PFIC rules described above will not apply to a U.S. holder if the U.S. holder makes an election to treat us as a qualified electing fund, or QEF, with respect to its shares in the first taxable year the U.S. holder owns our shares. A U.S. holder may make a QEF election only if we furnish the U.S. holder with certain tax information. Upon written request by a U.S. holder, we intend to make available the PFIC annual statement currently required by the IRS, which provides information necessary for a U.S. holder to comply with the reporting requirements applicable to the QEF election.

A U.S holder may not make a QEF election with respect to the warrants. Even if a U.S. holder that exercises warrants properly makes (or has in effect) a QEF election with respect to the shares acquired upon such exercise, the adverse tax consequences relating to those shares will continue to apply with respect to the pre-QEF election period, unless the holder makes a ‘‘purging election.’’ The purging election creates a deemed sale of the shares acquired upon exercising the warrants. The gain recognized as result of the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new basis and holding period in the shares acquired on the exercise of the warrants for purposes of the PFIC rules. The application of the PFIC and QEF rules, including the consequences of making certain elections, to warrants and shares acquired upon exercise of warrants is subject to significant uncertainties. Accordingly, each U.S. holder should consult such holder’s tax adviser concerning the consequences of holding warrants or shares acquired through the exercise of such warrants if we were to be a PFIC.

A U.S. holder that has in effect a QEF election is required for each taxable year in which we are PFIC to include in its income a pro rata share of our ordinary earnings as ordinary income and a pro rata share of our net capital gain as long-term capital gain, unless a separate election to defer payment of taxes and pay an interest charge with respect to such deferred taxes is made by the U.S. holder. Any income inclusion will be required whether or not such U.S. holder owns our shares for an entire taxable year or at the end of our taxable year; however, such income inclusion generally is required only with respect to the portion of the taxable year in which our shares are held by the U.S. holder. The amount so includable will be determined without regard to our prior year losses or the amount of cash distributions, if any, received from us. A U.S. holder’s basis in our shares will increase by any amount included in income and decrease by any amount that is distributed to the extent that such amount was previously included in income under the QEF rules. So long as a U.S. holder’s QEF election is in effect with respect to its entire holding period for our shares, any gain or loss realized by such holder on the disposition of our shares held as a capital asset generally should be capital gain or loss.

The QEF election is made on a shareholder-by-shareholder basis, applies to all shares held or subsequently acquired by an electing U.S. holder and can be revoked only with the consent of the IRS. A U.S. holder makes a QEF election by attaching a completed IRS Form 8621, including the PFIC annual information statement, to a timely filed U.S. federal income tax return or, if no federal income tax return is required to be filed, by filing such form with the IRS. Even if a QEF election is not made, a U.S. holder in a PFIC must generally file a completed IRS Form 8621 in each year during which the U.S. holder recognizes gain on a direct or indirect disposition of PFIC shares or receives certain direct or indirect distributions from a PFIC

As an alternative to making the QEF election, a U.S. holder of PFIC stock which is publicly traded (as discussed below) may in certain circumstances avoid certain of the tax consequences generally applicable to holders of stock in a PFIC by electing to mark the stock to market. As a result of such an election, in any taxable year that we are a PFIC, a U.S. holder would generally be required to report gain or loss to the extent of the difference between the fair market value of our shares at the end of the taxable year and such U.S. holder’s adjusted tax basis in our shares at that time. Any gain under this computation, and any gain on an actual disposition of our shares, would be treated as ordinary income. Any loss under this computation, and any loss on an actual disposition of our shares, generally would be treated as ordinary loss to the extent of the cumulative net mark-to-market gain previously included. Any remaining loss from marking our shares to market would not be allowed, and any remaining loss from an actual disposition of our shares generally would be capital loss. The U.S. holder’s tax basis in our shares would be adjusted annually for any gain or loss recognized as a result of the mark-to-market election. If a mark-to market election is not made as of the beginning of a U.S. holder’s holding period for our shares, special rules may apply. In addition, under current law, a mark-to-market election cannot be made with respect to our warrants.

This mark-to-market election is available so long as our shares constitute ‘‘marketable stock,’’ which includes stock of a PFIC that is ‘‘regularly traded’’ on a ‘‘qualified exchange or other market’’ (e.g., the New York Stock Exchange). A class of stock that is traded on one or more qualified exchanges or other markets is ‘‘regularly traded’’ on an exchange or market for any calendar year during which that class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, subject to special rules relating to an initial public offering. It is uncertain whether there will be sufficient trading volume with respect to our shares or whether our shares will, or will continue to, trade on the New York Stock Exchange. Accordingly, there are no assurances that our shares will be ‘‘marketable stock’’ for these purposes. As with a QEF election, a mark-to-market election is made on a shareholder-by-shareholder basis, applies to all our shares held or subsequently acquired by an electing U.S. holder and can only be revoked with the consent of the IRS (except to the extent our shares no longer constitute ‘‘marketable stock’’).

If we are a PFIC, any non-U.S. entity that is classified as a corporation for U.S. federal income tax purposes in which we acquire (directly or indirectly) an interest may also be treated as a PFIC. U.S. holders of our shares may be able to make separate QEF elections for such an entity. We intend to cause any such entity to provide information that is necessary for a U.S. holder that owns our shares to make a QEF election with respect to such entity. However, we may not be able to cause such entity to provide such information, in which case a QEF election with respect to such entity generally will not be available. If a QEF election is not made with respect to such an entity, the general PFIC rules described above will apply to direct and indirect dispositions of (including a U.S. holder’s disposition of our shares), and excess distributions by, such entity. In addition, it is not entirely clear whether a mark-to-market election made with respect to us would be applicable to subsidiaries or other entities in which we acquire (directly or indirectly) an interest and that are PFICs.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. As a result, U.S. holders of our shares and/or warrants are strongly encouraged to consult their tax advisers about the PFIC rules in connection with their acquisition, ownership or disposition of our shares or warrants.

Non-U.S. holders

Except as described in ‘‘Information Reporting and Back-up Withholding’’ below, a non-U.S. holder of our shares or warrants will not be subject to U.S. federal withholding taxes on the payment of dividends with respect to our shares and the proceeds from the disposition of our shares or warrants, and will not be subject to U.S. federal income taxes on such items unless:

•	such item is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States and, in the case of a resident of a country which has a treaty with the United States, such item is attributable to a permanent establishment or, in the case of an individual, a fixed place of business, in the United States; or

•	with respect to the disposition of our shares or warrants, the non-U.S. holder is an individual who holds the shares or warrants as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

A non-U.S. holder’s effectively connected income generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if a corporate non-U.S. holder recognizes effectively connected income, such non-U.S. holder may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if such non-U.S. holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Information Reporting and Backup Withholding

U.S. holders generally are subject to information reporting requirements with respect to dividends paid on our shares and on the proceeds from the sale, exchange or disposition of our shares or warrants. In addition, a U.S. holder is subject to backup withholding (currently at 28%) on dividends paid on our shares, and on the sale, exchange or other disposition of our shares or warrants, unless such U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9, or otherwise establishes an exemption.

A non-U.S. holder generally is not subject to information reporting or backup withholding with respect to dividends paid on our shares, or the proceeds from the sale, exchange or other disposition of our shares or warrants, provided that a non-U.S. holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

Backup withholding is not an additional tax and the amount of any backup withholding will be allowed as a credit against a U.S. or non-U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.

If a United States person (as defined in the Code) acquires our units in the offering and either (i) immediately after such acquisition such person holds (directly or under applicable attribution rules) 10% or more of the total voting power or value of our stock, or (ii) the purchase price for such acquisition, together with transfers of cash to us by such United States person or certain related persons during the 12-month period ending on the date of such acquisition, exceeds $100,000, then such United States person is generally required to report such acquisition to the IRS and may be subject to significant penalties if there is a failure to comply with such reporting requirements.

UNDERWRITING

J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. are acting as joint bookrunning managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
S. Goldman Advisors, LLC
Total	22,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $         per unit. The representatives have advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units of common stock offered by them. If all of the units are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 3,300,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. The ‘‘restricted period’’ under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the underwriters were to exercise the over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in their investment account. However, the underwriters have agreed that they may only exercise their over-allotment option to cover their actual short positions, if any.

Navios Holdings has agreed, subject to certain exceptions, not to transfer, assign or sell any of the sponsor warrants (including the common stock issuable upon exercise of such warrants) until after the date on which we consummate our initial business combination. Our initial shareholders have also agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the sponsor units or the shares or warrants included in such units (including the common stock issuable upon exercise of such warrants) for a period of 180 days from the date we consummate our initial business combination.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We intend to apply to have our units, warrants and common stock included for quotation on the New York Stock Exchange under the symbols ‘‘NNA.U,’’ ‘‘NNA WS’’ and ‘‘NNA,’’ respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

Paid by Navios Maritime Acquisition Corporation

	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$7,700,000	$8,855,000

The amounts paid by us in the table above include $7,700,000 in deferred underwriting discounts and commissions (or $8,855,000 if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in the trust account until the consummation of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be promptly paid to the underwriters out of the balance held in the trust account. If we do not consummate an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any income earned thereon, then in the trust account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis, together with any income earned thereon and net of taxes payable on such income, to the public stockholders.

In connection with this offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in this offering, which creates a syndicate short position. ‘‘Covered’’ short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make ‘‘naked’’ short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of bids for or purchases of units in the open market while this offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters repurchase units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. Stabilizing transactions, if commenced, must be brought to an end after a limited period.

We estimate that the portion of the total expenses of this offering payable by us will be $900,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters and one or more of the underwriters may distribute prospectuses electronically. The representatives of the underwriters may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a ‘‘relevant member state’’), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the ‘‘relevant implementation date’’), an offer of our units described in this prospectus may not be made to the public in that relevant member state, except that an offer to the public in that relevant member state of any units may be made at any time with effect from and including the relevant implementation date under the following exemptions under the Prospectus Directive, if they have been implemented in that relevant member state:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the joint bookrunning managers for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3(2) of the Prospectus Directive,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

In any relevant member state, this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of units in any relevant member state, will be made pursuant to an exemption under the Prospectus Directive, as implemented in that relevant member state, from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make any offer within the EEA of units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer (other than Permitted Public Offers) of units in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For purposes of this provision, the expression an ‘‘offer to the public’’ in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

Notice to prospective investors in the United Kingdom

This prospectus is only being distributed to and is only directed at (i) persons outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as ‘‘relevant persons’’). The units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in France

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the units that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no units have been offered or sold nor will be offered or sold, directly or indirectly, to the public in France; the prospectus or any other offering material relating to the units have not been distributed or caused to be distributed and will not be distributed or caused to be distributed to the public in France; such offers, sales and distributions have been and shall only be made in France to persons licensed to provide the investment service of portfolio management for the account of third parties and qualified investors (investisseurs qualifiés) acting for their own account, as defined in Articles L. 411-2, D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Code monétaire et financier. The direct or indirect distribution to the public in France of any so acquired units may be made only as provided by Articles L 411-1, L 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Code monétaire et financier and applicable regulations thereunder.

Notice to prospective investors in Italy

The offering of units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, or the ‘‘CONSOB’’) and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of this Prospectus or any other documents relating to the units or the Prospectus, be distributed in Italy, other than to qualified investors (investitori qualificati), as defined (i) in Article 2, paragraph (e)(i) to (iii) of the Prospectus Directive (with the exception of (a) management companies (società di gestione del risparmio) authorized to manage individual portfolios on behalf of third parties and (b) fiduciary companies (società fiduciarie) authorized to manage individual portfolios pursuant to Article 60(4) of the Legislative Decree No. 415 of July 23, 1996, as amended) or (ii) pursuant to another exemption from the requirements of Articles 94 et seq. of Legislative Decree No. 58 of February 24, 1998, as amended (the ‘‘Italian Finance Law’’) and CONSOB Regulation No. 11971 of May 14, 1999 (‘‘Regulation No. 11971’’).

Any offer, sale or delivery of the units or distribution of copies of the Prospectus, or any other document relating to the units or the Prospectus, in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•	made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the ‘‘Italian Banking Law’’), the Italian Finance Law, Regulation No. 16190, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of the units by the CONSOB or the Bank of Italy.

This Prospectus and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third-party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its contents.

Article 100-bis of the Italian Finance Act affects the transferability of the units in the Republic of Italy to the extent that any placing of the units is made solely with qualified investors and such units are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placing. Where this occurs, if has not been published a prospectus compliant with the Prospectus Directive, purchasers of units who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the units were purchased, unless an exemption provided for under the Italian Finance Act applies.

In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, warranties and representations set out under the heading ‘‘European Economic Area’’ above shall apply to Italy.

Notice to prospective investors in Luxembourg

The Offered Securities may not be offered to the public in Luxembourg, except that they may be offered in Luxembourg in the following circumstances:

(a)	in the period beginning on the date of publication of a prospectus in relation to those Offered Securities which have been approved by the Commission de surveillance du secteur financier (CSSF) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to the CSSF, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than 43,000,000 and (3) an annual net turnover of more than 50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the foregoing paragraph, the expression an offer of Offered Securities to the public in relation to any Offered Securities in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase the Offered Securities, as defined in the Law of 10 July 2005 on prospectuses for securities and implementing Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 on the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive), or any variation thereof or amendment thereto.

Notice to prospective investors in Spain

This document is neither approved by nor registered in the administrative registries of the Spanish Comisin Nacional del Mercado de Valores (‘‘CNMV’’). The units may not be offered or sold in Spain or targeted to Spanish resident investors save in compliance with the requirements of the Spanish Securities Markets Act, as amended and restated, from time to time, and decrees, regulations and any further subsequent legislation issued thereunder.

Notice to prospective investors in Switzerland

The units may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland. Neither this document nor any other offering or marketing material relating to us or the units constitutes a prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations or the Swiss Federal Act on Collective Investment Schemes (CISA), and neither this document nor any other offering material relating to us or the units may be publicly distributed or otherwise made publicly available in Switzerland. The Units may only be offered, sold or advertised, and the document as well as any other offering or marketing material relating to the units, may only be distributed by way of private placement to qualified investors within the meaning of article 10 para 3 and 4 CISA and article 6 of the Ordinance on Collective Investment Schemes. We have not authorized by or registered with the Swiss Federal Banking Commission under the CISA. Therefore, investors do not benefit from protection under the CISA or supervision by the Swiss Federal Banking Commission.

Buyer’s Representation

Each person in a relevant member state who receives any communication in respect of, or who acquires any units under, the offers contemplated in this prospectus will be deemed to have represented, warranted and agreed to and with each underwriter and us that:

(a)	it is a qualified investor within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive; and

(b)	in the case of any units acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the units acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the co-bookrunning managers has been given to the offer or resale; or (ii) where units have been acquired by it on behalf of persons in any relevant member state other than qualified investors, the offer of those units to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an ‘‘offer’’ in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the same may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us, Navios Holdings, Navios Partners, or their respective subsidiaries. Each of J.P. Morgan Securities Inc. and S. Goldman Advisors LLC has performed investment banking and financial advisory services for Navios Holdings and Navios Partners from time to time, for which it has received customary commissions and fees.

Other Terms

We have no understandings, arrangements, obligations or commitments, preliminary or otherwise, to engage any of the underwriters or any of their affiliates to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York and Fried, Frank, Harris, Shriver & Jacobson, LLP, New York, New York, is acting as counsel for the underwriters in this offering. Reeder & Simpson PC will provide us with opinions relating to matters concerning the law of the Republic of the Marshall Islands in connection with offerings under this prospectus. Fried, Frank, Harris, Shriver & Jacobson, LLP has performed legal services for Navios Holdings and its subsidiaries from time to time.

EXPERTS

The financial statements of Navios Maritime Acquisition Corporation as of March 31, 2008 and for the period March 14, 2008 (date of inception) to March 31, 2008 included in this prospectus and in the registration statement have been audited by Rothstein, Kass & Company, P.C., Roseland, New Jersey, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Rothstein, Kass & Company, P.C. are included in reliance upon their report given upon the authority of Rothstein, Kass & Company, P.C. as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)
FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
March 31, 2008

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of
Navios Maritime Acquisition Corporation

We have audited the accompanying balance sheet of Navios Maritime Acquisition Corporation (a corporation in the development stage) (the ‘‘Company’’) as of March 31, 2008, and the related statements of operations, shareholder’s equity, and cash flows for the period from March 14, 2008 (date of inception) to March 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Navios Maritime Acquisition Corporation (a corporation in the development stage) as of March 31, 2008, and the results of its operations and its cash flows for the period March 14, 2008 (date of inception) to March 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
June 16, 2008

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

BALANCE SHEET

March, 31 2008
ASSETS
Current assets, Cash	$525,012
Other assets, deferred offering costs	73,962
Total assets	$598,974
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Account payable	$100
Amount due to related parties	20,096
Accrued offering costs	60,000
Loan payable, sponsor	500,000
Total current liabilities	580,196
Commitments and Contingencies
Shareholder’s equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized; none issued	—
Common stock, $.0001 par value, authorized 100,000,000 shares; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	24,137
Deficit accumulated during the development stage	(6,222)
Total shareholder’s equity	18,778
Total liabilities and shareholder’s equity	$598,974

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period March 14, 2008 (date of inception) to March 31, 2008

Revenue	$—
Expenses
General and Administrative expenses	(5,484)
Formation costs	(750)
Loss from operations	(6,234)
Interest income	12
Net loss applicable to common shareholder	$(6,222)
Common shares outstanding, basic and diluted	8,625,000
Loss per common share, basic and diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF SHAREHOLDER’S EQUITY
For the period March 14, 2008 (date of inception) to March 31, 2008

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Shareholder’s Equity
	Shares	Amount
Sale of units issued to the sponsor at approximately $0.003 per unit on March 18, 2008	8,625,000	$863	$24,137	$—	$25,000
Net loss for the period				(6,222)	(6,222)
Balances, March 31, 2008	8,625,000	$863	$24,137	$(6,222)	$18,778

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period March 14, 2008 (date of inception) to March 31, 2008

Cash flows from operating activities
Net loss	$(6,222)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in operating liabilities:
Accounts payable	100
Amount due to related parties	6,134
Net cash provided by operating activities	12
Cash flows from financing activities
Proceeds from loan payable, sponsor	500,000
Proceeds from issuance of units to sponsor	25,000
Net cash provided by financing activities	525,000
Net increase in cash	525,012
Cash, beginning of period	—
Cash, end of period	$525,012
Supplemental schedule of non-cash financing activities:
Accrued offering costs	$60,000
Amount due to related party, offering costs	$13,962

The accompanying notes are an integral part of these financial statements.

NAVIOS MARITIME ACQUISITION CORPORATION
(a corporation in the development stage)

Notes to Financial Statements

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Navios Maritime Acquisition Corporation (a corporation in the development stage) (the ‘‘Company’’) was incorporated in the Republic of the Marshall Islands on March 14, 2008. The Company was formed to acquire, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more assets or operating businesses in the marine transportation and logistics industries, with a primary focus on target businesses outside of the drybulk shipping sector. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘‘SFAS’’) No. 7: Accounting and Reporting By Development Stage Enterprises, and is subject to the risks associated with activities of development stage companies.

At March 31, 2008, the Company had not commenced any operations or generated revenue. All activity for the period from March 14, 2008 (date of inception) to March 31, 2008 relates to the Company’s formation, capital raising activities and the proposed public offering described below. Following such offering, the Company will not generate any operating revenues until after consummation of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (‘‘Proposed Offering’’), which is discussed in Note 3, and a proposed private placement (‘‘Private Placement’’), to take place simultaneously with the completion of this offering, which is discussed in Note 5. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with a target business. As used herein, a ‘‘target business’’ shall include one or more assets or operating businesses in the marine transportation and logistics industries and a ‘‘business combination’’ shall mean the acquisition of one or more target businesses.

Proceeds of $218,925,000 (or $250,770,000 if the underwriters’ over-allotment option is fully exercised) from the Proposed Offering, including the Private Placement of 7,600,000 of the Company’s sponsor warrants to purchase common stock ($7,600,000 in the aggregate), will be placed in a trust account (the ‘‘Trust Account’’) maintained by Continental Stock Transfer & Trust Company as trustee. The amount of proceeds from this offering also includes $7,700,000 (or $8,855,000, if the underwriters’ over-allotment option is fully exercised) of deferred underwriting discounts and commissions payable to the underwriter in the Proposed Offering. The Company’s agreement with the trustee requires that the trustee will invest and reinvest the proceeds in the Trust Account only in United States ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Except with respect to interest income that may be released to the Company of (i) up to $3,000,000 to fund working capital requirements and (ii) any additional amounts needed to pay the Company’s income and other tax obligations, the proceeds will not be released from the Trust Account until the earlier of the consummation of a business combination or a liquidation, or for payments with respect to shares of common stock converted in connection with the vote to approve a business combination or an extended period. The proceeds held in the Trust Account may be used as consideration to pay sellers of a target business with which the Company consummates a business combination. Any amounts not paid as consideration to the sellers of the target business (excluding taxes and amounts permitted to be disbursed for expenses as well as the amount held in the Trust Account representing deferred underwriting discounts and commissions), may be used to finance operations of the target business.

The initial business combination must occur with a target business that has a fair market value of at least 80% of the balance in the Trust Account (excluding deferred underwriter discounts and commissions). The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. The Company will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the holders of the shares of common stock being sold as part of the units in this public offering (‘‘Public Shareholders’’) are voted in favor of the business combination, and (ii) conversion rights have been exercised with respect to less than 40% of the shares sold in this offering. Navios Maritime Holdings, Inc., an initial shareholder (‘‘Navios Holdings,’’ or the ‘‘Sponsor’’) and all of the Company’s officers and directors, have agreed to vote any shares of common stock acquired by them in the Proposed Offering or in the aftermarket in accordance with the majority of the shares of common stock voted by the Public Shareholders with respect to any proposed business combination or extended period. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable. However, there is no assurance that the Company will be able to effect a business combination successfully.

Solely voting against the business combination or the extended period will not result in conversion of a shareholder’s shares for a pro rata share of the Trust Account. Such Public Shareholder must have also exercised their conversion rights described below. If Public Shareholders representing 40% or more of the shares sold in the Proposed Offering exercise their conversion rights, the Company will be unable to consummate a business combination (or to extend the time period within which it can consummate a business combination, as applicable) and no shareholders will receive a distribution from the Trust Account.

Public Shareholders voting against (i) a business combination that is subsequently approved, or (ii) an extended period that is subsequently approved will be entitled to convert their stock into a pro rata share of the Trust Account, including any interest earned on their pro rata share, net of interest that may be released to the Company as described above to fund working capital requirements and pay any tax obligations, only if the business combination is approved and consummated, or the extended period is approved, as applicable. If (i) the business combination is not approved or consummated, or (ii) the extended period is not approved, then the Public Shareholders voting against the business combination or the extended period, as applicable, will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the Trust Account. The Company views this requirement as an obligation to its shareholders and will not take any action to amend or waive this provision in its amended and restated certificate of incorporation. Navios Holdings and its permitted transferees will not be able to exercise conversion rights with respect to their shares of common stock, even shares acquired in the Proposed Offering or the aftermarket.

Public Shareholders who convert their common stock into a pro rata share of the Trust Account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $9.95 per share (approximately $9.91 per share if the underwriters’ over-allotment option is fully exercised). Since this amount may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of Public Shareholders to exercise their conversion rights.

If the Company has not consummated a business combination within 24 months (or up to 36 months if a letter of intent, agreement in principle or definitive agreement with respect to a proposed business combination has been executed and not terminated within such 24-month period and the extended period has been approved) from the date of the prospectus, the Company will promptly take all action necessary to distribute only to its Public Shareholders (including its existing shareholders to the extent they have purchased shares in the Proposed Offering or in the aftermarket) the amount in its Trust Account including (i) all accrued interest net of income taxes paid or payable on such interest (less interest income of up to $3,000,000 earned on the Trust Account balance previously released to the Company to fund its working capital requirements), and (ii) all deferred underwriting discounts and commissions plus any of the Company’s remaining net assets. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note 3).

If a business combination is consummated outside the United States, the Company’s operations will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the ‘‘SEC’’).

Development stage company:

The Company complies with the reporting requirements of SFAS No. 7: Accounting and Reporting by Development Stage Enterprises.

Loss per common share:

The Company complies with accounting and disclosure requirements of SFAS No. 128: Earnings Per Share. Net loss per common share, basic and diluted, is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common shares reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the entity. As the Company reported a net loss for the period March 14, 2008 (date of inception) to March 31, 2008, the effect of the 8,625,000 units issued to the Sponsor has not been considered in the diluted net loss per common share since these dilutive securities would increase the loss per common share and become anti-dilutive. As a result, diluted loss per common share is equal to basic loss per common share for the period.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107: Disclosure About Fair Value of Financial Instruments, approximates the carrying amounts represented in the accompanying balance sheet.

Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC’s Staff Accounting Bulletin (‘‘SAB’’) Topic 5A: Expenses of Offering. Deferred offering costs consist principally of legal, accounting and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

As of March 31, 2008, the Company incurred $73,962 of offering costs related to expenses incurred in connection with the Proposed Offering.

Income taxes:

The Company complies with SFAS No. 109: Accounting for Income Taxes (‘‘SFAS No. 109’’), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company also complies with Financial Accounting Standards Board (‘‘FASB’’) Interpretation No. 48 (‘‘FIN 48’’): Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits. Management is currently unaware of any issues that could result in significant payments, accruals, or material deviations from its position.

The Company adopted the provisions of SFAS No. 109 and FIN 48 at inception on March 14, 2008.

The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance because the Company does not believe it is more likely than not that it will be able to realize its deferred tax asset in the future. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

Foreign currency translation:

The Company’s reporting currency is the U.S. dollar. Although the Company maintains a cash account with a foreign bank, its expenditures to date have been and are expected to continue to be denominated in U.S. dollars. Accordingly, the Company has designated its functional currency as the U.S. dollar.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

Fair value measurements:

In September 2006, the FASB issued SFAS No. 157: Fair Value Measurements (‘‘SFAS No.157’’). SFAS No.157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.

The Company adopted the provisions of SFAS No. 157 at inception on March 14, 2008.

Recently issued accounting standards:

SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning January 1, 2008. However, in February 2008, the FASB issued FASB Staff Position No. FSP FAS 157-2: Effective Date of FASB Statement No. 157 (‘‘FSP FAS 157-2’’), which deferred the effective date of certain elements of SFAS No. 157 to fiscal years beginning November 15, 2008. Under FSP FAS 157-2, application of SFAS No. 157 may be deferred until fiscal years beginning after November 15, 2008 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. At this time, the Company is evaluating the impact of SFAS No. 157 but does not believe that the adoption of those parts of SFAS No. 157 not deferred by FSP FAS 157-2 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159: The Fair Value Option for Financial Assets and Financial Liabilities (‘‘SFAS No. 159’’). SFAS No. 159 permits entities to choose to measure many financial instruments at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its financial position and results of operations.

In December 2007, the FASB issued Statement No. 141R: Business Combinations (‘‘SFAS 141R’’). SFAS 141R broadens the guidance of SFAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interest transferred as a result of business combinations; and stipulates that acquisition related costs be expensed rather than included as part of the basis of the acquisition. SFAS 141R expands required disclosures to improve the ability to evaluation the nature and financial effects of business combinations. SFAS 141R is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require the Company to adopt these provisions occurring in fiscal 2009 and thereafter.

In December 2007, the Financial Accounting Standards Board issued SFAS No. 160: Noncontrolling Interests in Consolidated Financial Statements (‘‘SFAS No. 106’’), an amendment of ARB 51, which changes the accounting and reporting for minority interests. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement and, upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and will apply prospectively, except for the presentation and disclosure requirements, which will apply retroactively. The adoption of SFAS No. 160 will not have a significant impact on the Company’s financial position, results of operations or cash flows.

NOTE 3 — PROPOSED OFFERING

The Proposed Offering calls for the Company to offer for public sale up to 22,000,000 units (‘‘Units’’). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (‘‘Warrant’’). The expected public offering price will be $10.00 per Unit. Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing on the later of (a) the consummation of a business combination or (b) one year from the date of the final prospectus for the Proposed Offering and will expire five years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $13.75 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

No warrants will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants. In no circumstance will the Company be required to settle any such warrant exercise for cash. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdiction in which the holders of the warrants reside, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

NOTE 4 — RELATED PARTY TRANSACTIONS

Navios Holdings purchased 8,625,000 units for a purchase price of $25,000 (the ‘‘Sponsor Units’’), of which an aggregate of 290,000 were transferred to the Company’s officers and directors. Subsequently, on June 16, 2008, Navios Holdings agreed to return to the Company an aggregate of 2,300,000 Sponsor Units, which, upon receipt, the Company cancelled. Accordingly, the initial shareholders own 6,325,000 Sponsor Units, of which 825,000 units held by Navios Holdings are subject to forfeiture by the Company to the extent the underwriters’ over-allotment option is not exercised so that initial shareholders will own 20% of the Company’s issued and outstanding shares after the Proposed Offering (assuming Navios Holdings does not purchase units in the Proposed Offering). Each Sponsor Unit consists of one share of common stock and one warrant.

The common stock and warrants comprising the Sponsor Units are identical to the common stock and warrants comprising the units being sold in this offering, except that (i) initial shareholders and their permitted transferees will not be able to exercise conversion rights, as described below, with respect to the common stock underlying the Sponsor Units; (ii) initial shareholders have agreed, and any permitted transferees will agree, to vote the shares of common stock in the same manner as a majority of the shares of common stock voted by the Public Shareholders at the special or annual shareholders meeting called for the purpose of approving (i) a business combination or (ii) the extended period; (iii) initial shareholders have waived, and their permitted transferees will waive, their right to participate in any liquidating distribution with respect to the common stock if the Company fails to consummate a business combination; (iv) the warrants may not be exercised unless and until the last sale price of the Company’s common stock equals or exceeds $13.75 for any 20 days within any 30-trading day period beginning 90 days after the business combination; (v) the warrants will not be redeemable by the Company as long as they are held by initial shareholders or their permitted transferees (other than as part of a mandatory forfeiture of Sponsor Units if and to the extent the underwriters’ over-allotment option is not fully exercised); (vi) the warrants may be exercised by the holders by paying cash or on a cashless basis; and (vii) the Sponsor Units, and the underlying common stock and the warrants (including the common stock issuable upon exercise of the warrants) will not be transferable or salable, except to another entity controlled by Navios Holdings or Angeliki Frangou, or, in the case of individuals, family members and trusts for estate planing purposes, until 180 days after the consummation of the Company’s business combination.

Navios Holdings has agreed to purchase 7,600,000 warrants from the Company at a price of $1.00 per warrant ($7,600,000 in the aggregate) in the Private Placement that will occur simultaneously with the completion of the Proposed Offering (the ‘‘Sponsor Warrants’’). The proceeds from the Private Placement will be added to the proceeds of the Proposed Offering and placed in the Trust Account. If a business combination is not consummated within 24 months (or up to 36 months if the Company’s shareholders approve an extended period) after the date of this prospectus, the $7,600,000 proceeds from the sale of the Sponsor Warrants will be part of the liquidating distribution to the Public Shareholders and the Sponsor Warrants will expire worthless. The Sponsor Warrants are identical to the warrants included in the units sold in this offering except that: (i) the Sponsor Warrants will be subject to certain transfer restrictions until after the consummation of our initial business combination; (ii) the Sponsor Warrants may be exercised on a cashless basis, while the warrants included in the units sold in this offering cannot be exercised on a cashless basis; (iii) the Sponsor Warrants will not be redeemable by the Company so long as they are held by Navios Holdings or its permitted transferees; and (iv) none of the Sponsor Warrants to be purchased by

Navios Holdings will be transferable or salable, except to another entity controlled by Navios Holdings, which will be subject to the same transfer restrictions until after a business combination is consummated. The Company does not believe that the sale of the Sponsor Warrants will result in the recognition of any stock-based compensation expense, as the Company believes that the Sponsor Warrants are being sold at or above fair value. However, the actual fair value of the Sponsor Warrants and any stock-based compensation expense will be determined on the date of the issuance of the Sponsor Warrants.

The Company received a $500,000 loan from Navios Holdings on March 31, 2008. The loan evidenced thereby is non-interest bearing, unsecured, and is due upon the earlier of March 31, 2009 or the completion of the Proposed Offering.

The Company presently occupies office space provided by Navios Holdings. Navios Holdings has agreed that, until the consummation of a business combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services. As of March 31, 2008, the Company accrued $5,484 for administrative services rendered by Navios Holdings. This amount is included under amounts due to related parties in the balance sheet together with offering costs amounting to $13,962 and formation costs amounting to $650 paid by Navios Holdings and will be reimbursed to Navios Holdings.

The Company has also agreed to pay each of the independent directors $50,000 in cash per year for their board service, accruing pro rata from the respective start of their service on the Company’s board of directors and payable only upon the successful consummation of a business combination. As of March 31, 2008, there were no independent directors appointed, and therefore no amount was accrued.

NOTE 5 — PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of $.0001 par value preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. No shares of preferred stock were issued and outstanding as at March 31, 2008.

NOTE 6 — COMMITMENTS

The Company has granted the underwriter a 30-day option to purchase up to 3,300,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The Company is committed to pay an underwriting discount and commission of 3.5% of the public unit offering price to the underwriters at the completion of the Proposed Offering, with an additional 3.5% deferred underwriting discount and commission of the gross offering proceeds payable upon the Company’s consummation of a business combination. If an initial business combination is not consummated, the underwriters have agreed that (i) upon liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any income earned thereon, then in the Trust Account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis, together with any income earned thereon and net of taxes payable on such income, to the Public Shareholders.

$220,000,000

22,000,000 Units

Navios Maritime Acquisition Corporation

Prospectus

JPMorgan	Deutsche Bank Securities	S. Goldman Advisors LLC

                 , 2008

Until                     , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.     Indemnification of Directors and Officers.

Under the Articles of Incorporation, our By-laws and under Section 60 of the Marshall Islands Business Corporations Act (‘‘BCA’’), we may indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a director or officer of the corporation, or are or were serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

A limitation on the foregoing is the statutory proviso (also found in our By-laws) that, in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful.

Further, under Section 60 of the BCA and our By-laws, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

In addition, under Section 60 of the BCA and under our By-laws, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that they are or were a director or officer of the corporation, or are or were serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be made against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. Again, this is provided that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

Our By-laws further provide that any indemnification pursuant to the foregoing (unless ordered by a court) may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because they have met the applicable standard of conduct set forth above. Such determination may be made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to any action, suit or proceeding referred to in the foregoing instances, by independent legal counsel in a written opinion or by the shareholders of the corporation.

Further, and as provided by both our By-laws and Section 60 of the BCA, when a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing instances, or in the defense of a related claim, issue or matter, they will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with such matter.

Likewise, pursuant to our By-laws and Section 60 of the BCA, expenses (our By-laws specifically includes attorneys’ fees in expenses) incurred in defending a civil or criminal action, suit or proceeding by an officer or director may be paid in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that they are not entitled to indemnification. The By-laws further provide that with respect to other employees, such expenses may be paid on the terms and conditions, if any, as the Board may deem appropriate.

Both Section 60 of the BCA and our By-laws further provide that the foregoing indemnification and advancement of expenses are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and/or as to action in another capacity while holding office.

Under both Section 60 of the BCA and our By-laws, we also have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in such capacity, or arising out of their status as such, regardless of whether the corporation would have the power to indemnify them against such liability under the foregoing.

Under Section 60 of the BCA (and as provided in our By-laws), the indemnification and advancement of expenses provided by, or granted under the foregoing continue with regard to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of their heirs, executors and administrators unless otherwise provided when authorized or ratified. Additionally, our By-Laws provide that no director or officer of the corporation will be personally liable to the corporation or any shareholder of the corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that a director or officer’s liability will not be limited for any breach of the director’s or the officer’s duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director or officer derived an improper personal benefit.

In addition to the above, our By-laws provide that references to us includes constituent corporations, and defines ‘‘other enterprises’’ to include employee benefit plans, ‘‘fines’’ to include excise taxes imposed on a person with respect to an employee benefit plan, and further defines the term ‘‘serving at the request of the corporation.’’

Our amended and restated articles of incorporation set out a much abbreviated version of the foregoing.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 7.    Recent Sales of Unregistered Securities.

(a)	Since our inception, we sold the following units, each unit consisting of one share of common stock and one warrant, without registration under the Securities Act:

Name	Number of Units
Navios Maritime Holdings, Inc.	8,625,000

Such units were issued on March 18, 2008, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The units issued to the entity above were sold for $25,000, or approximately $0.003 per share. On June 16, 2008, Navios Holdings returned to us an aggregate of 2,300,000 sponsor units, which we have cancelled.

We expect to issue, simultaneously with the completion of this offering, 7,600,000 sponsor warrants at a price of $1.00 per warrant, each exercisable for one share of common stock at a per share exercise price of $7.00. Such securities will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The securities issued will be sold for $7,600,000, which proceeds will be deposited in the trust account.

No underwriting discounts or commissions were paid with respect to the foregoing sales.

Item 8.     Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Articles of Incorporation
3.2	By-laws
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant
5.1	Form of Opinion of Reeder & Simpson PC, Marshall Islands Counsel to Navios Maritime Acquisition Corporation
5.2	Form of Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Counsel to Navios Maritime Acquisition Corporation
10.1	Form of Letter Agreement among the Registrant, the underwriters and Navios Maritime Holdings, Inc.
10.2	Form of Letter Agreement among the Registrant, the underwriters and Angeliki Frangou
10.3	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and Navios Maritime Holdings, Inc.
10.4	Form of Services Agreement between Registrant and Navios Maritime Holdings, Inc.
10.5	Promissory Note dated March 31, 2008 issued to Navios Maritime Holdings, Inc.
10.6	Form of Registration Rights Agreement among the Registrant and Navios Maritime Holdings, Inc.
10.7	Form of Warrant Purchase Agreement between the Registrant and Navios Maritime Holdings, Inc.
10.8	Form of Investment Management Trust Agreement
10.9	Form of Right of First Refusal Agreement among the Registrant, Navios Maritime Holdings, Inc. and Navios Maritime Partners, L.P.
10.10	Amended and Restated Sponsor Unit Subscription Agreement between the Registrant and Navios Maritime Holdings, Inc. dated June 16, 2008
10.11	Form of Letter Agreement among the Registrant, and Angeliki Frangou or her affiliate

Exhibit No.	Description
10.12	Form of Co-Investment Share Subscription Agreement
10.13	Form of Letter Agreement among the Registrant, the underwriters and Ted C. Petrone
10.14	Form of Letter Agreement among the Registrant, the underwriters and Julian David Brynteson
10.15	Form of Letter Agreement among the Registrant, the underwriters and John Koilalous
10.16	Form of Letter Agreement among the Registrant, the underwriters and Nikolaos Veraros
10.17	Unit Purchase Agreement among Navios Maritime Holdings, Inc., Angeliki Frangou, Ted C. Petrone, Julian David Brynteson, John Koilalous and Nikolaos Veraros, dated June 16, 2008
14	Code of Business Conduct and Ethics
23.1	Consent of Rothstein Kass & Company, P.C.
23.2	Consent of Reeder & Simpson PC (included in Exhibit 5.1)*
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.2)*
24	Power of Attorney (included on the signature page)

*	To be filed by amendment.

Item 9.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the Form F-3.

(5)	That for the purpose of determining any liability under the Securities Act in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Piraeus, Greece on June 17, 2008.

navios maritime acquisition corporation
By:	/s/ Angeliki Frangou
Name: Angeliki Frangou
Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Navios Maritime Acquisition Corporation, hereby severally constitute and appoint Angeliki Frangou our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Position	Date

/s/ Angeliki Frangou	Chairman and Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 17, 2008

Angeliki Frangou

/s/ Ted C. Petrone	President, Director (Authorized Representative in the United States)	June 17, 2008

Ted C. Petrone

/s/ Nikolaos Veraros	Director	June 17, 2008

Nikolaos Veraros

/s/ John Koilalous	Director	June 17, 2008

John Koilalous

/s/ Julian David Brynteson	Director	June 17, 2008

Julian David Brynteson